
                                                                     EXHIBIT 2.1


                                                                  CONFORMED COPY




                            DATE 20TH DECEMBER, 2001





                         UNILEVER U.K. HOLDINGS LIMITED



                                       AND



                       INVERNESS MEDICAL INNOVATIONS, INC.







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                                 SALE AGREEMENT


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                                Slaughter and May
                              35 Basinghall Street
                                 London EC2V 5DB
                                  CFIS/RJYT/ADJ
                                   CD020020072




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                                    CONTENTS
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                                                                            PAGE
1.  INTERPRETATION ..........................................................  1

2.  SALE AND PURCHASE .......................................................  1

3.  CASH CONSIDERATION ......................................................  5

4.  FIXED INTRA-GROUP DEBT AMOUNTS ..........................................  6

5.  WORKING CAPITAL AND VARIABLE INTRA-GROUP DEBT ADJUSTMENTS ...............  6

6.  COMPLETION ACCOUNTS AND VARIABLE INTRA-GROUP DEBT STATEMENT .............  9

7.  COMPLETION .............................................................. 12

8.  THIRD PARTY CONSENTS FOR THE TRANSFER OF THE US BUSINESS ASSETS ......... 13

9.  TRANSFER OF US CONTRACTS AND IP LICENCES ................................ 13

10. ASSUMED LIABILITIES AND RETAINED LIABILITIES ............................ 16

11. INTRA-GROUP TRADING AND SERVICES ........................................ 21

12. INTRA-GROUP GUARANTEES AND OTHER AGREEMENTS ............................. 23

13. EMPLOYEES ............................................................... 24

14. PENSIONS ................................................................ 33

15. RISK AND INSURANCE ...................................................... 33

16. DUTCH SALES STAFF ....................................................... 39

17. INTELLECTUAL PROPERTY ................................................... 41

18. REORGANISATION INDEMNITY ................................................ 42

19. VENDOR'S WARRANTIES AND UNDERTAKINGS AND PURCHASER'S REMEDIES ........... 44

20. PURCHASER'S WARRANTIES .................................................. 51

21. PURCHASER'S UNDERTAKINGS ................................................ 53


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
22. RESTRICTIONS ON THE VENDOR .............................................. 55

23. PROFIT AND LOSS EQUALISATION ............................................ 58

24. BOOKS AND RECORDS ....................................................... 59

25. NO SET OFF .............................................................. 60

26. EFFECT OF COMPLETION .................................................... 60

27. REMEDIES AND WAIVERS .................................................... 61

28. NO ASSIGNMENT ........................................................... 61

29. FURTHER ASSURANCE ....................................................... 62

30. ENTIRE AGREEMENT ........................................................ 63

31. NOTICES ................................................................. 64

32. ANNOUNCEMENTS ........................................................... 65

33. CONFIDENTIALITY ......................................................... 66

34. COSTS AND EXPENSES ...................................................... 68

35. COUNTERPARTS ............................................................ 68

36. INVALIDITY .............................................................. 69

37. CAPACITY OF THE PARTIES AND GROUP COMPANY OBLIGATIONS ................... 69

38. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 ............................ 70

39. GOVERNING LAW ........................................................... 70

40. JURISDICTION ............................................................ 70

41. AGENT FOR SERVICE OF PROCESS ............................................ 70

42. LANGUAGE ................................................................ 71



SCHEDULE 1 (Interpretation) ................................................  72

SCHEDULE 2 (Information about the Vendor) ..................................  94

SCHEDULE 3 (Information about the Companies) ...............................  95

SCHEDULE 4 (Ownership of the Shares) .......................................  97

SCHEDULE 5 (Completion Arrangements) .......................................  98

SCHEDULE 6 (Warranties) .................................................... 103

SCHEDULE 7 (Limitations on Liability) ...................................... 129

SCHEDULE 8 (Pensions) ...................................................... 143

SCHEDULE 9 (Properties) .................................................... 179

SCHEDULE 10 (Completion Accounts and Variable Intra-Group Debt Statement) .. 180

Schedule 11 (Employees) .................................................... 181

Schedule 12 (Allocation of Cash Consideration) ............................. 182

Schedule 13 (Fixed Intra-Group Debt Amounts) ............................... 183

Schedule 14 (Domain Names) ................................................. 184

Schedule 15 (Patent Cases) ................................................. 185

Schedule 16 (Intellectual Property Licences) ............................... 186

                               LIST OF ATTACHMENTS

1. Business Purchase Agreement dated 20th July, 2001 between Unipath Management Limited and Unipath Limited (then named, respectively, Unipath Limited and MW Grieg Limited).

2.   Reorganisation Step Plan.

3.   Accounts of each of the Companies.

4.   Indirect Taxation.

5. Management Accounts and October Management Accounts of the Transferring Business.

6.   Press Announcements (Vendor (x2) and Purchaser).

7.   List of Monoclonal Assets.

8.   Accounting Manual Extracts.

9.   Property Documents referred to in SUB-CLAUSE 19(K).

10.  Agreement for the transfer of the Share in Unipath Diagnostics GmbH.

11. Calculation of the aggregate working capital of the Companies and the US Business as at 30th June, 2001.

12.  Severance Provisions Applicable to US Employees.

13.  US Balance Sheet.

14.  Employee non-contractual benefits.

15.  Certain IP Licences.

16.  Directors and Company Secretaries to resign at Completion.

                          LIST OF AGREED FORM DOCUMENTS

Bedford Property Transfer.

Deed of Undertaking.

Antibody Patent Licence.

Intellectual Property Assignments.

Tax Covenant.

Transitional Services Agreement.

US Transfer Agreement.

US Lease Assignments.

Power of Attorney (as referred to in SUB-PARAGRAPHS 1(A)(xii) and 1(B)(ix) of SCHEDULE 5 (Completion Arrangements)).

                                 SALE AGREEMENT

                            DATED 20th December, 2001

BETWEEN

1. UNILEVER U.K. HOLDINGS LIMITED (registered in England and Wales no. 17049) whose registered office is at Unilever House, Blackfriars, London EC4P 4BQ (the "VENDOR");

AND

2. INVERNESS MEDICAL INNOVATIONS, INC. (incorporated under the laws of the State of Delaware, United States of America) whose principal office is at Suite 200, 51 Sawyer Road, Waltham, Massachusetts 02453, United States of America (the "PURCHASER").

WHEREAS:

(A) The Vendor's Group and the Companies carry on the Transferring Business (as defined in this Agreement). The Vendor is the beneficial owner of, or is able to procure the sale of, the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets (each as defined in this Agreement) on the terms of this Agreement.

(B) The Purchaser has agreed to purchase, or procure the purchase of, the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets for the consideration, including the assumption of liabilities, provided for in this Agreement and on the terms of this Agreement.

IT IS AGREED as follows:

1. INTERPRETATION

(A) Certain words and expressions used in, and principles of interpretation applicable to, this Agreement are defined or, as the case may be, set out in SCHEDULE 1 (Interpretation).

(B) The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

2. SALE AND PURCHASE

SHARE SALE

(A) On the terms set out in this Agreement, the Vendor shall sell, or procure the sale of, and the Purchaser shall purchase, or procure the purchase by the relevant Designated Purchaser of, the full legal and beneficial interest in the Shares as at and with effect from Completion. The Shares shall be sold free from all liens, charges, equities, encumbrances and other rights exercisable by third parties and together with all rights attached or accruing to them at Completion.

(B) Each relevant Designated Purchaser shall be entitled, with effect from Completion, to exercise all rights attaching to or accruing to the Shares to be acquired by it including, without limitation, the right to receive all dividends, distributions or other returns of capital declared, paid or made by each relevant Company in respect of periods commencing on or after Completion.

(C) The Vendor (for itself and on behalf of each other member of the Vendor's Group) waives, and will procure the waiver prior to Completion of, all rights of pre-emption over any of the Shares conferred upon it or any other member of the Vendor's Group in any way.

BEDFORD PROPERTY SALE

(D) On the terms set out in this Agreement (in particular, but without limitation, Part C of SCHEDULE 9 (Properties)), the Vendor shall sell and the Purchaser shall purchase, or procure the purchase by the relevant Designated Purchaser of, the Bedford Property.

US BUSINESS SALE

(E) On the terms set out in this Agreement, the Vendor shall sell, or procure the sale of, and the Purchaser shall purchase, or procure the purchase by the relevant Designated Purchaser of, the full legal and beneficial interest (subject as qualified in PARAGRAPH (vi)) in the US Business Assets listed below as at and with effect from Completion in each case free, with the exception of Permitted Encumbrances, from all liens, charges, equities, encumbrances and other rights exercisable by third parties:

     (i)    the US Goodwill;

     (ii)   the US Properties;

     (iii)  the US Plant and Machinery;

     (iv)   the US Business Stocks;

     (v)    the benefit of the US Contracts and US Claims;

     (vi) all right, title and interest of any member of the Vendor's Group in:

            (a) the US Business Information; and

            (b) all US Business Records to the extent, but only to the extent, that they contain or relate to US Business Information or on which US Business Information is recorded;

     (vii) all rights of the Vendor or any other member of the Vendor's Group to receive payment of Intra-Group Trading and Services Amounts in respect of the US Business;

     (viii) the US Receivables and amounts recoverable in respect of Indirect Taxation in respect of the US Business to the extent that such amounts are taken into account in the calculation of the Working Capital Amount; and

     (ix) all other property, assets and rights of the Vendor or any other member of the Vendor's Group predominantly used in or for the purposes of the US Business at Completion;

     but excluding the following:

     (x)    cash or cash equivalents, in hand or at the bank used in the US
            Business;

     (xi) save as set out in CLAUSE 15 (Risk and Insurance), the benefit of any insurance policy relating to any of the US Business Assets;

     (xii) any rights of any member of the Vendor's Group arising under this Agreement, any Specified Agreement or any other document required to be delivered or entered into at Completion under the terms of
            SCHEDULE 5 (Completion Arrangements);

     (xiii) any rights in relation to Intellectual Property used in the US Business;

     (xiv) without prejudice to the provisions of the Transitional Services Agreement, any rights of the US Business Seller or any other member of the Vendor's Group to be provided with goods, services or facilities in relation to the US Business by other members of the Vendor's Group together with any assets employed by such other members of the Vendor's Group in connection with the provision of such goods, services or facilities in relation to the US Business;

     (xv) except in the case of amounts recoverable in respect of Indirect Taxation in respect of the US Business to the extent that such amounts are taken into account in the calculation of the Working Capital Amount and with the exception of rights to receive payment of Intra-Group Trading and Services Amounts (which rights shall be sold pursuant to PARAGRAPH (vii)), any rights of the US Business Seller or any other member of the Vendor's Group to receive any indebtedness incurred in relation to the US Business and owing to it by other members of the Vendor's Group;

     (xvi) all documents and other information prepared or obtained by members of the Vendor's Group in connection with the sale of the US Business Assets or any other assets to be sold pursuant to this Agreement (including, without limitation, details of offers received from parties other than the Purchaser);

     (xvii) amounts recoverable in respect of Taxation (other than any amounts recoverable in respect of Indirect Taxation in respect of the US Business to the extent that such amounts are taken into account in the calculation of the Working Capital Amount) relating to the US Business arising in respect of:

            (a) any period of account for Taxation purposes ending on or before
                Completion; or

            (b) in the case of a Straddle Period, the portion of that period ending on Completion; or

            (c) any acts, events or occurrences occurring on or before
                Completion, PROVIDED that the Taxation is properly attributable to a period specified in (a) or (b) above; and

     (xviii) any rights, claims and causes of action of any member of the Vendor's Group relating to any of the assets described in PARAGRAPHS (x) to (xvii) above or, to the extent relevant to the US Business, to any Retained Liabilities.

IP ASSETS

(F) On the terms set out in this Agreement, the Vendor shall sell, or procure the sale of, and the Purchaser shall purchase, or procure the purchase by the relevant Designated Purchaser of, the full legal and beneficial interest in the IP Assets as at and with effect from Completion free from all liens, charges, equities, encumbrances and other rights exercisable by third parties (other than (i) in the case of US IP Assets only, encumbrances of the type within PARAGRAPH (i) of the definition of Permitted Encumbrances set out in SCHEDULE 1 (Interpretation), and (ii) in the case of all IP Assets, the BD Licence and the rights of counterparties under the IP Licences disclosed in the Disclosure Letter), provided that nothing in this CLAUSE 2(F) shall be or shall be deemed to be a covenant, warranty, representation or undertaking as to validity or non-infringement of any of the IP Assets.

(G) SUB-CLAUSE 2(F) shall operate as an assignment of such of the Business IPR as is not the subject of a registration or an application for registration with effect from Completion. Any Business IPR which is registered or which is the subject of an application for registration shall be assigned to the Purchaser or relevant Designated Purchaser pursuant to the Intellectual Property Assignments and any subsequent assignments to be entered into following Completion pursuant to CLAUSE 29(B).

MONOCLONAL ASSETS

(H) On the terms set out in this Agreement, the Vendor shall sell, or procure the sale of, and the Purchaser shall purchase, or procure the purchase by the relevant Designated Purchaser of, the full legal and beneficial interest in the Monoclonal Assets as at and with effect from Completion in each case free from all liens, charges, equities, encumbrances and other rights exercisable by third parties.

GENERALLY

(I) In consideration for the sale to it (or the relevant Designated Purchaser) of the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets, the Purchaser shall or shall procure that the relevant Designated Purchaser shall:

     (i) pay to the Vendor (on behalf of itself, the Share Sellers, the US Business Seller, the IP Assets Sellers and the Monoclonal Assets Seller) the Cash Consideration in accordance with the provisions of this Agreement; and

     (ii) discharge and indemnify each member of the Vendor's Group in respect of the Assumed Liabilities in accordance with CLAUSE 10 (Assumed Liabilities and Retained Liabilities).

(J) Any Transferring Business Plant and Machinery at a Property which is leasehold is sold subject to the rights of the relevant landlord arising under the law relating to tenant's fixtures and under the relevant lease.

(K) For the avoidance of doubt, Part I of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purpose of this CLAUSE 2.

3. CASH CONSIDERATION

(A) The Cash Consideration payable at Completion for the sale of the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets shall be (pound)49,310,000, which amount shall be payable at Completion as to (pound)37,565,613.13 in pounds sterling (the "STERLING AMOUNT") and US$17,000,000 in US dollars (the "DOLLAR AMOUNT").

(B) The Cash Consideration and the assumption by the Purchaser and the relevant Designated Purchasers of the Assumed Liabilities pursuant to CLAUSE 10 (Assumed Liabilities and Retained Liabilities) shall each be exclusive of any amount in respect of VAT. If the Cash Consideration or the assumption of the Assumed Liabilities is or is deemed to be the consideration for a taxable supply for VAT purposes, the Purchaser shall, in addition to the Cash Consideration and assumption of the Assumed Liabilities, pay (on receipt of a VAT invoice and on behalf of itself and each relevant Designated Purchaser) an amount equal to any VAT which may from time to time be chargeable in respect of such supply.

(C) The Cash Consideration shall be allocated between the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets and between the categories of Shares, US Business Assets and Monoclonal Assets and between the IP Assets Sellers on the basis set out in SCHEDULE 12 (Allocation of Cash Consideration) and such allocation shall be adopted by the Vendor and the Purchaser, each relevant member of the Vendor's Group and each Designated Purchaser for all purposes (including Tax). For US federal income Tax purposes such allocation shall be in accordance with section 1060 of the Code, and no party shall take any position, in a Tax return or otherwise, inconsistent with such allocation. For the avoidance of doubt, it is understood and agreed that the inclusion of valuations of the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets in SCHEDULE 12 (Allocation of Cash Consideration) is not intended to be, and shall not be interpreted as, any Assurance by any party as to the assets being transferred or as to the value thereof. The Assumed Liabilities which are attributable to the US Business shall be allocated to the US Business Assets.

(D) The Cash Consideration may be adjusted in accordance with the terms of this Agreement and/or under the Tax Covenant.

4. FIXED INTRA-GROUP DEBT AMOUNTS

(A) The Purchaser undertakes that it will, on Completion, procure that each relevant Company pays to the relevant member or members of the Vendor's Group (as specified in SCHEDULE 13 (Fixed Intra-Group Debt Amounts)) the Fixed Intra-Group Debt Amount(s) owing by that Company to such member or members of the Vendor's Group. Each payment required by this SUB-CLAUSE (A) shall be made:

     (i) in the currency specified in SCHEDULE 13 (Fixed Intra-Group Debt Amounts) in respect of the relevant Fixed Intra-Group Debt Amount; and

     (ii) by telegraphic transfer to the bank account specified by the relevant member of the Vendor's Group.

(B) The Vendor (on behalf of itself and each relevant member of the Vendor's Group) undertakes to the Purchaser (on behalf of each of the Companies) that payment of the Fixed Intra-Group Debt Amounts pursuant to SUB-CLAUSE 4(A) shall satisfy and extinguish the liability of the Companies in respect of the Fixed Intra-Group Debt Amounts. The Vendor shall procure that each relevant member of the Vendor's Group delivers to the Purchaser a duly executed receipt in respect of such payment at Completion.

5. WORKING CAPITAL AND VARIABLE INTRA-GROUP DEBT ADJUSTMENTS

(A) Subject to SUB-CLAUSES (B)AND (C), the Cash Consideration referred to in SUB-CLAUSE 3(A) shall be:

     (i) increased by (pound)1 for every (pound)1 by which the Working Capital Amount exceeds the Working Capital Benchmark or, as the case may be, reduced by (pound)1 for every (pound)1 by which the Working Capital Amount is less than the Working Capital Benchmark; and

     (ii) reduced by a sum equal to the Variable Intra-Group Debt if the Variable Intra-Group Debt reflects a net liability of the Companies or, as the case may be, increased by a sum equal to the Variable Intra-Group Debt if the Variable Intra-Group Debt reflects a net asset of the Companies.

     The Cash Consideration referred to in SUB-CLAUSE 3(A) as so adjusted shall constitute the "ADJUSTED CASH CONSIDERATION". Any adjustments to the Cash Consideration required by this SUB-CLAUSE (A) shall be allocated to the greatest extent possible to the particular Shares to which the adjustments relate.

(B) SUB-CLAUSE (A)(i) shall not operate to increase the Cash Consideration unless the Working Capital Amount exceeds the Working Capital Benchmark by an amount in excess of (pound)250,000 and shall not operate to reduce the Cash Consideration unless the Working Capital Amount is less than the Working Capital Benchmark by an amount in excess of (pound)250,000. For the avoidance of doubt, in either such case the Cash Consideration shall be increased or reduced (as appropriate) by the full amount of the difference between the Working Capital Amount and the Working Capital Benchmark and not merely by the excess of such difference over (pound)250,000.

(C) The Vendor shall procure that any net liability of the Companies in respect of Variable Intra-Group Debt does not exceed the amount of the Cash Consideration attributable to the Shares (following any adjustment required pursuant to SUB-CLAUSE (A)(i) but before any adjustment is made pursuant to SUB-CLAUSE (A)(ii)) and the Vendor shall procure that the indebtedness represented by any such excess shall be capitalised by the issue of fully paid shares in the relevant Company as soon as reasonably practicable and forthwith thereafter the relevant member or members of the Vendor's Group shall sell, and the Purchaser shall purchase, or procure the purchase by the relevant Designated Purchaser of, the full legal and beneficial interest in the shares in the relevant Company arising from such capitalisation for a consideration of(pound)1. Such shaRES shall be sold free from all liens, charges, equities, encumbrances and other rights exercisable by third parties and together with all rights attaching or accruing to them as at the date of such transfer.

(D) As soon as reasonably practicable after and, in any event, within 10 Business Days of the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark being agreed by the Vendor and the Purchaser or (as the case may be) finalised pursuant to CLAUSE 6 (Completion Accounts and Variable Intra-Group Debt Statement):

     (i)    if the Adjusted Cash Consideration:

            (a) is less than the Cash Consideration referred to in SUB-CLAUSE
                3(A), an amount equal to the shortfall shall be repaid to the Purchaser (on behalf of the relevant Designated Purchaser) by the Vendor (on behalf of the relevant members of the Vendor's Group) by telegraphic transfer to an account notified to the Vendor by the Purchaser; or

            (b) is greater than the Cash Consideration referred to in SUB-CLAUSE
                3(A), an amount equal to the excess shall be paid to the Vendor (on behalf of the relevant members of the Vendor's Group) by the Purchaser (on behalf of the relevant Designated Purchaser) by telegraphic transfer to an account notified to the Purchaser by the Vendor; and

     (ii)   if the Variable Intra-Group Debt:

            (a) reflects a net asset of the Companies, the Vendor shall procure that an amount equal to the Variable Intra-Group Debt shall be paid to the Purchaser by telegraphic transfer to an account notified to the Vendor by the Purchaser; or

            (b) reflects a net liability of the Companies, the Purchaser shall procure that an amount equal to the Variable Intra-Group Debt shall be paid to the Vendor by telegraphic transfer to an account notified to the Purchaser by the Vendor.

     Any amount which a party is required to procure payment of under SUB-CLAUSE
     (D)(ii) shall be set off against any amount owed to such party under SUB-CLAUSE (D)(i) so that only a single payment is made by one party to the other party in respect of all amounts due under SUB-CLAUSES (D)(i) and
     (D)(ii). As from the Completion Date, no payments (whether of interest or principal) shall be made by any member of the Vendor's Group or the Purchaser's Group in respect of Variable Intra-Group Debt other than in accordance with this SUB-CLAUSE (D) and SUB-CLAUSE (E).

(E) Any amount paid pursuant to SUB-CLAUSE (D) shall be paid together with a supplementary amount computed as if it were interest calculated at (i) the Agreed Rate in respect of the period from the Completion Date to the earlier of (a) the date of actual payment and (b) the date (the "SETTLEMENT DATE") falling 10 Business Days after the day upon which the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark are agreed by the Vendor and the Purchaser or, as the case may be, determined by the Independent Accountants pursuant to CLAUSE 6 (Completion Accounts and Variable Intra-Group Debt Statement) and (ii) (if the date of actual payment falls after the Settlement Date) at the Default Rate in respect of the period from the Settlement Date to the date of actual payment. Any supplementary amount payable pursuant to this SUB-CLAUSE (E) shall be treated as a further adjustment to the Cash Consideration.

(F) The Vendor (on behalf of each relevant member of the Vendor's Group) and the Purchaser (on behalf of each relevant Company) undertake to each other that payment of the amounts due under SUB-CLAUSE (D)(ii) (including by way of set off) shall satisfy and extinguish all those liabilities of the Companies and of the Vendor's Group in respect of the Variable Intra-Group Debt. The party receiving payment of such amounts shall receive them on behalf of the relevant Companies (in the case of receipt by the Purchaser) or, as the case may be, on behalf of the relevant member(s) of the Vendor's Group (in the case of receipt by the Vendor). The effect of SUB-CLAUSE
     (D)(ii) and this SUB-CLAUSE (F) shall be that as from the date of payment under SUB-CLAUSE (D)(ii):

     (i) each member of the Vendor's Group which owed to a Company an amount included within Variable Intra-Group Debt shall owe that amount instead to the Vendor (which will have paid that amount on behalf of that member of the Vendor's Group to the Purchaser on behalf of that Company) and, correspondingly, the Purchaser shall owe that amount to the Company on whose behalf the Purchaser received it; and

     (ii) each Company which owed to a member of the Vendor's Group an amount included within Variable Intra-Group Debt shall owe that amount instead to the Purchaser (which will have paid that amount on behalf of that Company to the Vendor on behalf of that member of the Vendor's Group) and, correspondingly, the Vendor shall owe that amount to the member of the Vendor's Group on whose behalf the Vendor received it.

6. COMPLETION ACCOUNTS AND VARIABLE INTRA-GROUP DEBT STATEMENT

(A) The Purchaser shall procure the preparation of the Completion Accounts and the Variable Intra-Group Debt Statement in compliance with the provisions of SCHEDULE 10 (Completion Accounts and Variable Intra-Group Debt Statement). The Purchaser shall, subject to compliance by the Vendor with its obligations under SUB-CLAUSE (F), procure that:

     (i)    the Completion Accounts and the Variable Intra-Group Debt Statement;
            and

     (ii) a statement of any adjustments which the Purchaser considers should be made to the Working Capital Benchmark (the "BENCHMARK STATEMENT")

     are delivered to the Vendor within 40 Business Days of Completion. The only grounds upon which the Purchaser shall be entitled to propose adjustments to the Working Capital Benchmark are mathematical errors in the computation of the Working Capital Benchmark (apparent from PART B of SCHEDULE 10 (Completion Accounts and Variable Intra-Group Debt Statement) or from ATTACHMENT 11) or inconsistency between the basis of preparation of the Working Capital Benchmark and the basis of preparation of the Completion Accounts as provided for in PART A of SCHEDULE 10 (Completion Accounts and Variable Intra-Group Debt Statement), for this purpose substituting 30th June 2001 for the Completion Date as the date at which the Working Capital Benchmark is prepared. Any Benchmark Statement shall contain an explanation (supported, so far as reasonably practicable, by reasonable evidence) of the adjustments which the Purchaser considers should be made to the Working Capital Benchmark.

(B) The Vendor shall be entitled at any time within the period expiring 30 Business Days after receipt of the Completion Accounts, the Variable Intra-Group Debt Statement and the Benchmark Statement (if any) to dispute the Completion Accounts and/or the Variable Intra-Group Debt Statement and/or the proposed adjustments to the Working Capital Benchmark set out in the Benchmark Statement by notice in writing (a "DISPUTE NOTICE") to the Purchaser setting out, in reasonable detail, the grounds for dispute. The only grounds upon which the Vendor shall be entitled to dispute the Completion Accounts and/or the Variable Intra-Group Debt Statement are mathematical errors in the computation of the Working Capital Amount or Variable Intra-Group Debt or a failure by the Purchaser to prepare the Completion Accounts and/or the Variable Intra-Group Debt Statement in compliance with SCHEDULE 10 (Completion Accounts and Variable Intra-Group Debt Statement). The only grounds on which the Vendor shall be entitled to dispute the proposed adjustments to the Working Capital Benchmark set out in the Benchmark Statement are that such proposed adjustments do not comply with the provisions of SUB-CLAUSE (A). Any Dispute Notice shall be accompanied by a statement (supported, so far as reasonably practicable, by reasonable evidence) of the adjustments which the Vendor considers should be made to (a) the Completion Accounts and/or the Variable Intra-Group Debt Statement, and/or (b) the adjustments to the Working Capital Benchmark set out in the Benchmark. If no Dispute Notice is given by the Vendor before the expiry of the 30 Business Day period referred to above:

     (i) the Completion Accounts and the Variable Intra-Group Debt Statement shall be deemed to have been agreed by the Vendor and the Purchaser; and

     (ii) the Working Capital Benchmark shall be deemed to have been agreed between the Vendor and the Purchaser (on the basis that the proposed adjustments set out in the Benchmark Statement are made)

     and, in each case, shall be final and binding on the Vendor and the Purchaser. The Vendor shall, if it has not served a Dispute Notice, be entitled to notify the Purchaser prior to the expiry of such 30 Business Day period that the Completion Accounts, the Variable Intra-Group Debt Statement and, if applicable, the Working Capital Benchmark are agreed (in the case of the Working Capital Benchmark, on the basis that the proposed adjustments set out in the Benchmark Statement are made) and that the Vendor does not intend to serve a Dispute Notice and following any such notification the Completion Accounts, the Variable Intra-Group Debt Statement and, if applicable, the Working Capital Benchmark shall be deemed to be agreed by the Vendor and the Purchaser and shall be final and binding on the Vendor and the Purchaser.

(C) The Vendor and the Purchaser shall use all reasonable endeavours to resolve any dispute(s) and agree the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark within 30 Business Days of the date of receipt of a Dispute Notice by the Purchaser. If the Vendor and the Purchaser fail to agree the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark by the expiry of the 30 Business Day period referred to above, any matter in dispute may be referred by the Vendor or the Purchaser to the Independent Accountants (acting as experts and not as arbitrators). For these purposes, the "INDEPENDENT ACCOUNTANTS" shall be an independent firm of chartered accountants of international repute appointed by the Vendor and the Purchaser or, in default of agreement as to such appointment within five Business Days of one of them notifying the other of its wish to appoint Independent Accountants, by the President for the time being of the Institute of Chartered Accountants in England and Wales (or in his absence, any appropriate deputy) on the application of either of them.

(D)  (i)    The Independent Accountants shall determine the matters in dispute and, providing it is made in accordance with SUB-CLAUSE (D)(ii), their decision shall be final and binding on the Vendor and the Purchaser in the absence of manifest error (whereupon the relevant matter shall be referred back to the Independent Accountants to be redetermined). The Vendor and the Purchaser shall be bound by the terms of reference and timetable agreed with or, in default of such agreement, imposed by the Independent
            Accountants.

     (ii) The only adjustments which the Independent Accountants may determine should be made to the Completion Accounts and/or the Variable Intra-Group Debt Statement and/or the Working Capital Benchmark are adjustments in relation to items to which the Vendor has proposed adjustments pursuant to SUB-CLAUSE (B) (in the case of the Completion Accounts and the Variable Intra-Group Debt Statement) and adjustments proposed in the Benchmark Statement (in the case of the Working Capital Benchmark) and any such adjustments shall be:

            (a) in the case of the Completion Accounts and/or the Variable
                Intra-Group Debt Statement, within the range delineated by the contents of the Completion Accounts and/or the Variable Intra-Group Debt Statement delivered by the Purchaser to the Vendor pursuant to SUB-CLAUSE (A) and the adjustments proposed by the Vendor pursuant to SUB-CLAUSE (B); and

            (b) in the case of the Working Capital Benchmark, within the range delineated by the Working Capital Benchmark as calculated in accordance with PARAGRAPH 3 of PART B of SCHEDULE 10 (Completion Accounts and Variable Intra-Group Debt Statement) and the adjustments proposed in the Benchmark Statement.

(E) Following settlement of any matter in dispute (whether settled under SUB-CLAUSE (C) or (D) or otherwise by agreement between the Vendor and the Purchaser), the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark as so settled shall constitute the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark for the purposes of this Agreement and shall be final and binding on the Vendor and the Purchaser.

(F) The Vendor shall give the Purchaser and the Purchaser's Accountants, and the Vendor shall procure that the members of the Vendor's Group shall give the Purchaser and the Purchaser's Accountants, such access to those books, records, working papers and employees at the relevant premises of the Vendor's Group (or under the control of the Vendor's Group) which the Purchaser or the Purchaser's Accountants may reasonably require in connection with the preparation and review of the Completion Accounts, the Variable Intra-Group Debt Statement and the Benchmark Statement (if any) or with the review of any Dispute Notice. Such employees as to whom the Purchaser or the Purchaser's Accountants may reasonably require to have access shall be instructed to give promptly all such information and explanations as the Purchaser or the Purchaser's Accountants may reasonably require for these purposes and the Purchaser and the Purchaser's Accountants shall be entitled to take photocopies of relevant documentation.

(G) The Purchaser shall give the Vendor and the Vendor's Accountants, and the Purchaser shall procure that the members of the Purchaser's Group shall give the Vendor and the

     Vendor's Accountants, such access to those books, records, working papers and employees at the relevant premises of the Purchaser's Group (or under the control of the Purchaser's Group) which the Vendor or the Vendor's Accountants may reasonably require to review the Completion Accounts, the Variable Intra-Group Debt Statement and the Benchmark Statement (if any) and to determine whether the Completion Accounts, the Variable Intra-Group Debt Statement and the Benchmark Statement (if any) have been prepared in accordance with SCHEDULE 10 (Completion Accounts and Variable Intra-Group Debt Statement). Such employees as to whom the Vendor or the Vendor's Accountants may reasonably require to have access shall be instructed to give promptly all such information and explanations as the Vendor or the Vendor's Accountants may reasonably require for these purposes and the Vendor and the Vendor's Accountants shall be entitled to take photocopies of relevant documentation.

(H) Without limiting any other provision of this Agreement, until the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark shall have been agreed by the Vendor and the Purchaser or determined by the Independent Accountants, the Vendor and the Purchaser shall each keep or cause to be kept proper and accurate records of all assets, rights and liabilities which are the subject of the Completion Accounts, the Variable Intra-Group Debt Statement and the Working Capital Benchmark and each shall allow the Independent Accountants, and shall procure that the Independent Accountants are allowed, access to books, records, working papers and employees on the basis set out in SUB-CLAUSE (F) or (G) (as appropriate). This SUB-CLAUSE (H) does not impose on the Purchaser any obligation to create or cause to be created any record of the Transferring Business to the extent not in existence at Completion and either owned or under the control of a Company or purchased by the Purchaser or a Designated Purchaser under this Agreement.

(I) Each party shall bear its own costs in relation to the preparation, determination and review of the Completion Accounts, the Variable Intra-Group Debt Statement and (if any) the Benchmark Statement. The Vendor shall be responsible for the charges of the Vendor's Accountants and the Purchaser shall be responsible for the charges of the Purchaser's Accountants. The charges of the Independent Accountants shall be shared equally by the Vendor and the Purchaser unless the Independent Accountants determine otherwise.

7. COMPLETION

(A) Completion of the sale and purchase of the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets shall take place (subject, in the case of the Bedford Property, to the provision of PART C of SCHEDULE 9 (Properties)) immediately following the execution of this Agreement at the offices of Slaughter and May at 4 Coleman Street, London EC2 and at such overseas locations as may be agreed between the Vendor and the Purchaser.

(B) At Completion, each of the Vendor and the Purchaser shall do or procure the carrying out of all those things listed in respect of it in SCHEDULE 5 (Completion Arrangements).

(C) Neither the Vendor nor the Purchaser shall be obliged to complete the sale and purchase of any of the Shares, the Bedford Property, the US Business Assets, the IP Assets or the Monoclonal Assets unless the other (the Vendor or the Purchaser as the case may be) shall have complied with its obligations under SUB-CLAUSE (B) and SCHEDULE 5 (Completion Arrangements) but this SUB-CLAUSE (C) shall not prejudice any other rights or remedies available to either party in respect of any default of the other party.

8. THIRD PARTY CONSENTS FOR THE TRANSFER OF THE US BUSINESS ASSETS

(A) Where any consent or agreement of any third party is required to the transfer of any US Business Asset (other than the benefit of a US Contract) and such consent or agreement has not been obtained at or before Completion, the transfer of the relevant US Business Asset shall not take effect, notwithstanding Completion, until that consent or agreement has been obtained and the Vendor and the relevant Designated Purchaser shall use their respective reasonable endeavours after Completion to obtain it as soon as possible.

(B) No failure to obtain any consent or agreement referred to in SUB-CLAUSE (A) and specifically referenced to the Warranty set out in PARAGRAPH 8(E) of
     SCHEDULE 6 (Warranties) as a required consent or agreement in the Disclosure Letter shall constitute a breach of any of the Warranties. With the exception of the foregoing, the obligations and indemnities set out in this CLAUSE 8, section 4(ii) of the US Transfer Agreement and section 2 of the US Lease Assignments shall not preclude the Purchaser from making any claim and recovery (subject to the provisions of SCHEDULE 7 (Limitation on Liability)) under any of the Warranties in respect of any matter relating to any of the US Business Assets to the extent that such matter comprises a breach, or breaches, of any of the Warranties.

(C) After Completion, and until such time as any consent or agreement referred to in SUB-CLAUSE (A) is obtained, the Vendor shall, or shall procure that the relevant member of the Vendor's Group shall:

     (i) hold the benefit of the relevant US Business Asset referred to in SUB-CLAUSE (A) on trust for the relevant Designated Purchaser; and

     (ii) so far as it lawfully may and subject to (except in respect of any Retained Liabilities) the relevant Designated Purchaser indemnifying it in respect of any liability, cost, damage or expense which it may thereby incur, give all reasonable assistance to the relevant Designated Purchaser to enable it to enforce its rights in respect of the US Business Asset referred to in SUB-CLAUSE (A).

9. TRANSFER OF US CONTRACTS AND IP LICENCES

(A) Subject to SUB-CLAUSES (B) and (C), the relevant Designated Purchaser shall become entitled to the benefits of the relevant members of the Vendor's Group under the US Contracts and the IP Licences with effect from Completion and this Agreement shall constitute:

     (i) an assignment by the Vendor (for itself and on behalf of the relevant members of the Vendor's Group) of the benefit, subject to the burden, of all the IP Licences to the relevant Designated Purchaser with effect from Completion; and

     (ii) an agreement by the Vendor (for itself and on behalf of the relevant members of the Vendor's Group) to assign the benefit, subject to the burden, of all the US Contracts to the relevant Designated Purchaser with effect from Completion. Such assignment of the US Contracts shall, subject to SUB-CLAUSES (B) and (C), be effected (in each case without prejudice to the obligations of the Vendor set out in this SUB-CLAUSE (A)(ii) and the procurement obligation of the Vendor set out in SUB-CLAUSE 2(E)) by the US Transfer Agreement or, in the case of the leases relating to the US Properties, by the US Lease Assignments.

(B) Where any consent or agreement of any third party is required to enable the relevant Designated Purchaser to perform any US Contract or IP Licence after Completion or to enable the Vendor or any member of the Vendor's Group to transfer, or to procure the transfer of, the benefit or burden of any US Contract or IP Licence to the relevant Designated Purchaser, then the following provisions shall apply:

     (i) neither this Agreement nor, to the extent relevant, the US Transfer Agreement or the US Lease Assignments shall constitute an assignment or an attempted assignment of the relevant US Contract or IP Licence if or to the extent that such an assignment or attempted assignment would constitute a breach of such US Contract or IP Licence;

     (ii) after Completion the parties shall use their respective reasonable endeavours including, in the case of the Purchaser and without limitation, procuring (to the extent permitted by any banking covenant to which any member of the Purchaser's Group is subject pursuant to the financing arrangements entered, or to be entered, into by members of the Purchaser's Group at or about the date hereof in order to consummate the transactions contemplated by this Agreement) the provision of a guarantee from a member of the Purchaser's Group, to obtain the consent or agreement of the relevant third party to whatever assignment, transfer, novation or other arrangement is necessary to enable the relevant Designated Purchaser to assume the burden of and perform any such US Contract or IP Licence after Completion and to transfer the benefit of any such US Contract or IP Licence to the relevant Designated Purchaser; and

     (iii) after Completion, until the consent or agreement referred to in SUB-CLAUSE (B)(ii) is obtained, the relevant Designated Purchaser shall, except to the extent that the relevant US Contract or IP Licence prohibits it, perform all the obligations of the Vendor or the relevant member of the Vendor's Group under such US Contract or IP Licence as agent for or sub-contractor to the Vendor or such member of the Vendor's Group and shall indemnify each member of the Vendor's Group in respect of such performance or, to the extent that the relevant US Contract or IP Licence prohibits the relevant Designated Purchaser from so acting as agent or sub-contractor or the relevant Designated Purchaser cannot be permitted to act as agent or sub-contractor because of confidentiality obligations, the Vendor shall or shall procure that a member of the Vendor's Group shall, at the cost of the relevant Designated Purchaser and to the extent that the Vendor or the relevant member of the Vendor's Group is able, put in place such other suitable arrangements in relation to such US Contract or IP Licence as the Purchaser may reasonably request or do all such acts and things as the relevant Designated Purchaser may reasonably require to enable the due performance of the US Contract or IP Licence and to provide for the relevant Designated Purchaser the benefits (subject as aforesaid to the burdens) of the US Contract or IP Licence, and the relevant Designated Purchaser shall indemnify each member of the Vendor's Group in respect of all such arrangements, acts and things.

(C) After Completion, and until such time as the consent or agreement referred to in SUB-CLAUSE (B) is obtained, the Vendor or the relevant member of the Vendor's Group shall be deemed to hold the benefit of the relevant US Contract or IP Licence on trust for the relevant Designated Purchaser and, so far as it lawfully may and subject to the relevant Designated Purchaser indemnifying it in respect of any liability, cost, damage or expense which it may thereby incur, shall give all reasonable assistance to the relevant Designated Purchaser to enable it to exercise the rights of the relevant member of the Vendor's Group so held on trust under the relevant US Contract or IP Licence. The foregoing provisions of this SUB-CLAUSE (C) shall not apply in relation to any IP Licence if and to the extent they are not lawfully permitted in relation to, or not possible without incurring a breach of, any term of that IP Licence and, in such circumstances, the Vendor shall, or shall procure that the relevant member of the Vendor's Group shall, so far as it lawfully may and subject to the relevant Designated Purchaser indemnifying it in respect of any liability, cost, damage or expense which it may thereby incur, give all reasonable assistance to the relevant Designated Purchaser to enable it to exercise the rights of the relevant members of the Vendor's Group under that IP Licence until such time as the consent or agreement referred to in SUB-CLAUSE (B) is obtained.

(D) Subject to the other provisions of this CLAUSE 9 and to CLAUSE 10 (Assumed Liabilities and Retained Liabilities), from the Completion Date the relevant Designated Purchasers shall carry out, perform and complete all the obligations and liabilities to be performed under the US Contracts and the IP Licences.

(E) As soon as reasonably practicable after the obtaining of the relevant third party consent to the transfer of a US Property, the relevant member of the Vendor's Group and the relevant Designated Purchaser shall execute the US Lease Assignment with respect to that US Property.

(F) No failure to obtain any consent or agreement referred to in SUB-CLAUSE (B) and specifically referenced to the Warranty set out in PARAGRAPH 8(E) of
     SCHEDULE 6 (Warranties) as a required consent or agreement in the Disclosure Letter shall constitute a breach of any of the Warranties. With the exception of the foregoing, the obligations and indemnities set out in this CLAUSE 9, in section 4(ii) of the US Transfer Agreement and in section 2 of the US Lease Assignments shall not preclude the Purchaser from making any claim and recovery (subject to the provisions of SCHEDULE 7

     (Limitations on Liability)) under any of the Warranties in respect of any matter relating to any of the US Contracts or the IP Licences to the extent that such matter comprises a breach, or breaches, of any of the Warranties.

(G) The provisions of this CLAUSE 9 shall be without prejudice to the provisions of CLAUSE 10 (Assumed Liabilities and Retained Liabilities).

10. ASSUMED LIABILITIES AND RETAINED LIABILITIES

(A) The Purchaser (on behalf of the relevant Designated Purchasers) hereby agrees with the Vendor that it will (or will procure that the relevant Designated Purchasers will) duly and properly perform, assume, pay and discharge when due and indemnify each member of the Vendor's Group against all Assumed Liabilities. Without limiting the foregoing, such assumption of the Assumed Liabilities shall, insofar as they relate to the US Business or the US Business Assets and subject to the remaining provisions of this CLAUSE 10, be effected by the US Transfer Agreement and the US Lease Assignments. The obligations and indemnities set out in this SUB-CLAUSE
     (A), in section 4(ii) of the US Transfer Agreement and in section 2 of the US Lease Assignments shall not preclude the Purchaser from making any claim and recovery (subject to the provisions of SCHEDULE 7 (Limitations on Liability)) under any of the Warranties in respect of any matter which is the subject of the Assumed Liabilities to the extent that such matter comprises a breach, or breaches, of any of the Warranties.

(B)  In this Agreement "ASSUMED LIABILITIES" means, subject to SUB-CLAUSES (C),
     (D), (E) and (G), all past (except to the extent satisfied at or prior to the signature of this Agreement), present and future liabilities and obligations (including, without limitation, contingent liabilities or obligations) of the Vendor and each member of the Vendor's Group (including, without limitation, for the purposes of sub-paragraph (iii) below, Unipath Diagnostics S.A. (France)) of whatsoever nature in respect of:

     (i)    the IP Licences;

     (ii) (other than the marketing, sale or use of Persona products, which matters are the subject of (iii) below) the US Business, the US Business Assets and the US Contracts, to the extent such liabilities and obligations are or have been incurred in the ordinary course of the US Business (which liabilities and obligations shall include, for the avoidance of doubt and without limitation, the US Assumed Litigation);

     (iii) (subject to the second sentence of CLAUSE 15(F)) any marketing, sales or use of Persona products, except to the extent that such liabilities and obligations are liabilities and obligations of a member of the Vendor's Group domiciled in the United States of America. For the avoidance of doubt, nothing in this Agreement shall impair, or operate as a waiver of, any right of a member of the Vendor's Group (a) to defend any claim in respect of any marketing, sales or use of Persona products on the basis that such liabilities or obligations are liabilities or obligations of any of the Companies, or (b) to recover from any of the Companies in respect of any such liabilities or obligations; PROVIDED that no member of the Vendor's Group domiciled in the United States of America shall recover from any of the Companies any exemplary or punitive damages in respect of any marketing, sales or use of Persona products; and

     (iv) (save for any Indirect Taxation of the Companies) Indirect Taxation to the extent that it is taken into account in calculating the Working Capital Amount.

(C) Notwithstanding SUB-CLAUSES (A) and (B) the Assumed Liabilities shall not include the following (the "RETAINED LIABILITIES"):

     (i) any liability or obligation of the Vendor or any other member of the Vendor's Group for or in respect of Taxation (other than in respect of Indirect Taxation to the extent that it is taken into account in calculating the Working Capital Amount) (a) arising in respect of any period of account for Taxation purposes ending on or before Completion or, in the case of any Straddle Period, in respect of the portion of the Straddle Period ending on Completion, or (b) arising in respect of any acts, event or occurrences occurring on or before Completion, provided that the Taxation is properly attributable to a period specified in (a));

     (ii) any liability or obligation of the Vendor or any other member of the Vendor's Group for or in respect of Intra-Group Trading and Services Amounts to the extent that such amounts are US Business Assets or are owed by the Vendor or any member of the Vendor's Group at Completion to any of the Companies;

     (iii) any liability or obligation of the Vendor or any other member of the Vendor's Group for or in respect of any indebtedness (which, for the purposes of this SUB-CLAUSE (C)(iii)) shall exclude amounts which are Intra-Group Trading and Services Amounts) incurred in relation to the US Business and owing to another member of the Vendor's Group;

     (iv) any exemplary or punitive damages awarded against any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) in respect of marketing, sales or use of Persona products sold prior to Completion. For the avoidance of doubt, nothing in this Agreement shall impair, or operate as a waiver of, any right of a member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) domiciled outside the United States of America (a) to defend any claim in respect of any marketing, sales or use of Persona products on the basis that such liabilities or obligations are liabilities or obligations of any of the Companies, or (b) to recover from any of the Companies in respect of any such liabilities or obligations;

     (v) any liability or obligation of the Vendor or any other member of the Vendor's Group in respect of the US Business, any of the US Business Assets and/or any of the US Contracts to the extent that such liabilities and obligations have been incurred outside the ordinary course of the US Business prior to Completion, other than any other Assumed Liabilities of the type referred to in SUB-CLAUSE 10(B) (i), (iii) or (iv);

     (vi) any liability or obligation of the Vendor or any other member of the Vendor's Group in respect of bodily injury to any former employee of any member of the Vendor's Group in respect of the US Business or any US Employee, in each case arising out of and in the course of his employment with the relevant member of the Vendor's Group before Completion; and

     (vii) any liability or obligation of the Vendor or any of the member of the Vendor's Group in respect of the US Retained Litigation,

     and the Vendor hereby agrees with the Purchaser that it will, or will procure that the appropriate member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) will, duly and properly perform, assume and pay and discharge when due, and the Vendor will indemnify the Purchaser and the other members of the Purchaser's Group (other than, save in relation to SUB-CLAUSE (C)(ii), the Companies) against all Retained Liabilities.

(D) Notwithstanding any of the other provisions of this Agreement, the Assumed Liabilities shall not include any liability or obligation of the Captive Insurer. Accordingly, the provisions of this CLAUSE 10 shall be without prejudice to, and neither the Purchaser nor any other member of the Purchaser's Group shall assume, or indemnify the Captive Insurer or any guarantor of the Captive Insurer in respect of, any liability or obligation of the Captive Insurer in relation to the Assumed Liabilities or the obligations of the Vendor pursuant to SUB-CLAUSE 15(H)(iv).

(E) To the extent that the provisions of this CLAUSE 10 would otherwise relate to the Employees or the Dutch Sales Staff, the Assumed Liabilities shall not extend to or include any liability or obligation of the Vendor or any other member of the Vendor's Group in respect of the Employees or the Dutch Sales Staff (including, without limitation, in relation to pensions). This SUB-CLAUSE (E) is, however, without prejudice to the provisions of CLAUSE 13 (Employees) and SCHEDULE 8 (Pensions) which shall apply in accordance with their terms to the transfer or assumption of any such liability or obligation.

(F) The Purchaser covenants that, at any time and from time to time on or after Completion, it will (or will procure that the relevant Designated Purchaser will) execute and deliver all such further instruments of assumption and acknowledgements or take such other action as the Vendor may reasonably request in order to effect the release and discharge in full of any Assumed Liability and the assumption of the Assumed Liabilities and the substitution of the Purchaser or the relevant Designated Purchaser as the primary obligor in respect of the Assumed Liabilities in each case on a non-recourse basis to any member of the Vendor's Group other than, for the purposes of applicable insurance claims, the Captive Insurer.

(G) The Vendor (on behalf of itself and each other member of the Vendor's Group (including, if applicable and without limitation, Unipath Diagnostics S.A. (France))) shall use reasonable endeavours to mitigate the loss of any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) arising from any of the Assumed Liabilities.

(H)  (i)    As soon as reasonably practicable after the Vendor or any member of the Vendor's Group receives or otherwise becomes actually aware of any assessment, claim, action or demand against it by a third party
            (not being the Purchaser or a member of the Purchaser's Group) or any other matter which is reasonably likely to give rise to any claim by it under the indemnity set out in SUB-CLAUSE (A) (the
            "ASSUMED LIABILITIES INDEMNITY"), the Vendor shall notify the relevant Designated Purchaser in writing of such assessment, claim, action or demand. Such notice shall include such details of the assessment, claim, action or demand of which the Vendor or any member of the Vendor's Group is actually aware (including the quantum of such assessment, claim, action or demand, if known) and which the Vendor, acting reasonably, considers relevant in order for the relevant Designated Purchaser to evaluate the assessment, claim, action or demand and whether such assessment, claim, action or demand prima facie gives rise to a liability of the Purchaser or the relevant Designated Purchaser under the Assumed Liabilities
            Indemnity. Any failure by the Vendor to comply with this SUB-PARAGRAPH (H)(i) shall not, for the avoidance of doubt, of itself prevent the Vendor or any member of the Vendor's Group from making a claim under the Assumed Liabilities Indemnity but neither the Purchaser nor the relevant Designated Purchaser shall be liable to the Vendor or the relevant member of the Vendor's Group in respect of the Assumed Liabilities Indemnity to the extent that the amount of the relevant assessment, claim, action or demand thereunder is increased, or not reduced, as a result of such failure.

     (ii) Save with respect to the Persona Litigation (in respect of which the provisions of SUB-CLAUSE 15(H)(ii) shall apply) and any Indirect Taxation taken into account in calculating the Working Capital Amount, at the request of the relevant Designated Purchaser and subject to:

            (a) the relevant Designated Purchaser first admitting irrevocably and unconditionally (subject to the provisions of SUB-CLAUSES 10(G) and 10(H)(i)) to the Vendor in writing and in a legally binding manner its liability under the Assumed Liabilities Indemnity in relation thereto; and

            (b) the Purchaser first undertaking in a deed to the Vendor that it will indemnify the Vendor and each other member of the Vendor's Group (other than the Captive Insurer) against all liabilities, costs, damages or expenses incurred by any member of the Vendor's Group (other than the Captive Insurer) whether prior to, on or after the date of such deed in respect of such conduct, the Vendor shall allow the relevant Designated Purchaser to take conduct as the relevant Designated Purchaser may deem appropriate in connection with any such third party assessment, claim, action or demand in the name of the

            Vendor or the appropriate member of the Vendor's Group (other than the Captive Insurer) and in that connection (subject to the indemnification as aforesaid) the Vendor:

            (j) shall give, or cause to be given by the relevant members of the
                Vendor's Group (other than the Captive Insurer), to the relevant Designated Purchaser all such assistance as the relevant Designated Purchaser may reasonably require in avoiding, disputing, resisting, settling, defending or appealing any such assessment, claim, action or demand including, without limitation, such access to the books and records of any member of the Vendor's Group, and to the premises and employees and professional advisors of the Vendor's Group, during Working Hours and on reasonable advance notice, as the Purchaser may reasonably require with respect to such third party assessment, claim, action or demand;

            (k) shall, and shall procure that each other member of the Vendor's
                Group shall, pass to the relevant Designated Purchaser copies of all notices or other documents received by the Vendor or any member of the Vendor's Group in relation to the relevant third party assessment, claim, action or demand, in each case as soon as reasonably practicable after receipt by the Vendor or relevant member of the Vendor's Group thereof; and

            (l) shall instruct such legal counsel as the relevant Designated
                Purchaser may nominate to act on behalf of the Vendor or any relevant member of the Vendor's Group (other than the Captive Insurer), as appropriate, but to act in accordance with the relevant Designated Purchaser's instructions, provided that no member of the Vendor's Group shall be required to commence any legal proceedings where either:

            (y) the Vendor or the relevant member of the Vendor's Group has effected a valid legal assignment all of its or their rights in relation to the relevant claim to the relevant Designated Purchaser; or

            (z) where SUB-CLAUSE (H)(ii)(y) does not apply, the Purchaser or relevant Designated Purchaser has not as soon as reasonably practicable notified the relevant party against whom such proceedings are brought that such proceedings are being brought at the instruction of the relevant Designated Purchaser.

     (iii) The Vendor shall not make (and shall procure that no member of the Vendor's Group shall make) any admission of liability, agreement or settlement with any third party in relation to any third party assessment, claim, action or demand in respect of which the relevant Designated Purchaser has admitted its liability and the Purchaser has given an undertaking to indemnify the Vendor and the other members of the Vendor's Group (other than the Captive Insurer), in each case in accordance with SUB-CLAUSE (H)(ii), without the prior written consent of the relevant Designated Purchaser.

     (iv) The relevant Designated Purchaser shall be entitled at any stage and in its absolute discretion to settle any assessment, claim, action or demand in respect of which the relevant Designated Purchaser has admitted its liability and the Purchaser has given an undertaking to indemnify the Vendor and the other members of the Vendor's Group (other than the Captive Insurer), in each case in accordance with SUB-CLAUSE (H)(ii).

     (v) The provisions of SUB-CLAUSES (H) (ii) to (iv) are subject to (i) the provisions of any policy of insurance under which the Vendor and/or any other member of the Vendor's Group (including, if applicable and without limitation, Unipath Diagnostics S.A. (France)) and/or any of the Companies makes a claim with respect to the assessment, claim, action, demand or other matter giving rise to the claim under the Assumed Liabilities Indemnity, and (ii) in such case, the directions of the relevant insurer under such insurance policy; PROVIDED that the Vendor shall, and shall procure that the other members of the Vendor's Group shall, and the Purchaser shall, and shall procure that the other members of the Purchaser's Group shall, comply with the provisions of SUB-CLAUSES (H)(ii) to (iv) to such extent as is permitted under the relevant insurance policy under which such a claim is made or as the relevant insurers thereunder may otherwise consent.

(I) The provisions of SUB-CLAUSE 10(H) shall be without prejudice to the provisions of CLAUSE 15 (Risk and Insurance).

(J) The Purchaser (on behalf of the relevant Designated Purchaser) hereby agrees with the Vendor that it will duly pay and discharge (or procure to be paid and discharged) and indemnify each member of the Vendor's Group against all Taxation in respect of or in relation to the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets (or their use) in respect of (a) any period of account for Taxation purposes beginning after Completion or, in the case of any Straddle Period, in respect of the portion of the Straddle Period beginning after Completion, or (b) arising in respect of any acts, events or occurrences occurring after Completion, PROVIDED that the Taxation is properly attributable to a period specified in (a) above.

11. INTRA-GROUP TRADING AND SERVICES

(A) The Purchaser shall procure that each of the Intra-Group Trading and Services Amounts which is either an Assumed Liability in respect of the US Business or is owed at Completion by any of the Companies to any member of the Vendor's Group (in either case, in respect of the period up to Completion), together with any interest thereon payable in accordance with SUB-CLAUSE (C), is paid to the relevant member of the Vendor's Group to whom it is owed:-

     (i) if the relevant parties have agreed in writing a period (not being longer than 30 days following Completion) during which the amount shall be paid, on or before the end of such period; and

     (ii) if the relevant parties have not made such an agreement, within 30 days following Completion.

(B) The Vendor shall procure that each of the Intra-Group Trading and Services Amounts the right to payment of which is a US Business Asset or which is owed at Completion by any member of the Vendor's Group to any of the Companies (in either case, in respect of the period up to Completion), together with any interest thereon payable in accordance with SUB-CLAUSE
     (C), is paid to the relevant Company or the relevant Designated Purchaser to whom it is owed:-

     (i) if the relevant parties have agreed in writing a period (not being longer than 30 days following Completion) during which the amounts shall be paid, on or before the end of such period; and

     (ii) if the relevant parties have not made such an agreement, within 30 days following Completion.

(C) If a Company, a Designated Purchaser or, as the case may be, a member of the Vendor's Group fails to pay any Intra-Group Trading and Services Amount within the time allowed for payment under SUB-CLAUSE (A) or SUB-CLAUSE (B) (as the case may be) then interest shall be payable thereon by that Company, Designated Purchaser or member of the Vendor's Group (as appropriate) at the Agreed Rate (accrued daily and compounded monthly) from the date on which such amount should have been paid until the actual date of payment thereof. For the avoidance of doubt, any interest payable by a Company, a Designated Purchaser or, as the case may be, a member of the Vendor's Group pursuant to this SUB-CLAUSE (C) shall be in addition to any interest included in any Intra-Group Trading and Services Amount.

(D) All payments referred to in this CLAUSE 11 shall be made in immediately available funds without any set-off, restriction or condition and without any deduction or withholding (save only as required by law) in such manner as is the normal business practice of the relevant payee and in the local currency of the relevant payee.

(E)  For the avoidance of doubt:

     (i) the provisions of this CLAUSE 11 are without prejudice to the provisions of CLAUSE 5 (Working Capital and Variable Intra-Group Debt Adjustments); and

     (ii) without prejudice to the provisions of the Transitional Services Agreement and with the exception of the Dutch Sales Representation Agreement, all agreements and arrangements between any of the Companies and members of the Vendor's Group which are in force immediately prior to Completion and pursuant to which any of the Companies provides or receives services to or from members of the

            Vendor's Group or pursuant to which members of the Vendor's Group license Intellectual Property to any of the Companies shall be terminated with effect from Completion.

12. INTRA-GROUP GUARANTEES AND OTHER AGREEMENTS

(A) Subject to SUB-CLAUSES (B) and (C), the Purchaser covenants that, at any time and from time to time on or after Completion, it will use its reasonable endeavours as the Vendor may reasonably request to effect the release and discharge in full of any Assurance given by any member of the Vendor's Group to any person in respect of any Assumed Liability or any obligation or liability of any of the Companies and shall procure the assumption of, and the substitution of an appropriate member of the Purchaser's Group as the primary obligor in respect of, each such Assurance in each case on a non-recourse basis to the members of the Vendor's Group. Pending such release and discharge, the Purchaser hereby agrees with the Vendor that it will assume and pay and discharge when due, and indemnify each member of the Vendor's Group against, all such Assurances.

(B) The obligations of the Purchaser under SUB-CLAUSE (A) will not apply in relation to Assurances which are not disclosed and specifically referenced to this clause in the Disclosure Letter ("UNDISCLOSED ASSURANCES"). Subject to SUB-CLAUSE (C) the Purchaser acknowledges (on behalf of the Designated Purchasers and the Companies) that this CLAUSE 12 shall be without prejudice to any rights of subrogation which are available to any member of the Vendor's Group in connection with an Undisclosed Assurance.

(C) The provisions of this CLAUSE 12 shall not apply in respect of any Assurance given by the Captive Insurer whether disclosed or not.

(D) Without prejudice to the generality of SUB-CLAUSE (A), the Purchaser and the Vendor will, and the Vendor will procure that Unipath Management Limited will, at Completion, enter into a deed of undertaking in the Agreed Form (the "DEED OF UNDERTAKING") pursuant to which:

     (i) Unipath Management Limited will release the guarantee given by the Vendor of certain of the obligations assumed by Unipath Limited ("UNIPATH'S OBLIGATIONS") under the Business Purchase Agreement dated 20th July, 2001 between Unipath Management Limited and Unipath Limited (then named, respectively, Unipath Limited and MW Grieg Limited) (a copy of which is set out in ATTACHMENT 1); and

     (ii) the Purchaser will be substituted as the guarantor of Unipath's Obligations.

(E) The Vendor covenants that, at any time and from time to time on or after Completion, it will execute and deliver all such instruments of assumption and acknowledgements or take such other action as the Purchaser may reasonably request (as soon as reasonably practicable following such request) in order to effect the release and discharge in full of any Assurance given by a Company to any person in respect of any obligation or liability of any member of the Vendor's Group (other than an Assumed

     Liability), and shall procure the assumption of, and the substitution of an appropriate member of the Vendor's Group as the primary obligor in respect of, each such Assurance on a non-recourse basis to the Purchaser's Group. Pending such release and discharge, the Vendor hereby agrees with the Purchaser (on behalf of itself and as trustee for the Companies) that it will assume and pay and discharge when due, and indemnify each Company against, all such Assurances.

13. EMPLOYEES

ALL EMPLOYEES

(A) At the request of the Vendor, the Purchaser has provided or will provide (as the case may be) the Vendor with all reasonable information which the Purchaser has access to, in order to enable the Vendor to comply with any obligations to inform, consult or notify any person about the matters contemplated by this Agreement in so far as it relates to any Employee to the extent required by local law (including, without limitation, the Transfer Regulations) and within the relevant time limits imposed by local law.

(B) The provisions of this CLAUSE 13 shall apply to a relevant Employee only for so long as he/she continues in the employment of any member of the Purchaser's Group, any Company or any person to whom the whole or any relevant part of the Transferring Business is transferred. Accordingly, the Purchaser shall procure that the acquirer from it or another member of the Purchaser's Group of the whole or any part of the Transferring Business or, directly or indirectly, the whole or any part of the issued share capital of any Company shall honour the obligations of the Purchaser under this CLAUSE 13 (including, for the avoidance of doubt, under this SUB-CLAUSE
     (B)) in respect of all Employees concerned in the relevant acquisition or transfer.

(C) The Purchaser agrees with the Vendor that it will indemnify each member of the Vendor's Group against any claim relating to the terms and conditions of employment or benefits offered to or provided to the Employees in connection with their employment (including, without limitation, claims relating to the terms and conditions of such employment or benefits and termination of such employment or benefits) provided that any such claim arises after Completion and is in respect of the period after Completion and that any such liability has not arisen due to a breach of this Agreement by the Vendor.

(D)  (i)    If the employment of any Employee is terminated within three years of the Completion Date the Purchaser shall procure that there shall, subject to SUB-CLAUSE (F)(ii) and F(iii), be applied in respect of such Employee contractual terms and conditions and those non-contractual terms and benefits listed in ATTACHMENT 14 (the
            "NON-CONTRACTUAL BENEFITS") giving due credit to the Employee for any additional service or earnings from the Completion Date onwards) in such a manner as to be no less favourable than those applicable in respect of the particular Employee at the Completion Date and, in the case of the US Employees, those set out in ATTACHMENT 12. For the avoidance of doubt, nothing in this SUB-CLAUSE (D)(i) shall oblige the Purchaser to maintain any contractual term or Non-Contractual Benefit applicable to an Employee after the date of termination of their employment in the event that the Purchaser terminates the employment of that Employee within 3 years of the Completion Date other than applicable severance payments which may be payable on or after termination of employment.

     (ii) The Purchaser shall procure that, in respect of benefits which are provided on the death or disability of an Employee or his spouse, child or dependant within the period of three years following the Completion Date (other than benefits provided under a Vendor's Group Plan or benefits under the Unilever Superannuation Fund (for the purposes of this CLAUSE 13, a "GROUP PLAN BENEFIT")), equivalent benefits shall be provided on such events which are payable in circumstances and under conditions which are not materially less favourable to the beneficiary concerned as those which would have applied had the death or disability occurred whilst the beneficiary was a beneficiary of the arrangement in question under the provisions of that arrangement in force immediately prior to the Completion Date.

(E) Without prejudice to SUB-CLAUSE (D), the Purchaser shall procure that for a period of three years following the Completion Date Employees who are employed shall be employed, subject to SUB-CLAUSES (F)(ii) AND (iii), on contractual terms and conditions (including, without limitation, any related to length of service but excluding any Group Plan Benefit) and shall be granted Non-Contractual Benefits which are no less favourable taken as a whole in respect of each Employee than those which apply in respect of each Employee at Completion. This undertaking does not constitute a guarantee that the Employees will continue to be employed following Completion. In addition, in respect of Stephen Pepper, Lisa Link and Patricia Nasshorn the Purchaser shall procure that for a period of three years following the Completion Date these Employees shall be considered for a grant of discretionary share options in the same way as any other individual of equivalent seniority employed by the Purchaser or any other member of the Purchaser's Group. Further the Purchaser shall, on 1st July, 2002 or as soon as reasonably practicable thereafter but in any event before 31st December, 2002, procure that the Employees shall be entitled to join the Purchaser's existing US employee stock purchase plan in place as at the date of this Agreement (and any replacement scheme) and that the Employees shall be entitled to participate in such scheme for at least 3 years following the Completion Date.

(F)  (i)    The Purchaser's agreement to the provisions of SUB-CLAUSES (D) and
            (E) is given by the Purchaser on the express understanding that, if the Purchaser is in breach of any such provisions, the Vendor may, at its absolute discretion, and without limitation, seek to procure compliance with such provisions by the Purchaser by applying to the court for damages and/or specific performance.

     (ii) Notwithstanding SUB-CLAUSE (D)(i) and SUB-CLAUSE (E), the Purchaser shall have no obligation in respect of the application of Non-Contractual Benefits in connection with the termination of the employment of any Employee within three years of the Completion Date and shall have no obligation in respect of the Non-Contractual Benefits to which any Employee is entitled in the period of three years following the Completion Date except to the extent that such Non-Contractual Benefits are disclosed as set out in ATTACHMENT 14.

     (iii) For the avoidance of doubt, the Purchaser shall be entitled, so far as is lawful and/or with the consent of the relevant Employee or Employees, to vary contractual terms and the Non-Contractual Benefits referred to in SUB-CLAUSE (D)(i) or the contractual terms and the Non-Contractual Benefits referred to in SUB-CLAUSE (E) provided that such variations result in contractual terms and non-contractual benefits which are no less favourable, taken as a whole in respect of each Employee, than those applicable on the Completion Date.

(G) Without prejudice to the parties' obligations under SUB-CLAUSES (A) to (F), each of the parties shall comply with the requirements relating to that party set out in Annex B of Part A of SCHEDULE 8 (Pensions).

(H) For the avoidance of doubt, the provisions of this CLAUSE 13 are without prejudice to:

     (i) the operation of any rule of law in relation to, or contractual term of, the terms and conditions of employment of the Employees; and

     (ii)   any provision of SCHEDULE 8 (Pensions).

(I) If any Employee requires a work permit or employment pass or other approval (in this sub-clause, "PERMITS") for his employment to continue for the period of three years after the Completion Date the Purchaser undertakes to procure that any necessary applications are promptly made and to use its reasonable efforts to secure the necessary Permits.

SECONDED EMPLOYEES

(J) The Vendor shall procure that the relevant member of the Vendor's Group shall use its reasonable endeavours to procure that each Seconded Employee continues to be employed by a member of the Vendor's Group and is, in the case of Peter Welch and Michael Joubert, for the period of 24 months following Completion and, in the case of Fiona Humberstone, for the period of 12 months following Completion, seconded to work in the Transferring Business. For the avoidance of doubt, neither the Vendor nor any other member of the Vendor's Group, shall be under any obligation to provide to the Purchaser or any member of the Purchaser's Group any replacements for the Seconded Employees if either Seconded Employee resigns during his period of secondment or upon the death of any Seconded Employee. The Vendor shall inform the Purchaser promptly if any Seconded Employee resigns their employment with the Vendor's Group during their period of secondment. The following additional provisions shall apply with respect to the Seconded
     Employees:

     (i) Each Seconded Employee shall be paid, and employment benefits shall be provided to such Seconded Employee, by a member of the Vendor's Group and the Purchaser shall pay to the Vendor (on behalf of the relevant member of the Vendor's Group) (in advance) on the twentieth Business Day of each calendar month the direct and indirect cost of salary and other employment benefits for that Seconded Employee for such calendar month including relevant Taxes, social security costs and any notional or unfunded costs or accruals in relation to post-Completion service (for example in relation to Group Plan Benefits) together with the cost of benefit accrual charge on a local funding basis but ignoring any surplus or deficit in the Vendor's Group Plan in question on such basis as the Vendor may reasonably determine and agree with the Purchaser. To the extent such agreement is not reached, the relevant provisions of PARAGRAPH 10 of PART A of SCHEDULE 8 (PENSIONS) shall apply. If any payment made pursuant to this SUB-CLAUSE (J)(i) is or is deemed to be the consideration for a taxable supply for VAT purposes, the Purchaser shall, in addition to such payment, pay (on receipt of a VAT invoice) an amount equal to any VAT which may from time to time be chargeable in respect of any such supply.

     (ii) The relevant member of the Vendor's Group may from time to time increase the salary benefits of such Seconded Employees; PROVIDED that any such increases are in line with increases for similar employees of the Vendor's Group.

     (iii) The Purchaser shall indemnify each member of the Vendor's Group against any claim by, or relating to, a Seconded Employee except to the extent that such claim arises as a result of acts or omissions of the Vendor or any other member of the Vendor's Group. There shall be no liability under this SUB-CLAUSE J(iii) to the extent of any amount recovered by the Vendor or any other member of the Vendor's Group under any policy of employers' liability insurance in respect of any such claim by, or relating to, a Seconded Employee and the Vendor shall (and shall procure that the other members of the Vendor's Group shall) use reasonable endeavours (other than with respect to an insurance claim with no reasonable prospect of success) to recover under any relevant employees' liability insurance policy maintained by any member of the Vendor's Group in respect of any such claim by, or relating to, a Seconded Employee.

     (iv) The Purchaser shall request that each Seconded Employee enters into a reasonable standard form confidentiality agreement for the benefit of the Purchaser's Group in relation to the confidential information which they shall obtain while on secondment and, in the event that any Seconded Employee declines to enter into such confidentiality agreement, the Purchaser shall, notwithstanding the further provisions of this SUB-CLAUSE (J), be entitled to terminate (without liability to the Purchaser's Group) the secondment arrangement with that Seconded Employee immediately upon written notice to the Vendor.

     If, after Completion, the Purchaser does not require the Seconded Employees then it shall give the Vendor 3 months' written notice of its wish to terminate the arrangements and the Vendor will be responsible for the salary and other benefits from the expiry of such notice, and any applicable retirement or severance benefits of the relevant Seconded Employees.

(K) For the avoidance of doubt, the Seconded Employees shall continue to be employed by a member of the Vendor's Group for the period of 24 months and 12 months (as the case may be) following Completion and this Agreement shall not operate to transfer their employment to the Purchaser or any other member of the Purchaser's Group during the period of secondment. The Vendor agrees that the Purchaser may offer the Seconded Employees employment with the Purchaser's Group during the period of secondment and that if such offer is accepted by any Seconded Employee the relevant member of the Vendor's Group shall release them from their contract of employment.

(L) For the avoidance of doubt the Purchaser shall have no obligation to employ or have seconded to the Purchaser or any other member of the Purchaser's Group, Robert Field, Malcolm Smith or Frans van der Ouderaa (the "EXCLUDED EMPLOYEES"). Nothing in this agreement shall operate to transfer the employment of the Excluded Employees to the Purchaser or the Purchaser's Group and the Purchaser shall not be liable for any salary, benefits, retirement or severance benefits relating to these Excluded Employees. The Vendor shall indemnify each member of the Purchaser's Group against any liabilities, costs, damages, claims, expenses arising or incurred by any member of the Purchaser's Group regarding the Excluded Employees.

VENDOR'S INDEMNITY

(M) The Vendor shall perform and discharge all of its obligations in respect of all Employees and Seconded Employees in respect of the period prior to the Completion Date and shall indemnify each member of the Purchaser's Group against any liabilities, costs, damages, claims or reasonable expenses arising or incurred by any member of the Purchaser's Group arising out of or relating to any act or omission by any member of the Vendor's Group or any Company in respect of the period prior to the Completion Date in respect of any of its obligations or duties to or in relation to the employment of any of the Employees or any former employees of any members of the Vendor's Group or any Company in respect of the period prior to Completion; PROVIDED that this SUB-CLAUSE (M) shall not apply in relation to any liabilities in respect of the provision of Group Plan Benefits or in relation to any liabilities disclosed in the Disclosure Letter or taken into account in the Completion Accounts or, for the avoidance of doubt, with respect to any liability or obligation in respect of bodily injury to any Employee in respect of which the provisions of SUB-CLAUSES 10(C)(vi), 15(I), 15(J) and 15(K) shall apply. Such liabilities shall include those incurred as a result of the termination of employment of an Employee where notice has been given to the Employee by a member of the Vendor's Group or a Company prior to Completion but where such notice has not expired by Completion provided that, in such a case, shall exclude any liabilities arising in respect of the period on and after Completion due to the acts or omissions of a member of the Purchaser's Group.

(N) The Purchaser shall and shall procure that each relevant member of the Purchaser's Group shall:

     (i) as soon as practicable after becoming aware of such a matter, notify the Vendor of any matter which may be likely give rise to a claim for indemnification under SUB-CLAUSE (M);

     (ii) give the Vendor or the relevant member of the Vendor's Group all reasonable co-operation, assistance and information which may be reasonably requested to dispute, resist, appeal, defend, remedy or mitigate the matter;

     (iii) not admit, defend, compromise, negotiate or settle any claim arising out of such matter without the consent of the Vendor or the relevant member of the Vendor's Group in writing, such consent not to be unreasonably withheld or delayed; and

     (iv) allow the Vendor or the relevant member of the Vendor's Group to have conduct of any litigation and negotiations in connection with any claim arising out of such matter if so requested by the Vendor, provided that there should be no rights under this SUB-CLAUSE (N) unless the Vendor agrees to indemnify the Purchaser against any reasonable costs, liabilities, damages, claims or expenses in respect of SUB-CLAUSES (N)(ii),
     (iii) AND (iv) above. The Purchaser undertakes that it will not, and will procure that no member of the Purchaser's Group will, suggest, promote, support or assist any claim which may give rise to a claim for indemnification under SUB-CLAUSE (M).

FRENCH EMPLOYEES

(O) The Vendor and the Purchaser anticipate that, in relation to the French Employees, the Transfer Regulations will apply to the sale and purchase of the Transferring Business under this Agreement so that the contracts of employment of the French Employees will have effect after Completion as if originally made between the relevant Designated Purchaser and the French Employees.

(P) If the contract of employment of any person who is not a French Employee is found or alleged to have effect after Completion as if originally made with the Purchaser or another member of the Purchaser's Group as a consequence of the application of the Transfer Regulations to the sale and purchase of the Transferring Business under this Agreement, the Vendor agrees that:

     (i) in consultation with, and if so requested by, the Purchaser, it will, within seven Business Days after being so requested by the Purchaser (as long as the request is made no later than fourteen Business Days after the Purchaser becomes aware of such finding or allegation), make to that person an offer in writing to employ him under a new contract of employment to take effect upon the termination referred to below; and

     (ii) the offer to be made will be such that none of the terms and conditions of the new contract will differ from the corresponding provision of that person's contract of employment immediately before Completion.

     Upon that offer being made (or at any time after the expiry of the seven Business Days if the offer is not made as requested), the Purchaser shall terminate, or shall procure the termination of the employment of the person concerned.

(Q) If the contract of employment of any French Employee is found or alleged not to have effect after Completion as if originally made with the relevant Designated Purchaser as a consequence of the application of the Transfer Regulations to the sale and purchase of the Transferring Business under this Agreement, the Purchaser agrees that:

     (i) in consultation with the Vendor, it will, within seven days of being so requested by the Vendor (as long as the request is made no later than fourteen Business Days after the Vendor becomes aware of such finding or allegation), procure that the relevant Designated Purchaser makes to the relevant Employee an offer in writing to employ him under a new contract of employment to take effect upon the termination referred to below; and

     (ii) the offer to be made will be such that none of the terms and conditions of the new contract (other than the identity of the employer) will differ from the corresponding provisions of the Employee's contract of employment immediately before Completion.

     Upon that offer being made (or after the expiry of the seven Business Days if the offer is not made as requested), the Vendor shall forthwith terminate, or procure the termination of, the employment of the Employee concerned. The Vendor undertakes that before any termination of employment of this nature it will not make any change, and will procure that no change is made, to the terms and conditions of the relevant Employee's contract of employment as existing immediately before Completion.

(R) The Purchaser (on behalf of the relevant Designated Purchaser) shall indemnify each member of the Vendor's Group against any liability whatsoever in respect of the French Employees arising out of or relating to any act or omission by any member of the Purchaser's Group either before or after Completion including, without limitation, any breach of the relevant Designated Purchaser's obligations or duties under the Transfer Regulations and any breach of the Purchaser's obligations under SUB-CLAUSES 13(P) and 13(Q). This indemnity shall not extend to acts or omissions of the Companies prior to Completion.

US EMPLOYEES

(S) The following provisions of this CLAUSE 13 are without prejudice to the preceding provisions of this CLAUSE 13.

(T) Immediately upon Completion the Vendor shall procure that the US Business Seller terminates the employment of all the US Employees and the relevant Designated Purchaser shall hire all the US Employees, on terms and conditions complying with the Purchaser's obligations under the preceding provisions of this CLAUSE 13 (including, for the avoidance of doubt each US Employee's entitlements to payments in respect of the Long Term Incentive Plan and Short Term Incentive Plan), and the Purchaser (on behalf of the relevant Designated Purchaser) shall indemnify each member of the Vendor's Group against all costs, liabilities, damages and expenses incurred by each member of the Vendor's Group (including, for the avoidance of doubt, the termination benefits referred to in the succeeding sentence) as a result of any breach by the Purchaser or relevant Designated Purchaser of this SUB-CLAUSE (T). If the relevant Designated Purchaser fails so to hire any US Employee, the termination benefits set out in ATTACHMENT 12 shall be applied by the Vendor except where the failure so to hire such US Employee was due to such US Employee's refusal to accept an offer of employment from the relevant Designated Purchaser for a reason other than:

     (i) the failure of the Purchaser or the relevant Designated Purchaser to comply with its obligations under the preceding provisions of this CLAUSE 13; or

     (ii) a reason set out in points 2) or 3) of the third bullet point of ATTACHMENT 12.

(U) With respect to the US Employees, the Vendor shall procure that the US Business Seller and any other relevant member of the Vendor's Group retain liability under any of their group life, accident, worker's compensation, medical, hospitalisation, prescription drug, dental, reimbursement account or short-term or long-term disability plans, whether or not insured, for any claims arising prior to the Completion Date except to the extent such liabilities are disclosed in the Disclosure Letter or are taken into account in the preparation of the Completion Accounts and the Purchaser (on behalf of the relevant Designated Purchaser) shall assume all liability for claims arising on or after the Completion Date under the relevant Designated Purchaser's group life, accident, worker's compensation, medical, hospitalisation, prescription drug, dental, reimbursement account or short-term or long-term disability plans. For the purposes of this SUB-CLAUSE (U), claims shall be deemed to have arisen:

     (i) with respect to all death or dismemberment claims, on the actual date of death or dismemberment;

     (ii) with respect to disability claims, on the day the claimant makes a claim for the relevant benefit;

     (iii) with respect to claims under salary continuance plans, on an ongoing basis by reference to the period to which the payment of salary relates;

     (iv) with respect to all hospital, medical, drug or dental claims, on the date the service or supply was purchased or received by the claimant; and

     (v) with respect to worker's compensation claims which are single-accident specific, on the date of the occurrence, and with respect to all other worker's compensation claims, on the date the award is made; PROVIDED that neither the Vendor nor any other member of the Vendor's Group shall have any liability in respect of matters arising prior to Completion which form part of any claim brought by an Employee more than 3 years after Completion.

(V) The Vendor shall procure that the US Business Seller and any other relevant member of the Vendor's Group transfer as of the Completion Date the excess, if any, of the accumulated contributions to their health and dependent care flexible spending account plans made by the US Employees over the pay-outs made from such accounts to such employees as of the Completion Date, to corresponding accounts set up in the relevant

     Designated Purchaser's flexible spending account plans. The Purchaser (on behalf of the relevant Designated Purchaser) agrees to cause its flexible spending account plans to honour and continue through the end of the calendar year in which the Completion Date occurs the elections as in effect immediately prior to the Completion Date made by US Employees in respect of which a transfer is made. Following the transfer to the Purchaser's flexible spending account plans, the relevant Designated Purchaser shall be responsible for such transferred excess amounts in its flexible spending account plans and all claims (without duplication of claims reimbursed by the US Business Seller or any other member of the Vendor's Group prior to such transfer) made by US Employees for reimbursement under such flexible spending account plans.

(W) On and after the Completion Date the Purchaser shall, or shall procure that the relevant members of the Purchaser's Group shall, give the US Employees full credit for all purposes (including for purposes of eligibility to participate, early retirement eligibility and early retirement subsidies and vesting) under any employee benefit plans or arrangements maintained by the members of the Purchaser's Group for the US Employees' service with the US Business Seller or any other member of the Vendor's Group to the same extent recognised by the US Business Seller and other relevant members of the Vendor's Group immediately prior to Completion.

(X) To the extent permitted by law, the Purchaser shall, or shall procure that the relevant member of the Purchaser's Group shall, assume all US Employees' accrued compensation, bonus and vacation liabilities, regardless of whether such liabilities relate to events which occurred on or prior to Completion (except for the unfunded deferred compensation arrangements for which liability will be retained by the US Business Seller and any other relevant member of the Vendor's Group).

(Y) As of the Completion Date, the Purchaser (or the relevant Designated Purchaser) shall be responsible for any legally mandated continuation of health care coverage under federal or state law for all US Employees and/or their covered dependants who have a loss of health care coverage under health plans applicable to any US Employee with effect from the Completion Date due to a qualifying event (as defined in Section 4980B of the US Internal Revenue Code of 1986, as amended (the "CODE")) that occurs on or after the Completion Date. The Vendor or relevant member of the Vendor's Group shall be responsible for any legally mandated continuation of health coverage for all US Employees and/or their covered dependants who have a loss of health care coverage under health plans of the Vendor's Group due to a qualifying event that occurs prior to the Completion Date except to the extent that any relevant liabilities are disclosed in the Disclosure Letter or taken into account in the preparation of the Completion Accounts.

(Z) The Purchaser shall procure that for a period of three years following the Completion Date, each US Employee who is employed by any member of the Purchaser's Group or any person to whom the whole or part of the US Business or the Purchaser's Group is transferred shall be provided with coverage under a "group health plan" (within the meaning of Code Section 4980B(g)(2)) that is substantially similar (taking into account both the services provided under such plan and the cost of such coverage that is borne by the US Employee (both as an absolute amount and in comparison to the cost of such coverage payable by the employer)) to the coverage under a group health plan maintained by the Vendor's Group provided to such US Employee immediately prior to the Completion Date.

14. PENSIONS

    Each of the parties shall comply with the requirements relating to that party set out in SCHEDULE 8 (Pensions).

15. RISK AND INSURANCE

 GENERAL

(A) Risk in the IP Assets, the US Business Assets and the Monoclonal Assets shall pass to the Purchaser and the other relevant Designated Purchasers on Completion.

(B) The Purchaser acknowledges and agrees (on behalf of itself and each other member of the Purchaser's Group) that, following Completion, in respect of all insurance cover provided in relation to the Transferring Business pursuant to policies maintained by the Vendor's Group (whether such policies are maintained with third party insurers or with other members of the Vendor's Group), no claim shall be made by any of the Companies or in relation to the IP Assets, the US Business, the US Business Assets, the Bedford Property or the Monoclonal Assets other than the following which shall be permitted:

     (i) any claim in respect of any losses, events, circumstances or occurrences notified to the relevant insurer before Completion; or

     (ii) any claim in respect of any losses, events, circumstances or occurrences arising prior to Completion where such losses, events, circumstances or occurrences are, subject to SUB-CLAUSES (D) and
            (I), notified to the relevant insurer within 90 days of Completion,

     and SUB-CLAUSE B(i) and (ii) shall include, but not be limited to, any losses, events, circumstances or occurrences arising prior to Completion in respect of the marketing, sale or use of any Persona products sold by any Company or any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) before Completion. (For the purposes of this CLAUSE 15, Persona products will be deemed to have been sold when title in the Persona product passed from the relevant Company or member of the Vendor's Group to a third party).

(C) Subject to SUB-CLAUSES 15(B), (E), (F) and (J) and SUB-CLAUSE 13(J)(iii), the Purchaser acknowledges and agrees (on behalf of itself and each other member of the Purchaser's Group) that, upon Completion, the insurance cover provided in relation to the Transferring Business pursuant to policies maintained by members of the Vendor's Group shall cease.

 PERSONA LITIGATION

(D) The 90 day time limit (set out in SUB-CLAUSE (B)(II)) for notification of losses, events, circumstances or occurrences arising prior to Completion shall not apply in relation to losses, events, circumstances or occurrences arising in respect of the marketing, sale or use of any Persona products sold by any Company or any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) before Completion.

(E) The Vendor undertakes that from Completion the Companies shall (at no cost to themselves) be Insureds under, subject to and as defined in the Liability Insurance Policies for the purposes of the entitlement in CLAUSE 15(B) to make notifications and claims under those Liability Insurance Policies in respect of any occurrence (for the purposes of the entitlement in CLAUSE 15(B)) which arose prior to Completion. Any such notification and claim shall be subject to the terms, conditions and limits of those Liability Insurance Policies.

(F) If, in respect of any matter which would give rise to a claim under CLAUSE 10(A) arising from Assumed Liabilities falling within SUB-CLAUSE 10(B)(III), any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) is entitled to claim under any Liability Insurance Policy, then no such matter shall be the subject of a claim under CLAUSE 10(A) unless and until the appropriate member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) shall have made a claim against its insurers and used all reasonable endeavours to pursue such insurance claim including where reasonable and appropriate commencing and prosecuting proceedings against insurers (and for the purposes of dealing with insurers in respect of such insurance claims the appropriate member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) shall act in accordance with the reasonable guidance and direction of the Purchaser). There shall, moreover, be no liability under CLAUSE 10(A) in respect of Assumed Liabilities falling within SUB-CLAUSE 10(B)(III) to the extent of the amount recovered under such insurance claim except to the extent:

         (i) of the reasonable costs and expenses and any Taxation incurred or suffered by any member of the Vendor's Group in connection with the recovery; and/or

         (ii) that the future insurance costs of the Vendor or any other member of the Vendor's Group are increased by the matter giving rise to the insurance claim or the claim itself.

(G) The Vendor warrants (for itself and on behalf of the Share Sellers) to the Purchaser (for itself and on behalf of the other Designated Purchasers and the Companies) as at the date hereof that:

         (i) the facts set out in a letter from the Captive Insurer to Richard Hazell of Unilever PLC dated 18th December, 2001, included at tab 15 of the Disclosure Bundle, are true and accurate in all material respects and are not misleading in any material respect;

         (ii) the aggregate limit of indemnity of all group liability insurance cover provided in relation to the Transferring Business pursuant to the Liability Insurance Policies maintained by the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) in respect of each policy year beginning in or after 1996 is not less than the amount specified in the following table:

                  ----------------------------------------- --------------
                  PERIOD OF INSURANCE POLICY                AMOUNT
                                                            ('000S)
                  ----------------------------------------- --------------
                  midnight 30th April 1996 - Midnight       (pound)175,000
                  30th April 1997
                  ----------------------------------------- --------------
                  midnight 30th April 1997 - midnight       (pound)200,000
                  30th April 1998
                  ----------------------------------------- --------------
                  midnight 30th April 1998 - midnight       (pound)200,000
                  30th April 1999
                  ----------------------------------------- --------------
                  midnight 30th April 1999 - midnight        (euro)304,368
                  30th April 2000
                  ----------------------------------------- --------------
                  midnight 30th April 2000 - midnight        (euro)304,368
                  30th April 2001
                  ----------------------------------------- --------------
                  midnight 30th April 2001 - midnight        (euro)350,000
                  30th April 2002
                  ----------------------------------------- --------------

         (iii) so far as it is aware, the aggregate of the amounts paid and reserved by the relevant insurers under the Liability Insurance Policies in respect of each policy year beginning in or after 1996 in respect of any losses, events or circumstances notified to those insurers before the date of this Agreement under those Liability Insurance Policies (excluding any amounts paid or reserved in respect of claims made with respect to the United States) do not exceed the amount specified in the following:

                  --------------------------------------- ----------------
                  PERIOD OF INSURANCE POLICY              AMOUNT (euro)
                  --------------------------------------- ----------------
                  midnight 30th April 1996 - midnight     2,300,000
                  30th April 1997
                  --------------------------------------- ----------------
                  midnight 30th April 1997 - midnight     950,000
                  30th April 1998
                  --------------------------------------- ----------------
                  midnight 30th April 1998 - midnight     750,000
                  30th April 1999
                  --------------------------------------- ----------------
                  midnight 30th April 1999 - midnight     1,500,000
                  30th April 2000
                  --------------------------------------- ----------------
                  midnight 30th April 2000 - midnight     1,500,000
                  30th April 2001
                  --------------------------------------- ----------------
                  midnight 30th April 2001 - midnight     950,000
                  30th April 2002
                  --------------------------------------- ----------------

                  and the Vendor is not aware of any facts or circumstances which would render any reserves incurred in any such amounts materially understated.

         (iv) details (including, without limitation, details of the appropriate limits, the names of the relevant insurers thereunder and the address to which claims thereunder should be notified) of each Liability Insurance Policy for each policy year beginning in or after 1996 is included at tab 16 of the Disclosure Bundle (it being acknowledged by the parties that copies of the first commercial market layer Liability Insurance Policy for the period midnight 30th April 2001 - midnight 30th April 2002 so attached is the latest draft of such policy and has not yet been finalised as regards the scope of coverage for liability arising in the USA between the relevant members of the Vendor's Group and the insurers thereunder);

         (v) insurance for the primary layer written by the Captive Insurer and by each excess layer for each policy period beginning in or after 1996 is placed on substantially the same terms and conditions (other than limits of indemnity) as the Liability Insurance Policy applicable to that period attached to the Disclosure letter;

         (vi) neither the Vendor nor the Companies nor any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) has (by act or omission) done anything which would render any Liability Insurance Policy void or voidable, or entitle any relevant insurer to repudiate or rescind any such Liability Insurance Policy, in respect of any claim made or notifiable under it relating to any matters, losses, events, circumstances or occurrences arising prior to Completion in respect of the marketing, sale or use of Persona products sold by any Company or any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) before Completion; and

         (vii) any claim or circumstance known to any Company or any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) relating to the Transferring Business arising out of the marketing, sales or use of Persona products sold before Completion which is notifiable to any insurer under any Liability Insurance Policy has been notified to such insurer in accordance with the conditions set out in the relevant Liability Insurance Policy.

(H) The Vendor undertakes to the Purchaser (for itself and on behalf of each other member of the Purchaser's Group) that:

         (i) it shall not (and shall procure that each member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) shall not) take or omit to take any action which shall have the effect of making any Liability Insurance Policy void or voidable, or entitle any relevant insurer to repudiate or rescind any such Liability Insurance Policy, in respect of any claim made or notifiable before Completion under it relating to any losses, events, circumstances or occurrences arising prior to Completion in respect of the marketing, sale or use of Persona products sold by any Company or any member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) before Completion;

         (ii) it shall procure that after the date of this Agreement the Captive Insurer shall exercise its rights in relation to the conduct of any Persona Litigation under any Liability Insurance Policy in a manner substantially consistent with its usual practices in relation to claims under those Liability Insurance Policies prior to the date hereof; provided that if so requested by the Purchaser, the Vendor and each other relevant member of the Vendor's Group (including, without limitation, Unipath Diagnostics S.A. (France)) shall use their reasonable endeavours to procure that the leading insurer on the first commercial market insurance layer affected shall give guidance and directions to the Captive Insurer as to the exercise of those rights, and the Vendor shall procure that the Captive Insurer shall, if the Purchaser so requests, act in accordance with such guidelines and instructions;

         (iii) it will procure that the Captive Insurer treats as a single occurrence under the Liability Insurance Policy for the 1996/97 policy year all claims notified or threatened before the date hereof in respect of the marketing, sale or use of Persona products sold before Completion and any future claim containing substantially similar allegations to those already notified as Generic Claims; provided that the Captive Insurer shall be entitled to treat occurrences after 30th April, 2001 but before Completion as falling within the Liability Insurance Policy for the 2001/02 policy year; and provided further that it is acknowledged by the parties that the claim of Mrs. Wooster and any claim of a like nature or which is alleged to arise from a separate and distinct defect in any Persona product, or in the manner in which it was marketed, sold or used, may not form part of the Generic Claims and may be treated by the Captive Insurer otherwise than as part of the single occurrence under the Liability Insurance Policy for the 1996/7 policy year; and

         (iv) it will indemnify the Companies for any loss suffered by any of them by reason of the failure of the Captive Insurer, as a result of its insolvency, to satisfy on a reasonably timely basis any liability of the Captive Insurer to any of the Companies under the Liability Insurance Policies underwritten by the Captive Insurer in favour of the Companies in respect of any claim arising from the marketing, sale or use of Persona products sold before Completion notified by or on behalf of any of them to it on or prior to the date hereof or pursuant to CLAUSE 15.

EMPLOYERS' LIABILITY

(I) The 90 day time limit (set out in SUB-CLAUSE (B)(ii)) for notification of losses, events, circumstances or occurrences arising prior to Completion shall not apply in relation to losses, events, circumstances or occurrences arising in respect of any claim by an Employee or any past employee (or their executors, personal representatives or dependants) of any of the relevant Companies as set out in (i) or (ii) as appropriate below arising out of and in the course of his employment by any such Company prior to
     Completion:

     (i) against any Company incorporated in England and Wales if that Company is insured in respect of those claims under any policy of employers' liability insurance maintained by any relevant member of the Vendor's Group on or before Completion; and

     (ii) against each of the Companies if that Company is insured in respect of those claims under the extension in the Liability Indemnity Policies referred to in the Liability Insurance Policies as "Residual Employers Liability Insurance".

(J) The Vendor undertakes that from Completion any Company incorporated in England and Wales shall (at no cost to themselves) be Insureds under, subject to and as defined in any policy of employers' liability insurance maintained by any relevant member of the Vendor's Group on or before the date of Completion for the purposes of the entitlement in CLAUSE 15(B) to make notifications and claims to which SUB-CLAUSE (I)(i) refers. Any such notification and claim shall be subject to the terms, conditions and limits of the relevant policy of employers' liability insurance. For the avoidance of doubt, pursuant to SUB-CLAUSE (E) each of the Companies shall (at no cost to themselves) be Insureds under, subject to and as defined in the Liability Insurance Policies in respect of the "Residual Employers' Liability Insurance" coverage provided under those Liability Insurance Policies in respect of any occurrence in respect of any claim by an Employee or any past employee (or their executors, personal representatives or dependants) of any of the relevant Companies which arose out of and in the course of his employment by any such Company prior to Completion.

(K) The Vendor acknowledges that neither the Vendor nor any other member of the Vendor's Group (including, if applicable and without limitation, Unipath Diagnostics S.A. (France)) shall take any voluntary action (excluding any action taken to effect completion of the transactions contemplated by this Agreement) to terminate any employers' liability insurance arrangements effected prior to Completion by those Companies incorporated in France, Germany, the Netherlands and Sweden which are not policies maintained by the Vendor's Group.

(L)  (i)    In calculating the liability of the Vendor for any breach of the undertakings set out in SUB-CLAUSES (E) and/or (J) or any of the warranties set out in SUB-CLAUSE (G) there shall be taken into account any repayment in respect of Tax or any Relief arising as a result of the matter giving rise to such liability which the Purchaser or any member of the Purchaser's
            Group obtains and utilises on or before the date of calculating such liability.

     (ii) To the extent that the Purchaser (or the relevant member of the Purchaser's Group) obtains and utilises any repayment in respect of Tax or any Relief arising as a result of the matter giving rise to the liability of the Vendor for any breach of the undertakings set out in SUB-CLAUSES (E) and/or (J) or any of the warranties set out in SUB-CLAUSE (G), the Purchaser (or the relevant member of the Purchaser's Group) shall, except to the extent that such utilisation has been taken into account in calculating the liability of the Vendor pursuant to PARAGRAPH (i) of this SUB-CLAUSE (L), remit to the Vendor, within 15 Business Days of actual receipt, an amount equal to so much of the economic benefit from that repayment in respect of Tax or Relief which the Purchaser (or the relevant member of the Purchaser's Group) has actually received; PROVIDED that nothing in this PARAGRAPH (ii) shall restrict the ability or discretion of the Purchaser (or the relevant member of the Purchaser's Group) to order its Tax affairs in any way which it sees fit and to keep its Tax affairs confidential. Any question concerning whether the Purchaser (or the relevant member of the Purchaser's Group) has actually realised any such economic benefit or the quantum and timing of such benefit shall be determined by the auditors for the time being of the Purchaser (or the relevant member of the Purchaser's Group).

(M) Without prejudice to the provisions of SUB-CLAUSE 15(L), any payment made by a member of the Vendor's Group or any other person in respect of any breach of the undertakings set out in SUB-CLAUSES (E) and/or (J) or any of the warranties set out in SUB-CLAUSE (G) shall be deemed, so far as possible, to be a reduction of the Cash Consideration payable by the Purchaser (on behalf of the relevant Designated Purchaser) and such reduction shall be allocated to the greatest extent possible to the particular Shares or US Business Assets to which the claim relates. Any such payment, to the extent not deemed to be such a reduction of the Cash Consideration, shall be made on an after Tax basis.

16. DUTCH SALES STAFF

(A) The Vendor shall procure that, as soon as reasonably practicable following Completion, consultation shall commence with the Dutch Sales Staff in the manner prescribed by the law of the Netherlands with a view to securing their consent to enter into new contracts of employment, as soon as reasonably practicable after Completion, with the relevant Designated Purchaser or such Company as the Purchaser may nominate. The Vendor shall use its reasonable endeavours to finalise the consultation process with the Dutch Sales Staff in an efficient and timely manner.

(B) The Vendor and the Purchaser agree to do all that they are each reasonably capable of doing to enable compliance with the relevant obligations of the law of the Netherlands (including, without limitation, the prompt provision to the Vendor of all information reasonably necessary to satisfy the obligations of the Vendor or any other member of the Vendor's Group to consult with the Dutch Sales Staff in accordance with local law) with respect to the Dutch Sales Staff and to enter into new contracts of employment.

(C) If all or any member of the Dutch Sales Staff does not agree to enter into new contracts of employment with the relevant Designated Purchaser or such company as the Purchaser may nominate within six months of Completion, the Vendor and the Purchaser shall procure that the Dutch Sales Representation Agreement is terminated with respect to the Dutch Sales Staff, unless the termination of the Dutch Sales Representation Agreement less than 6 months after Completion would prejudice the on-going consultation process with the remaining Dutch Sales Staff, in which case the parties agree to delay such termination (or to terminate in respect of the non-transferring Dutch Sales Staff only) until up to a maximum of 6 months from Completion. The Vendor (on behalf of Lever Faberge Nederland B.V.) and the Purchaser (on behalf of Unipath Limited) agree that if the Dutch Sales Representation Agreement is terminated pursuant to this SUB-CLAUSE (C) then paragraph 10 of that agreement shall not apply and the Vendor shall procure that Lever Faberge Nederland B.V. shall bear the costs referred to therein. If some of the Dutch Sales Staff do not agree to enter into new contracts of employment with the relevant Designated Purchaser or such company as the Purchaser may nominate within six months of Completion, the Vendor shall procure that Lever Faberge Nederland B.V. shall bear the costs related to such non-transferring Dutch Sales Staff.

(D) In the event that any or all of the members of the Dutch Sales Staff do enter into an employment contract with the relevant Designated Purchaser or such company as the Purchaser may nominate within six months of Completion, the Purchaser will observe the obligations set out in SUB-CLAUSES 13(B) to 13(I) (Employees) and Part B of SCHEDULE 8 (Pensions) as if they applied to such member of the Dutch Sales Staff. Following any such transfer of the employment of such member of the Dutch Sales Staff, the Vendor and the Purchaser shall procure that the Dutch Sales Representation Agreement is terminated with respect to such member of the Dutch Sales Staff. The Vendor (on behalf of Lever Faberge Nederland B.V.) and the Purchaser (on behalf of Unipath Limited) agree that if the Dutch Sales Representation Agreement is terminated pursuant to this SUB-CLAUSE (D) then paragraph 10 of that agreement shall not apply and each of Lever Faberge Nederland B.V. and Unipath Limited shall bear its own costs (if any) in relation to such termination.

(E) The Vendor shall procure that neither Lever Faberge Nederland B.V. nor any other member of the Vendor's Group shall terminate the Dutch Sales Representation Agreement otherwise than pursuant to SUB-CLAUSE (C) or (D). The Purchaser (on behalf of Unipath Limited) agrees with the Vendor (on behalf of Lever Faberge Nederland B.V.) that, pending termination of the Dutch Sales Representation Agreement, Lever Faberge Nederland B.V. will have no obligation to replace any member of the Dutch Sales Staff who leaves the employment of Lever Faberge Nederland B.V. and that such a departure shall not constitute a breach of the Dutch Sales Representation Agreement.

(F) The Vendor (on behalf of Lever Faberge Nederland B.V.) and the Purchaser (on behalf of Unipath Limited) agree that if the Dutch Sales Representation Agreement is terminated other than pursuant to SUB-CLAUSE (C) or (D) then paragraph 10 of that agreement shall apply.

(G) For the avoidance of doubt, the Dutch Sales Staff shall continue to be employed by Lever Faberge Nederland B.V. following Completion and this Agreement shall not operate to transfer their employment to the Purchaser or any other member of the Purchaser's Group until such time as they agree to enter into an employment contract with a member of the Purchaser's Group.

17. INTELLECTUAL PROPERTY

"WRONG POCKETS"

(A) If either party discovers that any of the Business IPR or Company IPR has been used exclusively by a member of the Vendor's Group in the twelve months prior to Completion other than in connection with the Transferring Business, or has never been used prior to Completion in connection with the Transferring Business (and for these purposes use includes use for research, development or commercially or any of them), the Purchaser agrees to procure, at the Vendor's cost, that such Intellectual Property is transferred to the Vendor or a company nominated by the Vendor for nominal consideration as soon as reasonably practicable.

(B) If either party discovers that any member of the Vendor's Group owns any Intellectual Property or know-how which has been used exclusively in the Transferring Business in the twelve months prior to Completion, or has never been used by a member of the Vendor's Group prior to Completion other than in connection with the Transferring Business (and for these purposes use includes use for research, development, commercially or any of them), the Vendor agrees to procure that such Intellectual Property or know-how (as applicable) is transferred to the Purchaser or a company nominated by the Purchaser for nominal consideration as soon as reasonably practicable.

SHARED RIGHTS

(C) Each party shall have the rights and obligations relating to that party as set out in SCHEDULE 16 (INTELLECTUAL PROPERTY LICENCES).

BD LICENCE

(D) The Purchaser acknowledges that following Completion it or a member of the Purchaser's Group may receive sums from Becton Dickinson pursuant to the BD Licence. The Purchaser undertakes that:

     (i) it will pay to the Vendor all sums received by the Purchaser or members of the Purchaser's Group pursuant to CLAUSE 3.1 of the BD Licence; PROVIDED that any sum payable by the Purchaser pursuant to this SUB-CLAUSE 17(D)(i) shall be reduced by an amount corresponding to Taxation payable by the Purchaser (or the relevant member of the Purchaser's Group) in respect of such sum received, except to the extent that the corresponding sum payable by the Purchaser is tax deductible for the Purchaser (or relevant member of the Purchaser's Group) for the purposes of calculating income, profits or gains;

     (ii) neither it nor any member of the Purchaser's Group will within five years from the date of this Agreement:

            (a) directly or indirectly grant a licence to Becton Dickinson or any related company to use the Biosensors Patents; or

            (b) enter into any other agreement with Becton Dickinson or any other company pursuant to which Becton Dickinson acquires the right to use the Biosensors Patents,

            in relation to electrochemical biosensors for markers for diabetes, including the analysis of glucose in blood, on whatever terms and whether for monetary consideration or otherwise; and

     (iii) it will observe all the rights of Becton Dickinson under the BD Licence.

TREATMENT OF PATENT CASES

(E) The provisions of Part B of SCHEDULE 15 (Patent Cases) shall apply in relation to the treatment of the Patent Cases by the parties following Completion.

AUDIT RIGHTS

(F) Each of the Vendor and the Purchaser shall give the other party such access to those books, records and employees of the members of the Vendor's Group or the Purchaser's Group (as the case may be) which the other party may reasonably require to ascertain that the members of the Vendor's Group or the Purchaser's Group (as the case may be) are in compliance with their obligations under this CLAUSE 17 and/or Part B of SCHEDULE 15 (Patent Cases). Such employees to whom the requesting party may require access shall be instructed to give promptly all such information and explanations as the requesting party may reasonably require for this purpose, and each party shall be entitled to take photocopies of relevant documentation.

PAYMENTS

(G) Any payments made by the Purchaser pursuant to SUB-CLAUSE (D) shall be received by the Vendor on behalf of the relevant IP Assets Sellers.

18. REORGANISATION INDEMNITY

(A) Subject to the remaining provisions of this CLAUSE 18, the Vendor agrees with the Purchaser that it will indemnify each member of the Purchaser's Group in respect of all liabilities, losses, charges, costs, claims or demands ("INDEMNIFIED LOSSES") to the extent that such Indemnified Losses are incurred by any member of the Purchaser's

     Group as a consequence of, or which would not have occurred or arisen either directly or indirectly but for, the implementation of the Reorganisation. Any payments made by the Vendor pursuant to this SUB-CLAUSE
     (A) shall be by way of adjustment to the Cash Consideration paid in respect of the Shares of Unipath Limited.

(B) The indemnity set out in SUB-CLAUSE (A) does not apply to any Indemnified Losses relating to Tax or UK stamp duty and the only remedy in respect of such Indemnified Losses shall be pursuant to the Tax Covenant.

(C) Where the Purchaser or any member of the Purchaser's Group becomes aware of any liability of the Subsidiary or Unipath Limited arising as a result of the failure to obtain the consent of a third party creditor (in circumstances where such consent was required under contract or law and was not obtained), or of any matter likely to give rise to such a liability, in each case which gives or is likely to give rise to Indemnified Losses arising out of the sale by the Subsidiary to Unipath Limited of substantially all of the business and assets of the Subsidiary (in accordance with Step 2 of the Reorganisation (as described IN ATTACHMENT 2) (the "STEP TWO HIVE-DOWN")) the Purchaser shall notify the Vendor of such liability, or such matter, as soon as reasonably practicable after becoming aware thereof and the Purchaser shall, and shall procure that each other member of the Purchaser's Group shall (i) co-operate with the Vendor with regard to such liability or matter to the extent reasonable; and (ii) take all reasonable steps to mitigate any Indemnified Losses arising from such liability or matter, PROVIDED that, for the purposes of this SUB-CLAUSE
     (ii), it shall not be considered reasonable for any member of the Purchaser's Group to take any step to the extent that it would prejudice the operations of the Transferring Business.

(D) The Purchaser undertakes to the Vendor (for itself and as trustee for each member of the Vendor's Group and for all the past, present and future employees and directors of each member of the Vendor's Group and of the Subsidiary (together, "PROTECTED PERSONS")) that it will not, and will procure that no member of the Purchaser's Group (subject to SUB-CLAUSE 18(F), while it remains such a member) will, except in the case of fraud, make any claim or bring any proceedings (whether pursuant to the indemnity set out in SUB-CLAUSE (A) or otherwise) alleging that the sale by the Subsidiary to the Vendor of the entire issued share capital of Unipath Limited (in accordance with step three of the Reorganisation (as described in ATTACHMENT 2) (the "STEP THREE SALE")) involved an unlawful distribution or an unlawful reduction of capital effected by the Subsidiary. The undertaking by the Purchaser set out in this SUB-CLAUSE (D) shall not apply where any Tax Authority makes a claim or brings proceedings against a member of the Purchaser's Group alleging that the Step Three Sale involved an unlawful distribution or an unlawful reduction of capital effected by the Subsidiary or if the Vendor or any member of the Vendor's Group makes a legal challenge (other than by reason of the failure of the Purchaser or any Designated Purchaser to have legal capacity to enter into this Agreement and/or to purchase such Shares hereunder) to the rights of the Purchaser or the relevant Designated Purchaser as purchaser of the Shares in Unipath Limited in accordance with the provisions of SUB-CLAUSES 2(A) -
     (C). Where the undertaking by the Purchaser in this SUB-CLAUSE (D) applies and is breached, or is alleged by the Purchaser or any member of the Purchaser's Group to be invalid, the indemnity set out in SUB-CLAUSE (A) shall not apply in respect of any unlawful distribution or unlawful reduction of capital effected by the Subsidiary in respect of the Step Three Sale or in respect of any claims or proceedings alleging any such unlawful distribution or unlawful reduction of capital. The penultimate sentence of this SUB-CLAUSE (D) is without prejudice to the second sentence of this SUB-CLAUSE (D).

(E) If, as a result of breach or invalidity of the undertaking of the Purchaser set out in SUB-CLAUSE (D), any Protected Person becomes liable to pay any sum to a member of the Purchaser's Group (whether by agreement or otherwise) as a result of a determination or allegation (howsoever arising) that the Step Three Sale involved an unlawful distribution or an unlawful reduction of capital effected by the Subsidiary the Purchaser shall, within five Business Days of it being notified of such liability, pay to the Vendor an amount equal to such sum. This SUB-CLAUSE (E) is without prejudice to the second sentence of SUB-CLAUSE (D)

(F) The Purchaser shall procure that any person not being a member of the Purchaser's Group (an "ACQUIRING PERSON") who, following Completion, acquires (directly or indirectly) all or part of the issued share capital of the Subsidiary from a member of the Purchaser's Group shall enter into undertakings in favour of the Vendor in terms which are equivalent to those set out in SUB-CLAUSES (D) and (E). Any undertakings with the Vendor entered into by an Acquiring Person pursuant to this SUB-CLAUSE (F) shall also impose an obligation on that Acquiring Person in equivalent terms to that imposed on the Purchaser by this SUB-CLAUSE (F).

19. VENDOR'S WARRANTIES AND UNDERTAKINGS AND PURCHASER'S REMEDIES

(A) Subject as provided in this Agreement, the Vendor warrants (for itself and on behalf of the Share Sellers, the US Business Seller and the IP Assets Sellers) to the Purchaser (for itself and on behalf of the other Designated Purchasers) as at the date hereof in the terms set out in the Warranties.

(B) Without prejudice to the warranties set out in CLAUSE 15 and the other warranties referred to in SUB-CLAUSES E(iii), (iv) AND (v), the only Warranties given:

     (i) in respect of the Properties are those contained in PARAGRAPHS 19 and 5(A) of SCHEDULE 6 (Warranties) and each of the other Warranties shall be deemed not to be given in relation to the Properties;

     (ii) in respect of Intellectual Property and know-how matters and agreements granting rights to the same are those contained in the following paragraphs of SCHEDULE 6 (Warranties):

                    2 (Capacity), 5 (Accuracy of Information), 6 (Accounts), 7 (Events Since 31st December 2000), 8 (B) (iii), 8 (D), 8
                    (E), 9 (Powers of Attorney), 10 (Grants and Allowances), 11 (Licences), 13 (Insolvency), 14 (A), 15 (Delinquent and Wrongful Acts) (provided always that paragraph 15(A) shall not apply to infringement of third party Intellectual Property rights except to the extent it constitutes criminal infringement), 17 (Book Debts), 21 (Intellectual Property and Information Technology), 22

                    (Competition and Trade Regulation Law), 23 (Insurances), 24(A), (B), (D), (E), (H) and (J) (Employment), 26 (The
                    Accounts and Tax), 27 (Tax Events Since the Accounts Date), 28 (Tax Returns, Disputes, Records and Claims etc), 29 (Stamp Duty and Stamp Duty Reserve Tax), 30 (Value Added
                    Tax), 31 (Duties), 32 (Deductions and Withholdings), 33 (Residence), 34 (Tax on Disposal of Assets or Debts), 35 (Group Relief), 36 (Intra-Group Transactions), 37 (US Business Assets and Monoclonal Assets), 39 (Non -Deductible Revenue Outgoing), 40 (Non-Deductible Royalty Payments, and 41 (Rollover and Holdover Claims);

            and each of the other Warranties shall be deemed not to be given in relation to Intellectual Property or know-how matters or agreements to the extent such agreements grant rights to the same.

            None of the Warranties referred to in SUB-CLAUSE 19(B)(ii) shall constitute or be construed as giving any warranty as to or relating to validity of Intellectual Property except for the Warranty set out in PARAGRAPH 21(H) of SCHEDULE 6 (Warranties).

            Except in relation to the Warranty set out in PARAGRAPH 15(A) of
            SCHEDULE 6 (Warranties), in respect of criminal infringement only and the Warranty set out in PARAGRAPH 21(F) of Schedule 6 (Warranties), none of the Warranties referred to in this SUB-CLAUSE 19(B)(ii) shall constitute or be construed as giving any warranty as to or relating to the infringement of third party Intellectual Property rights.

     (iii) in respect of competition laws, anti-restrictive trade practice laws or anti-trust laws are those contained in PARAGRAPH 22 of SCHEDULE 6 (Warranties) and each of the other Warranties shall be deemed not to be given in relation to competition laws, anti-restrictive trade practice laws or anti-trust laws;

     (iv) in respect of employment matters (save for matters relating to pensions) are those contained in PARAGRAPHS 6, 7, 14, 15(A) and 24 of SCHEDULE 6 (Warranties) and the Tax Warranties and each of the other Warranties shall be deemed not to be given in relation to employment matters (save for matters relating to pensions);

     (v) in respect of environmental matters (including worker health and safety matters) are those contained in the Environmental Warranties and each of the other Warranties shall be deemed not to be given in relation to environmental matters (including worker health and safety matters);

     (vi) in respect of Tax are those contained in the Tax Warranties and each of the other Warranties shall be deemed not to be given in relation to Tax; and

     (vii) in respect of pensions matters are those contained in PARAGRAPH 18 of PART A and PARAGRAPH 5 of PART B of SCHEDULE 8 (Pensions), PARAGRAPHS 6, 7 and 9 of

            SCHEDULE 6 (Warranties) and the Tax Warranties and each of the other Warranties shall be deemed not to be given in relation to pensions matters.

(C) The liability of the Vendor, the Share Sellers, the US Business Seller and the IP Assets Sellers under or in relation to the Warranties (including without limitation the Warranties set out in SCHEDULE 8 (Pensions)) and the Tax Covenant (but without prejudice to the provisions of the Tax Covenant) shall be limited as set out in SCHEDULE 7 (Limitations on Liability).

(D) The Vendor accepts and acknowledges that the Purchaser (for itself and on behalf of the other Designated Purchasers) is entering into this Agreement and the Specified Agreements in reliance upon (i) the Warranties, (ii) the warranties set out in CLAUSE 15, (iii) the warranties set out in clause 11 of the Transitional Services Agreement, (iv) the warranties set out in clause 14 of the Tax Covenant and (v) any other warranties expressly set out as such in any of the Relevant Agreements.

(E) The Purchaser acknowledges that no representations or warranties, express or implied, have been or are given by the Vendor, the Share Sellers, the US Business Seller, the IP Assets Sellers or any other member of the Vendor's Group which is a party to any of the Specified Agreements other than (i) the Warranties, (ii) the warranties set out in CLAUSE 15, (iii) the warranties set out in clause 14 of the Tax Covenant, (iv) the warranties set out in clause 11 of the Transitional Services Agreement and (v) any other warranties expressly set out as such in any of the Relevant Agreements.

(F)  Except in respect of the Warranties set out in PARAGRAPHS 21(L) and (M) of
     SCHEDULE 6 (Warranties), the only remedy of the Purchaser for breach of the Warranties or any of the other warranties specified in SUB-CLAUSE (E) shall be damages (subject, in the case of the Warranties, to SCHEDULE 7 (Limitations on Liability)) and the Purchaser hereby agrees to waive any other right, power or remedy it may have in relation to a breach of the Warranties or any of the other warranties specified in SUB-CLAUSE (E). The only remedy of the Purchaser for breach of the Warranties set out in PARAGRAPHS 21(L) and (M) of SCHEDULE 6 (Warranties) shall be damages and specific performance (subject in each case to SCHEDULE 7 (Limitations on Liability)); PROVIDED that where an order for specific performance results in any Intellectual Property being assigned from the Vendor's Group to the Purchaser or a member of the Purchaser's Group, the Purchaser shall simultaneously grant or procure the grant to the Vendor for itself and on behalf of each member of the Vendor's Group of a non-exclusive, perpetual, worldwide, assignable, irrevocable, royalty-free licence in respect of such Intellectual Property to use, manufacture, research, develop and/or sell products outside the Defined Field and the field of human and animal IN VITRO diagnostics (with the right to sub-licence to (i) sub-contractors for the purpose of that sub-contractor carrying out research, development, manufacturing or sale activities on behalf of the Vendor's Group, (ii) customers of the Vendor's Group in respect of products supplied to such customers by the Vendor's Group, and (iii) then current sub-licensees of the Vendor's Group under any of that Intellectual Property outside the Defined Field and the field of human and animal IN VITRO diagnostics). Notwithstanding the foregoing the remedy available to the Purchaser for a breach of the Warranties set out in PARAGRAPHS 21(L) and (M) of SCHEDULE 6 (Warranties) shall be damages or specific performance, but not both.

(G) The Vendor agrees and undertakes with the Purchaser (for itself and as trustee for each Employee and member of the Dutch Sales Staff and each Company and its directors) to waive (and shall procure that each member of the Vendor's Group shall waive), in the absence of fraud, any rights or claims which they may have in respect of any misrepresentation, inaccuracy or omission in relation to any information or advice supplied or given by any Employee, any member of the Dutch Sales Staff, any Company or any of its directors in connection with the giving of any of the Warranties and/or any warranty set out in CLAUSE 15 and/or any other warranty referred to in SUB-CLAUSE (E) and/or any other undertaking on the part of any member of the Vendor's Group in this Agreement or any of the Specified Agreements and/or in connection with the preparation of the Disclosure Letter.

(H) Each of the Warranties set out in the several paragraphs of SCHEDULE 6 (WARRANTIES) and SCHEDULE 8 (PENSIONS), the warranties set out in CLAUSE 15 and/or the other warranties referred to in SUB-CLAUSE (E) is separate and independent and, except as expressly provided to the contrary in this Agreement, is not limited:

     (i)    by reference to any other paragraph of either such Schedule; or

     (ii)   by anything in this Agreement or any other Specified Agreement.

(I) The Purchaser and, as applicable, any Designated Purchaser shall be entitled to claim both before and after Completion that any of (i) the Warranties (subject to SCHEDULE 7 (Limitations on Liability)), (ii) the warranties set out in CLAUSE 15 and/or (iii) any other warranties referred to in SUB-CLAUSE (E) has or had been breached and Completion shall not constitute a waiver of any of the rights of the Purchaser or any such Designated Purchaser.

(J) The Vendor agrees that it will, and will procure that each relevant member of the Vendor's Group will, after the Completion Date:

     (i) promptly provide the Purchaser with such information and access to personnel, premises, chattels and documents belonging to, or under the control of, any members of the Vendor's Group as the Purchaser may reasonably consider necessary in connection with the Persona Litigation and any claim under any Liability Insurance Policy in connection with the marketing, sale or use of Persona products; and

     (ii) promptly, and in any event within five Business Days of receipt of any written communication relating to the Persona Litigation, provide the Purchaser with a copy of such written communication.

     The obligations of the Vendor and the relevant members of the Vendor's Group pursuant to this SUB-CLAUSE (J) are subject to the Purchaser promptly reimbursing the Vendor and such members of the Vendor's Group for the reasonable out-of-pocket expenses incurred by them in performing such obligations.

(K) The Vendor will indemnify each member of the Purchaser's Group against all liabilities, losses, charges, costs, claims or demands arising from:

     (i) the Lease dated 20th October, 1981 between Standard Life Assurance Company (1) and Thameside Properties Limited (2) of Unit 3, Bilton Road, Kingsland Industrial Park, Basingstoke, Hampshire and all documents supplemental or ancillary thereto;

     (ii) the Lease dated 4th November, 1974 between Stan-Bilt Limited (1) Oxoid Limited (2) and Brooke Bond Leibig Limited (3) of Industrial Premises on the Kingsland Industrial Estate, Basingstoke, Hants and all documents supplemental or ancillary thereto; and

     (iii) the two Agreements for Sale dated 13th December, 2001 between Unipath Management Limited (1) and Unilever U.K. Central Resources Limited (2);

     (each of which documents is set out in ATTACHMENT 9),

     Provided always that the Subsidiary uses reasonable endeavours to collect sums owing to it in respect of any sub-letting of the properties referred to at (i) and (ii) above.

(L) The Vendor agrees (for itself and on behalf of each other member of the Vendor's Group) and undertakes with the Purchaser (for itself and on behalf of each other member of the Purchaser's Group) that from Completion, no member of the Vendor's Group shall have any right, title or interest in, and no member of the Vendor's Group (nor, so far as achievable using reasonable endeavours, any member of the Vendor's Group which ceases to be such a member before the third anniversary of the date of this Agreement) shall use, the word "Unipath" or any word similar thereto or any colourable imitation thereof or any name or mark which includes or consists thereof, provided that nothing in this clause shall prevent members of the Vendor's Group from using "Uni", either on its own or as a prefix, provided such use does not cause confusion with any part of the Transferring Business' use of the word "Unipath".

(M) Subject to SUB-CLAUSE 32(B) (Announcements) and SUB-CLAUSE 33(B) (Confidentiality) and without prejudice to SUB-CLAUSE 17(E) (Intellectual Property), the Vendor undertakes on behalf of itself and each other member of the Vendor's Group (and, so far as achievable using reasonable endeavours, any member of the Vendor's Group which ceases to be such a member before the third anniversary of the date of this Agreement) to treat as strictly confidential and not disclose to any person (other than other members of the Vendor's Group on a confidential basis) any Purchaser Confidential Information. The Vendor acknowledges (for itself and on behalf of each other member of the Vendor's Group) that any future use of Purchaser Confidential Information is without representation, warranty or liability on the part of any member of the Purchaser's Group. No updates of the Purchaser Confidential Information will be provided by any member of the Purchaser's Group to any member of the Vendor's Group.

(N) The Vendor shall procure that, for a period of two years from the date of Completion, there shall be prepared in relation to the US Business, where reasonably required by the Purchaser and subject to reimbursement by the Purchaser of the reasonable out-of-pocket expenses of any relevant member of the Vendor's
     Group:

     (i) financial data required for the preparation of financial accounts, management accounts or statutory accounts for any member of the Purchaser's Group which relate, in each case, to a period of account which is closed or in progress at Completion; and

     (ii) any data required for compliance with any reporting requirements of any Stock Exchange or securities or other regulatory authority or under any applicable law, rule or regulation (including, without limitation, the American Stock Exchange), which shall each be delivered to the Purchaser as soon as reasonably practicable following receipt by the Vendor of a written request therefor by the Purchaser.

(O) Subject to SUB-CLAUSE 33(B) and save as expressly permitted by SUB-CLAUSE 17(C) the Vendor undertakes, for itself and on behalf of each other member of the Vendor's Group (and, so far as achievable using reasonable endeavours, any member of the Vendor's Group which ceases to be such a member before the third anniversary of the date of this Agreement) that it will not use or disclose any confidential know-how of the Companies or any confidential know-how forming part of the US Business.

(P)  (i)   The Purchaser warrants to the Vendor that:

            (a) the common stock, par value $0.001 per share, of the Purchaser is listed on the American Stock Exchange and the Purchaser is a reporting company for purposes of the United States securities laws;

            (b) the Purchaser is required to make certain periodic and other filings with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Exchange Act of 1934, as amended (the "US 1934 ACT") and the rules and regulations promulgated thereunder;

            (c) the Purchaser will be required to file certain financial information pertaining to the Transferring Business with the SEC pursuant to Item 7 of the Current Report on Form 8-K ("FORM 8-K") as contemplated by the US 1934 Act and the rules and regulations promulgated thereunder and may, if it registers any securities, be required to file certain similar financial information under the United States Securities Act of 1933, as amended (together with the US 1934 Act, the "US SECURITIES LAWS") and the rules and regulations promulgated thereunder (such required financial information, the "REQUIRED INFORMATION");

            (d) the Required Information may include audited financial statements of the Transferring Business for the three most recent fiscal years, together with unaudited financial statements of the Transferring Business for the interim period that ends within 135 days of the filing date and a comparative interim period for the prior year, and certain pro-forma information;

            (e) the Form 8-K reporting the consummation of the transactions contemplated by this Agreement must be filed by the Purchaser with the SEC not more than 15 days after the consummation of the transactions contemplated by this Agreement; and

            (f) the Required Information must be filed by the Purchaser with the
                SEC not more than 60 days after the due date for the filing of the Form 8-K referred to in SUB-CLAUSE (P)(i)(e).

     (ii) The Vendor agrees that it will, and will procure that each relevant member of the Vendor's Group will, use its or their reasonable endeavours, having regard to the time periods set out in SUB-CLAUSE
            (P)(i), to assist the Purchaser and the Purchaser's Accountants in the preparation of the Required Information and, upon reasonable notice in writing, the Vendor, or such other member of the Vendor's Group, will provide to the Purchaser or the Purchaser's Accountants (subject to the execution of customary hold harmless letters between the Vendor and/or the Vendor's Accountants, on the one hand, and the Purchaser and/or the Purchaser's Accountants, on the other) (a) such financial and other information, records and documents relating to the Transferring Business; (b) such access to the Vendor's Accountants and the employees of the Vendor and the other members of the Vendor's Group; and (c) such access for the Purchaser's Accountants but not the Purchaser to the working papers of the Vendor's Accountants in relation to prior audit work which relate exclusively to the Transferring Business, in each case as the Purchaser or the Purchaser's Accountants may reasonably request in order to prepare and audit the Required Information (such audit to be performed in accordance with United States generally accepted auditing standards); PROVIDED that in the case of access to working papers as referred to in (c) above, any information that relates to the procedures or processes used by the Vendor's Group (or part thereof) generally and not exclusively relating to the Transferring Business shall only be made available to the Purchaser's Accountants subject to the execution of mutually satisfactory restricted access agreements between the Vendor and/or the Vendor's Accountants, on the one hand, and the Purchaser and/or the Purchaser's Accountants, on the other.

     (iii) For the avoidance of doubt, neither the Vendor nor any other member of the Vendor's Group nor any of its or their employees, the Vendor's Accountants or any other accountant retained by any member of the Vendor's Group, shall, or shall be required pursuant to the provisions of this SUB-CLAUSE (O) to, audit, review or perform any other procedures, or provide any opinion, report or letter, with respect to the Required Information or any of the information provided by the Vendor, any other member of the Vendor's Group or the Vendor's Accountants to the Purchaser or the Purchaser's Accountants under this SUB-CLAUSE (P).

     (iv) The obligations of the Vendor and the relevant members of the Vendor's Group pursuant to this SUB-CLAUSE (P) are subject to the Purchaser promptly reimbursing the Vendor and such members of the Vendor's Group for the reasonable out-of-pocket expenses incurred by them in performing such obligations.

20. PURCHASER'S WARRANTIES

(A)  The Purchaser warrants to the Vendor that:-

     (i) the Purchaser has the corporate power and authority to enter into and perform this Agreement and each of the Purchaser and the other relevant members of the Purchaser's Group (other than the Companies) has the corporate power and authority to enter into and perform any other agreement required to be entered into by it under this Agreement;

     (ii) this Agreement constitutes and the other Specified Agreements to be executed by any member of the Purchaser's Group (other than the Companies) which are to be delivered at Completion will, when executed, constitute binding obligations of the relevant members of the Purchaser's Group (other than the Companies) in accordance with their respective terms;

     (iii) the execution and delivery of this Agreement and the other Specified Agreements and the performance by each relevant member of the Purchaser's Group (other than the Companies) of its obligations hereunder and thereunder will not:

            (a) result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of that member of the Purchaser's Group;

            (b) result in a breach of, or constitute a default under, any instrument to which that member of the Purchaser's Group is a party or is bound;

            (c) result in a breach of any order, judgment, award, injunction or decree of any court or governmental agency or of any other restriction of a similar nature to which that member of the Purchaser's Group is a party or is bound;

            (d) require the consent of its shareholders; or

            (e) require that member of the Purchaser's Group to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date of this Agreement and is in full force and effect where failure to obtain such consent or approval, give such notice or make such registration is material in the context of the transactions contemplated by this Agreement;

     (iv) the Purchaser has immediately available on an unconditional basis (subject only to Completion) the necessary cash resources to meet its obligations under CLAUSE 3 (Cash Consideration), CLAUSE 4 (Fixed Intra-Group Debt Amounts) and CLAUSE 5 (Working Capital and Variable Intra-Group Debt Adjustments) of this Agreement; and

     (v)    there are no:

            (a) outstanding judgments, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting any member of the Purchaser's Group;

            (b) lawsuits, actions or proceedings in being or, to the knowledge of the Purchaser, pending or threatened against or affecting any member of the Purchaser's Group; or

            (c) investigations by any governmental or regulatory body which are, to the knowledge of the Purchaser, pending or threatened against any member of the Purchaser's Group,

            and which, in the case of each of SUB-PARAGRAPHS (v)(a), (b) and
            (c), have or would be likely to have a material adverse effect on the ability of the Purchaser or any other member of the Purchaser's Group to execute and deliver, or perform its obligations under, this Agreement and any other documents which are to be executed by the Purchaser or any other member of the Purchaser's Group and which are to be delivered at Completion.

(B) The Purchaser accepts and acknowledges that the Vendor is entering into this Agreement in reliance upon (i) the warranties set out in SUB-CLAUSES 20(A) and 19(P), and (ii) any other warranties expressly set out as such in any of the Relevant Agreements.

(C) The Vendor acknowledges that no representations, express or implied, have been or are given by the Purchaser, any Designated Purchaser or any other member of the Purchaser's Group which is a party to any of the Specified Agreements other than (i) the warranties set out in SUB-CLAUSES 20(A) and 19(P), and (ii) the other warranties expressly set out as such in any of the Relevant Agreements.

(D) The Vendor shall be entitled to claim both before and after Completion that any of (i) the warranties contained in SUB-CLAUSES 20(A) or 19(P), and/or
     (ii) any of the other warranties referred to in SUB-CLAUSE (C) has or had been breached and Completion shall not constitute a waiver of any of the Vendor's rights.

(E) The only remedy of the Vendor for breach of the warranties set out in SUB-CLAUSES 20(A) and 19(P) and any of the other warranties referred to in SUB-CLAUSE (C) shall be damages and the Vendor hereby agrees to waive any other right, power or remedy it may have in relation to a breach of such warranties.

21. PURCHASER'S UNDERTAKINGS

(A) The Purchaser agrees and undertakes on behalf of itself and each other member of the Purchaser's Group that (in the absence of fraud) it has no rights in relation to the matters contemplated by this SUB-CLAUSE (A) against, and shall not make any claim against, any employee, director or agent of any member of the Vendor's Group on whom the Vendor may have relied before agreeing to any term of this Agreement or any other agreement or document referred to herein or entering into this Agreement or any other agreement or document referred to herein including, without prejudice to the generality of the foregoing, any such persons as are named in the definition of "so far as the Vendor is aware". The agreement and undertaking set out in this SUB-CLAUSE 21(A) is without prejudice to any rights of any member of the Purchaser's Group described in SUB-CLAUSE 30(E).

(B) Subject to SUB-CLAUSE 32(B) (Announcements) and SUB-CLAUSE 33(B) (Confidentiality) and without prejudice to SUB-CLAUSE 17(E) (Intellectual Property), the Purchaser undertakes on behalf of itself and each other member of the Purchaser's Group (and, so far as achievable using reasonable endeavours, any member of the Purchaser's Group which ceases to be such a member before the third anniversary of the date of this Agreement) to treat as strictly confidential and not disclose to any person (other than other members of the Purchaser's Group on a confidential basis) any Vendor Confidential Information. The Purchaser acknowledges (for itself and on behalf of each other member of the Purchaser's Group) that any future use of Vendor Confidential Information is without representation, warranty or liability on the part of any member of the Vendor's Group. No updates of the Vendor Confidential Information will be provided by any member of the Vendor's Group to any member of the Purchaser's Group.

(C) The Purchaser acknowledges and agrees on behalf of itself and each other member of the Purchaser's Group that nothing in this Agreement shall operate as an agreement to transfer (nor shall transfer) any right, title or interest in, and (subject to SUB-CLAUSES (D) AND (E) and the provisions of the Transitional Services Agreement), from Completion, the Purchaser shall procure that no member of the Purchaser's Group (and, so far as achievable using reasonable endeavours, any member of the Purchaser's Group which ceases to be such a member before the third anniversary of the date of this Agreement) shall use, the words "Unilever", "Lever" or "Conopco" or any of them or any letter combination or words similar thereto or any colourable imitation thereof or any name or mark which includes or consists thereof (the "UNILEVER MARKS"); provided that nothing in this clause shall prevent any member of the Purchaser's Group from using "Unipath" or any trade mark forming part of the Business IPR or any trade mark owned by any of the Companies.

(D) The Vendor (on behalf of itself and as agent for the Vendor's Group) grants to the Companies and, in relation to the US Business, the relevant Designated Purchaser, subject to the terms of this SUB-CLAUSE (D) an irrevocable, royalty-free, non-exclusive licence:

     (i) to continue to use and supply existing stocks, packaging, sales literature, stationery, marketing materials and similar materials bearing the Unilever Marks (or any of them) for a period not to exceed 9 months from Completion; and

     (ii) to continue to apply the Unilever Marks in the same manner as applied at Completion to products, packaging, sales literature, stationery, marketing materials and similar materials used or supplied by the Transferring Business for a period not to exceed 3 months from Completion and to use and supply any of the same for a period not to exceed 9 months from Completion;

     provided that the Purchaser shall, and shall procure that the Companies and each of the businesses within the Transferring Business shall, use all reasonable endeavours to cease all use of the Unilever Marks as soon as reasonably practicable after Completion.

(E) The Purchaser shall, and shall procure that the Companies and each of the businesses within the Transferring Business shall, by the last day of the ninth month following the Completion Date, destroy or delete from existing stocks, packaging, sales literature, stationery, marketing materials and similar materials, building, signage and vehicles, the Unilever Marks.

(F) The Purchaser shall have exclusive control and undertakes with the Vendor (for itself and as trustee for each member of the Vendor's Group) that it will (without prejudice to the Transitional Services Agreement) take over all and any administrative functions relating to the Business IPR and Company IPR immediately following Completion and that it will be responsible for paying any filing, prosecution, maintenance and renewal fees relating to such Business IPR and Company IPR which fall due for payment after Completion.

(G) The Purchaser shall procure that, for a period of two years from the date of Completion, each Company shall prepare and there shall be prepared in relation to the US Business, where reasonably requested by the Vendor and subject to reimbursement by the Vendor of the reasonable out-of-pocket expenses of the Company and/or any other relevant member of the Purchaser's
     Group:

     (i) financial data required for the preparation of financial accounts, management accounts or statutory accounts for any member of the Vendor's Group which relate, in each case, to a period of account which is closed or in progress at Completion; and

     (ii) any data required for compliance with any reporting requirements of any stock exchange or securities or other regulatory authority or under any applicable law, rule or regulation,

     which shall each be delivered to the Vendor as soon as reasonably practicable.

(H) The Purchaser agrees that it will, and will procure that each relevant member of the Purchaser's Group will, after the Completion Date:

     (i) promptly provide the Vendor with such information and access to personnel, premises, chattels and documents belonging to, or under the control of, any members of the Purchaser's Group as the Vendor may reasonably consider necessary in connection with the Persona Litigation and any claim under any Liability Insurance Policy in connection with the marketing, sale or use of Persona products; and

     (ii) promptly, and in any event within five Business Days of receipt of any written communication relating to the Persona Litigation, provide the Vendor with a copy of such written communication.

     The obligations of the Purchaser and the relevant members of the Purchaser's Group pursuant to this SUB-CLAUSE (H) are subject to the Vendor promptly reimbursing the Purchaser and such members of the Purchaser's Group for the reasonable out-of-pocket expenses incurred by them in performing such obligations.

(I) The Purchaser undertakes that following Completion it shall, and shall procure that each member of the Purchaser's Group shall (at the cost of the Vendor):

     (i) provide to the Vendor, the other members of the Vendor's Group and their respective professional advisers, during Working Hours and on reasonable advance notice being given, access (a) to the Transferring Books and Records which are delivered to the Purchaser pursuant to CLAUSE 24 to the extent such relate to the US Retained Litigation (which books and records the Purchaser shall retain, or cause to be retained by the members of the Purchaser's Group, until the US Retained Litigation has been finally compromised or settled), and (b) to the employees and counsel of the Purchaser and other members of the Purchaser's Group for the purposes of the Vendor's conduct of the US Retained Litigation; and

     (ii) respond to the reasonable requests of the Vendor to assist in the prosecution or defence of the US Retained Litigation.

(J) The Purchaser shall procure that Unipath Limited, or any other relevant Company or member of the Purchaser's Group, within 20 Business Days of Completion, sells to the Vendor, or such other member of the Vendor's Group as the Vendor may designate in writing, at net book value as at the Completion Date the three motor cars owned by Unipath Limited (or such other Company or member of the Purchaser's Group) and used by Robert Field, Malcolm Smith and Frans van der Ouderaa as at the date of this Agreement.

22. RESTRICTIONS ON THE VENDOR

(A) The Vendor undertakes, subject to SUB-CLAUSE (B), that it shall not, and shall procure that each other member of the Vendor's Group shall not for as long as it remains such a member, do any of the following things:

     (i) for a period of three years after the Completion Date, either alone or jointly with any other person, directly or indirectly carry on, be engaged in or control any business or hold any securities or other participating financial interest (whether in the nature of debt or equity but excluding any interest as a trade creditor arising in the ordinary course of business) in any business which, in any such case, competes with the Diagnostics Business as carried on at Completion in any part of the world in which it is so carried on (a "RESTRICTED BUSINESS");

     (ii) for a period of three years after the Completion Date, induce any supplier of the Transferring Business to cease to supply, or to restrict or vary the terms of supply to, the Transferring Business (which shall not preclude any member of the Vendor's Group entering into and/or performing agreements or arrangements on ordinary commercial terms in the ordinary course of business (at the relevant time) of that member where carrying on such business does not amount to a breach of SUB-CLAUSE (A)(i));

     (iii) engage any Senior Employee for a period of six months from the Completion Date;

     (iv) without prejudice to SUB-CLAUSE (A)(iii) and within two years from the Completion Date, solicit or entice away from or persuade to leave the employment of any member of the Purchaser's Group any Senior Employee other than:-

            (a) any Senior Employee who (prior to such solicitation, enticement or persuasion) has given or received notice terminating such employment; or

            (b) any Senior Employee who responds (prior to such solicitation, enticement or persuasion) to any public recruitment advertisement (not specifically directed at such Employee) by or on behalf of any member of the Vendor's Group; or

     (v) assist any person or attempt to do any of the foregoing things save, in the case of assistance to a third party where the activity of the third party who is so assisted would fall under the provisions of SUB-CLAUSE (A)(i) were such third party a member of the Vendor's Group, where such assistance comprises any member of the Vendor's Group entering into and/or performing agreements or arrangements on ordinary commercial terms in the ordinary course of business (at the relevant time) of that member and where carrying on such business does not amount to a breach of SUB-CLAUSE (A)(i).

(B)  Nothing in SUB-CLAUSE (A) shall prevent any member of the Vendor's Group:

     (i) being the holder of shares, debentures or other securities of a company which is engaged in any Restricted Business (in each case, conferring not more than 5 per cent. (when aggregated with such holding of any other member of the Vendor's Group) of the votes which would normally be cast at a general meeting of that company); or

     (ii) acquiring the whole or any part of a business that includes activities the carrying on of which would otherwise amount to a breach of the undertaking contained in SUB-CLAUSE (A)(i) if the turnover of such activities does not amount to more than 25 per cent. of the aggregate turnover of the business concerned; PROVIDED THAT in such case the Vendor shall, or shall cause the relevant member of the Vendor's Group, to (a) use its reasonable endeavours to sell such Restricted Business within 12 months of such acquisition, and (b) invite the Purchaser to participate in any sales process organised in relation thereto, subject to the Purchaser having entered into a confidentiality agreement with, and upon terms reasonably acceptable to, the Vendor or such other member of the Vendor's Group, on the basis that the Vendor or such other member of the Vendor's Group shall allow the Purchaser a period of 15 Business Days prior to the despatch thereof to third parties to review the information memorandum prepared in relation to such sale; or

     (iii)  carrying on research and development into markers; or

     (iv) using markers in connection with the manufacture, development, marketing and/or sale of diagnostic products for, or which are sold in conjunction with or as part of, food, skin products, hair products, oral hygiene products, deodorant products or household care products (excluding for the avoidance of doubt the products referred to in paragraph (i) of the definition of Diagnostics Business set out in SCHEDULE 1 (Interpretation)); or

     (v) for the avoidance of doubt, carrying on research and development which is primarily directed at the manufacture, development, marketing and/or sale of any products other than IN VITRO diagnostic products; or

     (vi) holding any securities or having any other ownership or partnership interest in any person (for the avoidance of doubt, not being a member of the Vendor's Group) the purpose of which is to make and hold investments in different start-up or other businesses; PROVIDED that:

            (a) no member of the Vendor's Group is able to control or direct such person in any way with respect to the choice or the making of such investments;

            (b) no member of the Vendor's Group influences any such person to make or hold investments in any Restricted Business; and

            (c) the scope of any marketing or selling memorandum in respect of the raising of capital for any such person to invest shall not be restricted but shall not expressly focus on any business area which comprises all or any material part of the Restricted Business.

(C) The Vendor (for itself and on behalf of each other member of the Vendor's Group) acknowledges that each restraint and undertaking contained in this CLAUSE 22 is both fair and reasonable and the Vendor and Purchaser express their intention that the restraints imposed by this CLAUSE 22 be enforceable to the maximum extent permitted by law.

(D) Each of the covenants, obligations and restrictions set out in this CLAUSE 22 will be severable and independent such that if this CLAUSE 22 or any part or provision of this CLAUSE 22 is held or found to be wholly or partly void, invalid, or otherwise unenforceable then such part or provision will be deemed eliminated to the extent to which it is necessary to make this CLAUSE 22 or that part or provision enforceable.

(E) If a court of competent jurisdiction determines that the duration of any of the restrictions set out in this CLAUSE 22 is unreasonably long but that a shorter period would be lawful and reasonable, or that the territory is too wide but that a different territory would be lawful and reasonable, then such restrictions shall be read so as to refer to such shorter period and/or different territory, as the court considers valid in respect of such restrictions.

23. PROFIT AND LOSS EQUALISATION

(A) The Vendor and the Purchaser shall procure that the Profit and Loss Equalisation Agreement between Unipath Diagnostics GmbH and Deutsche Unilever GmbH dated 12th August, 1992 (the "PROFIT AND LOSS EQUALISATION AGREEMENT") is terminated by mutual agreement (Aufhebung) with effect from 31st December, 2001.

(B) Immediately following 31st December, 2001 the Purchaser (at the cost and expense of the Vendor) shall procure the preparation of unaudited accounts of Unipath Diagnostics GmbH for the fiscal year commencing on 1st January, 2001 and ending on 31st December, 2001. The Purchaser shall procure that such accounts are prepared on the same basis, and in accordance with the same accounting policies, as were employed in the preparation of the Accounts of Unipath Diagnostics GmbH (except that, for the avoidance of doubt, there shall be no requirement for such accounts to be audited) and that such accounts are delivered to the Vendor within 3 months of Completion.

(C) If the accounts prepared in accordance with SUB-CLAUSE (B) show Unipath Diagnostics GmbH to have made a loss (which, for this purpose, shall have the same meaning as in Section 5 of the Profit and Loss Equalisation Agreement) for the period commencing on 1st January, 2001 and ending on 31st December, 2001 then:

     (i) the Vendor shall procure that Deutsche Unilever GmbH pays to Unipath Diagnostics GmbH an amount equal to that loss within 7 Business Days of the receipt by the Vendor of such accounts; and

     (ii) subject to the payment specified in SUB-CLAUSE (C)(i) being made, the Purchaser shall pay, or procure the payment of, an amount equal to such loss to the Vendor on behalf of Deutsche Unilever GmbH within seven Business Days of the payment being made under SUB-CLAUSE (C)(i).

(D) If the accounts prepared in accordance with SUB-CLAUSE (B) show Unipath Diagnostics GmbH to have made a profit (which, for this purpose, shall have the same meaning as in Section 5 of the Profit and Loss Equalisation Agreement) for the period commencing on 1st January, 2001 and ending on 31st December, 2001 then:

     (i) the Purchaser shall procure that Unipath Diagnostics GmbH pays to Deutsche Unilever GmbH an amount equal to that profit within 7 Business Days of the delivery of such accounts to the Vendor; and

     (ii) subject to the payment specified in SUB-CLAUSE (D)(i) being made, the Vendor shall pay, or procure the payment of, an amount equal to that profit to such member of the Purchaser's Group as the Purchaser shall nominate within 7 Business Days of the payment being made under SUB-CLAUSE (D)(i).

(E)  (i)    All payments to be made pursuant to this CLAUSE 23 shall be made free from all withholdings and deductions (save for those required to be made by law).

     (ii) If any payment to be made pursuant to this CLAUSE 23 is not made within the time specified for such payment then there shall be added to that payment interest at the Agreed Rate.

(F) The Purchaser shall procure that Unipath Diagnostics GmbH does not declare, make or pay any dividend (including, without limitation, any dividends satisfied in cash or in kind or including a non-cash asset) after Completion and prior to 1st January, 2002.

24. BOOKS AND RECORDS

(A) The Vendor shall on Completion deliver to, or hold to the order of, the Purchaser originals of all the Transferring Business Books and Records relating exclusively to the Transferring Business with the exception of any Transferring Business Books and Records (i) relating to Taxation or (ii) wholly or predominately relating to the US Retained Litigation.

(B) For a period of eight years from Completion the Purchaser shall maintain and make available, as reasonably required by the Vendor, the Transferring Business Books and Records which are delivered to the Purchaser under this Agreement for inspection and copying (at the cost and expense of the Vendor) by representatives of the Vendor and its professional advisers during Working Hours on reasonable advance notice being given and on the basis that confidentiality is maintained in respect of such Transferring Business Books and Records save as provided in SUB-CLAUSE 33(B) (Confidentiality).

(C) For a period of eight years from Completion, the Vendor shall, and shall procure that each member of the Vendor's Group shall, maintain and make available, as reasonably required by the Purchaser, any Transferring Business Books and Records which are not delivered to, or held to the order of, the Purchaser pursuant to SUB-CLAUSE (A) (or, if practicable, the relevant parts thereof)and which contain information which is required by any member of the Purchaser's Group for the purpose of the Transferring Business and were in the possession of or under the control of the Vendor or any member of the Vendor's Group immediately prior to Completion for inspection and copying (at the cost and expense of the Purchaser) by representatives of any member of the Purchaser's

     Group during Working Hours on reasonable advance notice being given (and, if it is not practicable only to make available the relevant parts thereof, on the basis that confidentiality is maintained in relation to such Transferring Business Books and Records save as provided in SUB-CLAUSE 33(B) (Confidentiality)).

(D) The Purchaser shall procure that if, following Completion, any member of the Vendor's Group or any of the Companies discovers that any of the Company Books and Records in the possession of a Company relate exclusively to the Retained Businesses that Company shall promptly deliver to the Vendor the originals (and any copies) of all such Company Books and Records.

(E) For a period of eight years from Completion the Purchaser shall procure that the Companies shall maintain and make available to members of the Vendor's Group any Company Books and Records relating (but not exclusively relating) to the Retained Businesses (or, if practicable, the relevant parts thereof relating to the Retained Business) and which contain information which is required by any member of the Vendor's Group for the purposes of the Retained Businesses and were in the possession of or under the control of any of the Companies immediately prior to Completion for inspection and copying (at the cost and expense of the Vendor) by representatives of any member of the Vendor's Group during Working Hours on reasonable advance notice being given (and, if it is not practicable only to make available the relevant parts thereof, on the basis that confidentiality is maintained in relation to such Company Books and Records save as provided in SUB-CLAUSE 33(B) (Confidentiality)).

25. NO SET OFF

(A) Any payment to be made by any party under this Agreement shall be made in full without any set-off, restriction, condition or deduction for or on account of any counterclaim.

(B) All sums payable by any party under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

(C) If any deductions or withholdings are required by law to be made from any of the sums payable as mentioned in SUB-CLAUSE (B) (except interest or amounts treated as interest), the paying party shall be obliged to pay to the recipient such sum as will, after such deduction or withholding has been made, leave the recipient with the same amount as it would have been entitled to receive in the absence of any such requirement to make such deduction or withholding.

26. EFFECT OF COMPLETION

     Save as otherwise provided herein or therein, any obligations and undertakings contained in this Agreement or in any other document referred to herein which are capable of being performed after but which have not been performed at or before Completion and all Warranties shall (subject to SCHEDULE 7 (Limitations on Liability)) remain in full force and effect notwithstanding Completion.

27. REMEDIES AND WAIVERS

(A) No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided under this Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof except where expressly stated herein or therein.

(B) The single or partial exercise of any right, power or remedy provided under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated herein.

28. NO ASSIGNMENT

(A) Neither the obligations nor the benefits under this Agreement shall be assignable except as set out in SUB-CLAUSE (B) and as follows in this SUB-CLAUSE (A). The Purchaser or a Permitted Assignee (as defined below) may, upon giving written notice to the Vendor, assign the benefit of this Agreement in whole or in part (subject, for the avoidance of doubt, to all limitations contained herein including, without limitation, limitations on claims under the Warranties) to one or more members of the Purchaser's Group (a "PURCHASER PERMITTED ASSIGNEE") subject to the condition (a "DEPARTURE-FROM-GROUP CONDITION") that if such Permitted Assignee shall subsequently cease to be a member of the Purchaser's Group, the Purchaser shall procure that prior to its ceasing to be a member of the Purchaser's Group the Permitted Assignee shall assign so much of the benefit of this Agreement as has been assigned to it to the Purchaser or (upon giving further written notice to the Vendor) to another member of the Purchaser's Group. Subject to SUB-CLAUSE (B) any purported assignment in contravention of this SUB-CLAUSE 28(A) shall be void. The Vendor may assign the benefit of this Agreement in whole or in part (subject, for the avoidance of doubt, to all limitations contained herein) to one or more other members of the Vendor's Group (a "VENDOR PERMITTED ASSIGNEE") from time to time subject to a Departure-from-Group Condition by reference to the Vendor's Group.

(B) The Purchaser shall be able, upon giving prior written notice to the Vendor, to assign all, but not part of, the benefit (but not the burden) of this Agreement (subject, for the avoidance of doubt, to all limitations contained herein including, without limitation, limitations on claims under the Warranties) by way of security only to The Royal Bank of Scotland PLC, as facility agent and security trustee for the financial institutions providing debt finance to the Purchaser's Group for the purposes of completing the transactions contemplated by this Agreement (the "FINANCIERS"), and the terms of such assignment shall provide that:

     (i) such assignee may not assign the benefit of this Agreement to any other person except (i) by way of re-assignment to the Purchaser; or
            (ii) following enforcement of security by The Royal Bank of Scotland PLC to any other person where it has received the prior written consent of the Vendor (such consent not to be unreasonably withheld or delayed);

     (ii) on the debt finance referred to above being repaid in full, the Purchaser and The Royal Bank of Scotland PLC shall procure that the security is released and that the benefit of this Agreement is re-assigned to the Purchaser; and

     (iii) the liabilities of the Vendor and all other members of the Vendor's Group under this Agreement shall be no greater than such liabilities would have been had the assignment (or any subsequent assignment or re-assignment) not occurred.

(C)  The parties hereby agree that:

     (i) where the Purchaser or a Purchaser Permitted Assignee assigns the benefit of this Agreement in whole or in part to any other person the liabilities of the Vendor and all other members of the Vendor's Group under this Agreement to the Purchaser's Group shall be no greater than such liabilities would have been had the assignment not occurred; and

     (ii) where the Vendor or a Vendor Permitted Assignee assigns the benefit of this Agreement in whole or in part to any other person the liabilities of the Purchaser and all other members of the Purchaser's Group under this Agreement to the Vendor's Group shall be no greater than such liabilities would have been had the assignment not occurred.

29. FURTHER ASSURANCE

(A) Without prejudice to any restriction or limitation set out in this Agreement on the extent of any party's obligations under this Agreement and except in relation to the Business IPR and the Domain Names, each of the parties shall, from time to time and at its own cost and expense, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the other party as may be reasonably necessary to transfer the Shares, the Bedford Property, the US Business Assets, the IP Licences and/or the Monoclonal Assets to the Purchaser or the relevant Designated Purchaser on the terms of this Agreement and the Specified Agreements and otherwise to give any party the full benefit of this Agreement.

(B) The Vendor undertakes, for a period of two years after Completion and at the request of the relevant Designated Purchaser (and at its own cost and expense), and thereafter as reasonably requested by the Purchaser (at the Purchaser's cost and expense), to execute or procure the execution of all such documents as may reasonably be necessary or desirable to secure the vesting in the relevant Designated Purchaser of the Business IPR and the Domain Names provided however that the relevant Designated Purchaser undertakes with the Vendor that it will be responsible for preparing all such documents and provided that the relevant Designated Purchaser shall be responsible for all costs and expenses of effecting and recording the Intellectual Property Assignments at the relevant Patent and Trade Mark offices.

(C) In relation to each Company, the Vendor has procured, or will as part of Completion procure, the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions necessary to give effect to the transfer of the Shares in that Company.

30. ENTIRE AGREEMENT

(A) This Agreement, the Disclosure Letter and the Specified Agreements constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets and, except to the extent expressly repeated in this Agreement, the Disclosure Letter or any of the Specified Agreements, any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto are superseded and extinguished.

(B) The Purchaser acknowledges and agrees (for itself and on behalf of each other member of the Purchaser's Group) with the Vendor (on behalf of itself and each other member of the Vendor's Group) that:

     (i) it does not rely on and has not been induced to enter into this Agreement, the Disclosure Letter or the Specified Agreements on the basis of any Assurance (express or implied) made or given by or on behalf of the Vendor or any other member of the Vendor's Group or any of their respective agents, directors, officers, employees or advisers other than those expressly set out in this Agreement, the Disclosure Letter or any of the Specified Agreements or, to the extent that it has been, it has (in the absence of fraud) no rights or remedies in relation thereto and shall make no claim in relation thereto or against any such person and, without prejudice to the generality of the foregoing (including, without limitation, the Warranties), it has not relied upon, and will have no action or remedy as a result of, the Information Memorandum except to the extent that any statement in the Information Memorandum is set out as an Assurance in this Agreement, the Disclosure Letter or any of the Specified Agreements;

     (ii) any warranty or other rights which may be implied by law in any jurisdiction in relation to the sale of the Shares, the Bedford Property, the US Business Assets, the IP Assets or the Monoclonal Assets in such jurisdiction (except to the extent specifically incorporated into this Agreement, the Disclosure Letter or any of the Specified Agreements) shall be excluded or, if incapable of exclusion, irrevocably waived; and

     (iii) if any provision of this Agreement conflicts with any provision of any of the Transfer Documents, the provisions of this Agreement shall prevail.

(C) The Vendor acknowledges and agrees (for itself and on behalf of each other member of the Vendor's Group) with the Purchaser (on behalf of itself and each other member of the Purchaser's Group) that it does not rely on and has not been induced to enter into this Agreement, the Disclosure Letter or any of the Specified Agreements on the basis of any Assurance (express or implied) made or given by or on behalf of the Purchaser or any other member of the Purchaser's Group or any of their respective agents, directors, officers, employees or advisers other than those expressly set out in this

     Agreement, the Disclosure Letter or any of the Specified Agreements or, to the extent that it has been, it has (in the absence of fraud) no rights or remedies in relation thereto and shall make no claim in relation thereto or against any such person.

(D) This Agreement may only be varied by a document signed by each of the parties and expressed to be a variation to this Agreement.

(E) The provisions of SUB-CLAUSE 21(A) and the foregoing provisions of this CLAUSE 30 shall be without prejudice to any rights which the Purchaser or any member of the Purchaser's Group may have under any arrangements which the Purchaser or any member of the Purchaser's Group has entered, or may enter, into with the Vendor's Accountants with respect to the PwC Due Diligence Report.

31. NOTICES

(A) Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing. Notices and communications transmitted by e-mail shall not be considered to be in writing for the purposes of this CLAUSE 31.

(B) Any such notice or other communication shall be addressed as provided in SUB-CLAUSE (C) and, if so addressed, shall be deemed to have been duly given or made as follows:

     (i) if sent by personal delivery, upon delivery at the address of the relevant party;

     (ii) if sent by first-class post, two Business Days after the date of posting;

     (iii)  if sent by airmail, five Business Days after the date of posting;

     (iv)   if sent by facsimile, when received;

     PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

(C) The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to SUB-CLAUSE (D), are:

NAME OF PARTY       ADDRESS            FACSIMILE NO.        FOR THE ATTENTION OF
-------------       -------            -------------        --------------------
Unilever U.K.       Unilever House,    (44) 207 822 6108    the Company
Holdings Limited    Blackfriars,                            Secretary
(Vendor)            London
                    EC4P 4BQ,
                    United Kingdom

Inverness Medical   Suite 200,         001 781 647 3939     the General
Innovations, Inc.   51 Sawyer Road,                         Counsel
(Purchaser)         Waltham,
                    Massachusetts,
                    02453,
                    United States of
                    America

(D) A party may notify the other party to this Agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of SUB-CLAUSE (C) PROVIDED THAT such notification shall only be effective on:

     (i) the date specified in the notification as the date on which the change is to take place; or

     (ii) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

(E) For the avoidance of doubt, the parties agree that the provisions of this CLAUSE 31 shall not apply in relation to the service of Service Documents.

32. ANNOUNCEMENTS

(A) Subject to SUB-CLAUSE (B), no announcement concerning the sale or purchase of the Shares, the Bedford Property, the US Business Assets, the IP Assets and/or the Monoclonal Assets or any ancillary matter (other than the Press Announcements), shall be made by any party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

(B) Any party may make an announcement concerning the sale or purchase of the Shares, the Bedford Property, the US Business Assets, the IP Assets and/or the Monoclonal Assets or any ancillary matter if required by:

     (i)    the law of any relevant jurisdiction;

     (ii) any securities exchange or regulatory or governmental body to which any party or any holding company of it is subject or submits, wherever situated (including, without limitation, the UK Listing Authority, the London Stock Exchange PLC, the American Stock Exchange, the Panel on Take-Overs and Mergers or the

            Securities and Exchange Commission) whether or not the requirement has the force of law,

     in which case the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other party before making such announcement.

(C) The restrictions contained in this CLAUSE 32 shall continue to apply notwithstanding Completion without limit in time.

33. CONFIDENTIALITY

(A) Without prejudice to SUB-CLAUSE 19(L) (Vendor's Warranties and Undertakings and Purchaser's Remedies) and SUB-CLAUSE 21(B) (Purchaser's Undertakings) but subject to SUB-CLAUSE (B), the Vendor (for itself and on behalf of each other member of the Vendor's Group) and the Purchaser (for itself and on behalf of each other member of the Purchaser's Group) undertake to treat as strictly confidential:

     (i) the provisions or the subject matter of this Agreement or any document referred to herein; and

     (ii) the negotiations relating to this Agreement or any document referred to herein.

(B) Any person subject to this CLAUSE 33 may disclose information which would otherwise be confidential if and to the extent:

     (i) required by the law of any relevant jurisdiction or for the purpose of any judicial proceedings;

     (ii) required by any securities exchange or regulatory or governmental body to which such person or any holding company of it is subject or submits, wherever situated (including, without limitation, the UK Listing Authority, the London Stock Exchange PLC, the American Stock Exchange, the Panel on Takeovers and Mergers or the Securities and Exchange Commission) whether or not the requirement for information has the force of law; PROVIDED THAT in the case of any requirement to file a copy of this Agreement or any of the Specified Agreements with any such authority, exchange, commission or other body, the party to this Agreement which is under such filing obligation shall use its reasonable endeavours to request that as many parts of this Agreement and the Specified Agreements as such authority, exchange, commission or other body will permit receive confidential treatment with respect to such filing;

     (iii) that the information is disclosed on a strictly confidential basis to the professional advisers, auditors and bankers of such person;

     (iv) that the relevant party (being the Vendor in the case of disclosure by a member of the Purchaser's Group or the Purchaser in the case of disclosure by a member of the Vendor's Group) has given prior written approval to the disclosure;

     (v) it is disclosure to Employees, or to those of the Dutch Sales Staff whose contracts of employment transfer to the relevant Designated Purchaser pursuant to the transactions contemplated by this Agreement, on a confidential basis of information contained within CLAUSE 13 (Employees), CLAUSE 16 (Dutch Sales Staff), SCHEDULE 8 (Pensions) or the Employee Disclosures for the purpose of clarifying their employment terms or is disclosure to Employees or such Dutch Sales Staff of other information where such disclosure is necessary for the operation of the Transferring Business and is on a confidential and reasonable need to know basis;

     (vi) required to enable any member of the Vendor's Group or the Purchaser's Group, as the case may be, to enforce its rights under this Agreement or any document referred to herein or to vest the full benefit of this Agreement or such other document in that member; or

     (vii) where such person is a member of the Purchaser's Group, such disclosure is made on a confidential and reasonable need to know basis and is required in connection with the conduct of the business of the Purchaser's Group;

     PROVIDED THAT any such information disclosed pursuant to PARAGRAPHS (i) or
     (ii) (other than any disclosure to a Tax Authority) shall be disclosed only after notice to the relevant party (being the Vendor in the case of disclosure by a member of the Purchaser's Group or the Purchaser in the case of disclosure by a member of the Vendor's Group).

(C) The restrictions contained in this CLAUSE 33 shall continue to apply after the termination of this Agreement without limit in time.

(D)  This CLAUSE 33 shall be without prejudice to CLAUSE 32 (Announcements).

(E) With the exception of the obligation of the Purchaser set out in paragraph 12 of such agreement (to the extent that such obligation relates to directors, officers or employees who are not engaged in the Transferring Business), the Confidentiality Agreement (and all rights and obligations under it) is hereby terminated with effect from the date of this Agreement.

(F) If, at any time after the Completion Date, the Purchaser notifies the Vendor in writing, (setting out in all reasonable detail the circumstances thereof, including the name of the relevant third party) that it suspects that a third party attended the Data Room and is misusing any of the confidential information relating to the Transferring Business provided to it by or on behalf of any member of the Vendor's Group or the Companies prior to Completion in connection with the proposed sale of the Transferring Business, then, to the extent the Vendor, or any other member of the Vendor's Group, has a right of action against such third party under any of the Auction Confidentiality Agreements

     (save where such right of action has no reasonable likelihood of success), the Vendor shall, or shall procure that such member of the Vendor's Group shall, either:

     (i) take all reasonable steps, at the Purchaser's expense, to enforce its rights under the relevant Auction Confidentiality Agreement against such third party in order to prevent and/or stop the use and/or disclosure of such confidential information by the third party; or

     (ii) transfer and assign the benefit of the relevant Auction Confidentiality Agreement to the Purchaser and, if requested by the Purchaser, and at the Purchaser's expense, use its reasonable endeavours to assist the Purchaser in the enforcement thereof.

34. COSTS AND EXPENSES

(A) Save as otherwise stated in any other provision of this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Shares, the Bedford Property, the US Business Assets, the IP Assets and the Monoclonal Assets and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it.

(B)  Without prejudice to SUB-CLAUSE (A):

     (i) all stamp, transfer, registration, sales (including state and local sales Taxes) and other similar Taxes, duties and charges and all notarial fees (if any) ("TRANSFER TAXES") payable in connection with the sale, transfer or purchase of the Shares in Unipath Limited, Unipath B.V. and Unipath Diagnostics GmbH and the Bedford Property under or pursuant to this Agreement shall be paid by the Purchaser; and

     (ii) all Transfer Taxes payable in connection with the sale, transfer or purchase of the Shares in Unipath Scandinavia A.B., the US Business Assets, the IP Assets and the Monoclonal Assets under or pursuant to this Agreement shall be for the account of the Purchaser.

35. COUNTERPARTS

(A) This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

(B) Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

36. INVALIDITY

     If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

     (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     (ii) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

37. CAPACITY OF THE PARTIES AND GROUP COMPANY OBLIGATIONS

(A) The undertakings given by the Purchaser to, and agreements made by the Purchaser with, the Vendor in this Agreement are given and made to and with the Vendor for itself and as trustee for the Share Sellers, US Business Seller, the IP Assets Sellers and/or the Monoclonal Assets Seller (as appropriate in each case).

(B) The undertakings given by the Vendor to, and agreements made by the Vendor with, the Purchaser in this Agreement are given and made to and with the Purchaser for itself and as trustee for the relevant Designated Purchaser or Purchasers (as appropriate in each case).

(C) The Purchaser shall procure that any obligation which is expressed under this Agreement to be an obligation of any member of the Purchaser's Group (including, to the extent expressly set out in this Agreement, a member of the Purchaser's Group who ceases to be such a member) or of any Designated Purchaser (including any obligation expressed to be given, undertaken or assumed by the Purchaser on behalf of one or more such persons) shall be performed and not breached and, in the event of breach or non-performance of any such obligation, the Vendor shall be entitled, subject to any express applicable limitations set out in this Agreement, to bring proceedings and recover in full against the Purchaser without being obliged to do so first against such other persons.

(D) The Vendor shall procure that any obligation which is expressed under this Agreement to be an obligation of any member of the Vendor's Group (including, to the extent expressly set out in this Agreement, a member of the Vendor's Group who ceases to be such a member) or of the Share Sellers, the US Business Seller, the IP Assets Sellers, the Monoclonal Assets Seller or any of them (including any obligation expressed to be given, undertaken or assumed by the Vendor on behalf of one or more such persons) shall be performed and not breached and, in the event of breach or non-performance of any such obligation, the Purchaser shall be entitled, subject to the provisions of SCHEDULE 7 (Limitations on Liability) (where applicable) and to any other express applicable limitations set out in this Agreement, to bring proceedings and recover in full against the Vendor without being obliged to do so first against such other persons.

(E) In SUB-CLAUSES 37(C) and 37(D), any reference to any obligation shall include, without limitation, the giving of any warranty or undertaking under this Agreement.

38. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

(A) The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

(B) Notwithstanding SUB-CLAUSE (A), the undertakings given by the Purchaser in, and the agreement of the Purchaser to, CLAUSE 13 (Employees), paragraphs 4 and 5 of Part A of SCHEDULE 8 (Pensions), paragraph 2 of Part B of SCHEDULE 8 (Pensions) and Annex B of Part A of SCHEDULE 8 (Pensions) are given to and made with the Vendor as trustee for each of the Employees and, if he becomes employed within six months of Completion by a member of the Purchaser's Group, each member of the Dutch Sales Staff.

39. GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, English law.

40. JURISDICTION

(A) Each of the parties to this Agreement irrevocably agrees that the courts of England are to have sole jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings shall be brought in such courts.

(B) Each party irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in SUB-CLAUSE (A) and any claim of FORUM NON CONVENIENS and further irrevocably agrees that a judgment in any Proceedings brought in any court referred to in SUB-CLAUSE
     (A) shall (subject to rights of appeal) be conclusive and binding upon such party and may be enforced in the courts of any other jurisdiction.

41. AGENT FOR SERVICE OF PROCESS

(A) The Purchaser irrevocably appoints Unipath Limited of Priory Business Park, Bedford MK44 3UP (or such other address as may be notified to the Vendor) to be its agent for the receipt of service of process in England. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

(B) If the agent at any time ceases for any reason to act as such, the Purchaser shall appoint a replacement agent having an address for service in England or Wales and shall notify the Vendor of the name and address of the replacement agent. Failing such appointment and notification, the Vendor shall be entitled by notice to the Purchaser (notifying the name and address of the replacement agent) to appoint a replacement agent to act on the Purchaser's behalf.

(C) A copy of any Service Document served on an agent shall be sent by post to the Purchaser. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

(D) "SERVICE DOCUMENT" means a document relating to or in connection with any Proceedings.

42. LANGUAGE

     Each notice, demand, request, statement, instrument, certificate, or other communication given, delivered or made by any party to any other party under or in connection with this Agreement shall be in English.

IN WITNESS whereof the parties have entered into this Agreement the day and year first before written.





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                                       69

                                   SCHEDULE 1
                                (INTERPRETATION)

(A) In this Agreement and the Schedules to it, unless otherwise specified:

"ACCOUNTS"                 means:

                           (i)  in relation to all Companies other than Unipath
                                B.V., the non-consolidated audited accounts comprising a balance sheet, profit and loss account and notes of each such Company as at and for the year ended on the Accounts Date; and

                           (ii) in relation to Unipath B.V., the
                                non-consolidated unaudited accounts of that
                                Company as at and for the year ended on the Accounts Date, which accounts were compiled for the purpose of the preparation of the consolidated accounts of the Vendor's Group, copies of all of which are set out in ATTACHMENT 3;

"ACCOUNTING MANUAL         means the extracts from the Unilever Accounting
EXTRACTS"                  Manual set out in ATTACHMENT 8;

"ACCOUNTS DATE"            means 31st December, 2000;

"ADJUSTED CASH             has the meaning given in SUB-CLAUSE 5(A) (Working
CONSIDERATION"             Capital and Variable Intra-Group Debt Adjustments);

"AGREED FORM"              means, in relation to any document, such document in
                           the form initialled for the purposes of
                           identification only by or on behalf of the Purchaser
                           and the Vendor (as amended by agreement or pursuant
                           to the terms of this Agreement);

"AGREED RATE"              means 2 per cent. above the base rate of National
                           Westminster Bank PLC from time to time;

"ANTIBODY PATENT LICENCE"  means the licence and related side letter, in the
                           Agreed Form, relating to certain technology to be entered into by Unilever PLC, Unilever N.V. and the Designated Purchaser of the IP Assets at Completion;

"ASSUMED LIABILITIES"      has the meaning given in SUB-CLAUSE 10(B) (Assumed
                           Liabilities and Retained Liabilities);

"ASSUMED LIABILITIES       has the meaning given in SUB-CLAUSE 10(G) (Assumed
INDEMNITY"                 Liabilities and Retained Liabilities);

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                                       70

"ASSURANCE"                means any warranty, representation, assurance,
                           covenant, agreement, undertaking, indemnity,
                           guarantee or commitment of any nature whatsoever;

"AUCTION CONFIDENTIALITY   means the four confidentiality agreements entered
AGREEMENTS"                into in connection with the proposed sale of the
                           Transferring Business between Unilever PLC and all
                           those third parties (other than the Purchaser and
                           other members of the Purchaser's Group) who have been
                           given access to the Data Room prior to the date of
                           this Agreement, each in substantially the same form,
                           and dated on or around the same date, as the
                           Confidentiality Agreement;

"BD LICENCE"               means the licence agreement dated 20th November, 2001
                           between Unilever PLC, Unilever N.V. and Becton
                           Dickinson, a copy of which is attached to the
                           Disclosure Letter, pursuant to which Becton Dickinson
                           has been granted a non-exclusive licence of patents
                           owned by Unilever PLC and Unilever N.V.;

"BEDFORD PROPERTY"         means the leasehold property at Priory Business Park,
                           Bedford, details of which are set out in Part A of
                           SCHEDULE 9 (Properties);

"BEDFORD PROPERTY          means the transfer of the Bedford Property in the
TRANSFER"                  Agreed Form prepared in accordance with the
                           provisions of Part C of SCHEDULE 9 (Properties);

"BENCHMARK STATEMENT"      has the meaning given in SUB-CLAUSE 6(A) (Completion
                           Accounts and Variable Intra-Group Debt Statement);

"BIOSENSORS PATENTS"       means US patent number 5,141,868 and its equivalents
                           in Australia, Canada, Japan and Europe and patents
                           based on or claiming priority from any of those
                           patent applications and patents, as well as any
                           substitution, division, continuation,
                           continuation-in-past, re-examination or re-issue
                           thereof;

"BUSINESS DAY"             means a day (other than a Saturday or a Sunday) on
                           which banks generally are open in London for normal
                           business (other than solely for settlement and
                           trading in euros);

"BUSINESS IPR"             means (i) the Intellectual Property licensed pursuant
                           to the IP Licences listed in Attachment 15; (ii) any
                           or all of the Intellectual Property owned by a member
                           of the Vendor's Group which is used exclusively in
                           the Transferring Business as at Completion; and (iii)
                           any or all of the Intellectual Property owned by a
                           member of the Vendor's Group which has been used in
                           the Transferring Business but has never been used in
                           any other business carried on by members of the
                           Vendor's Group. The Business IPR includes, without
                           limitation, those patents, patent applications, trade
                           marks and trade mark applications listed in the
                           Disclosure Letter;

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                                       71

"CAPTIVE INSURER"          means Verzekeringsmaatschappij Palma N.V., an
                           insurance company which is a member of the Vendor's
                           Group;

"CASH CONSIDERATION"       means the aggregate cash consideration payable for
                           the Shares, the Bedford Property, the US Business
                           Assets, the IP Assets and the Monoclonal Assets as
                           set out in SUB-CLAUSE 3(A) (Cash Consideration), as
                           such consideration may be adjusted pursuant to the
                           other provisions of this Agreement;

"CODE" means the US Internal Revenue Code of 1986, as amended;

"COMPANIES"                means Unipath Limited, Unipath Management Limited,
                           Unipath Diagnostics GmbH, Unipath Scandinavia A.B.
                           and Unipath B.V.; and "COMPANY" shall be construed
                           accordingly;

"COMPANY BOOKS AND         means all books and records of the Companies
RECORDS"                   containing information relating to the Retained
                           Businesses or on which any information relating to
                           the Retained Businesses is recorded including,
                           without limitation, all documents and other material
                           (including, without limitation, all forms of computer
                           or machine readable material);

"COMPANY IPR"              means Intellectual Property owned by any of the
                           Companies;

"COMPLETION"               means completion of the sale and purchase of the
                           Shares, the Bedford Property, the US Business Assets,
                           the IP Assets and the Monoclonal Assets;

"COMPLETION ACCOUNTS"      means the aggregated working capital statement of the
                           Companies and the US Business together with an
                           individual working capital statement for each of the
                           Companies and the US Business, in each case as at the
                           Completion Date, all of which are to be prepared in
                           accordance with CLAUSE 6 (Completion Accounts and
                           Variable Intra-Group Debt Statement) and SCHEDULE 10
                           (Completion Accounts and Variable Intra-Group Debt
                           Statement);

"COMPLETION DATE"          means the date of this Agreement;

"CONFIDENTIALITY           means the confidentiality agreement entered into
AGREEMENT"                 between Unilever PLC and the Purchaser dated 21st
                           August, 2001 (as amended);

"CURRENT YEAR TAX          has the meaning given in the Tax Covenant;
LIABILITY"

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                                       72

"DATA ROOM"                means those documents, including, without limitation,
                           copies of documents, made available to the Purchaser
                           prior to the date of this Agreement and listed in the
                           Data Room Index;

"DATA ROOM INDEX"          has the meaning given in the Disclosure Letter;

"DEED OF UNDERTAKING"      has the meaning given in SUB-CLAUSE 12(D)
                           (Intra-Group Guarantees and Other Arrangements);

"DEFAULT RATE"             means 4 per cent. above the base rate of National
                           Westminster Bank PLC from time to time;

"DEFINED FIELD"            means:

                           (i)    the manufacture, distribution and
                                  sale of pregnancy testing kits,
                                  ovulation and fertility monitoring
                                  systems, aids to contraception and
                                  other women's reproductive health
                                  diagnostic products;

                           (ii) the manufacture, distribution and sale of certain in vitro diagnostic products; and

                           (iii) the carrying out of research or development work in relation to products of the type referred to in (i) or (ii) above;

                           in each case only as carried on at the date of this Agreement by the Companies and, in relation to the US
                           Business, the US Business Seller;

"DEPARTURE-FROM-           has the meaning given in SUB-CLAUSE 28(A)
GROUP-CONDITION"           (No Assignment);

"DESIGNATED PURCHASERS"    means the Purchaser and such other members of the
                           Purchaser's Group as may be nominated by the
                           Purchaser to purchase any of the Shares, the Bedford
                           Property, the US Business Assets, the IP Assets and
                           the Monoclonal Assets and "DESIGNATED PURCHASER"
                           means any one of them;

"DIAGNOSTICS BUSINESS"     means the business of:

                           (i) the manufacture, distribution and sale of pregnancy testing kits, ovulation and fertility monitoring systems, aids to contraception and other women's reproductive health diagnostic products;

                           (ii) the manufacture, distribution and sale of certain IN VITRO diagnostic products;

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                                       73

                           (iii) the carrying out of research and development work in relation to products of the type referred to in PARAGRAPHS (i) AND (ii); and

                           (iv)   the licensing of Intellectual Property for
                                  (i), (ii) or (iii) above,

                           in each case only as carried on at the date of this Agreement by (i) the Companies (including through the occupation or use of the Bedford Property, the IP
                           Assets and the Monoclonal Assets), and (ii) in relation to the US Business, by the US Business
                           Seller;

"DISCLOSURE BUNDLE"        has the meaning given in the Disclosure Letter;

"DISCLOSURE LETTER"        means the disclosure letter of the same date as this
                           Agreement written by the Vendor to the Purchaser;

"DISPUTE NOTICE"           has the meaning given in SUB-CLAUSE 6(B) (Completion
                           Accounts and Variable Intra-Group Debt Statement);

"DOMAIN NAMES"             means the internet domain names listed in SCHEDULE 14
                           (Domain Names);

"DUTCH SALES STAFF"        means Paul Heijstee, Nelleke Broekema, Joop Bergsma
                           and Saskia van der Heijden each of whom is employed
                           by Lever Faberge Nederland B.V. (a member of the
                           Vendor's Group incorporated in the Netherlands) and
                           each of whom provides sales services to Unipath
                           Limited pursuant to the Dutch Sales Representation
                           Agreement;

"DUTCH SALES               means the Sales Representation Agreement with an
REPRESENTATION             effective date of 2nd July, 2001 between Unipath
AGREEMENT"                 Limited and Lever Faberge Nederland B.V.;

"EMPLOYEES"                means the French Employees, the German Employees, the
                           Scandinavian Employees, the UK Employees and the US
                           Employees;

"EMPLOYEE DISCLOSURES"     means the disclosures relating to the Employees set
                           out in paragraph 24 of the Disclosure Letter;

"ENVIRONMENT"              has the meaning given in the Environmental
                           Warranties;

"ENVIRONMENTAL LAWS"       has the meaning given in the Environmental
                           Warranties;

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                                       74

"ENVIRONMENTAL MATTERS"    has the meaning given in the Environmental
                           Warranties;

"ENVIRONMENTAL PERMITS"    has the meaning given in the Environmental
                           Warranties;

"ENVIRONMENTAL             means the Warranties set out in PARAGRAPH 25 of
WARRANTIES"                SCHEDULE 6 (Warranties);

"FIXED ASSET REGISTER"     means the fixed asset register set out at tab 5 of
                           the Disclosure Bundle which lists, inter alia, as at
                           1st December, 2001 those US Business Assets which are
                           Material Fixed Assets and those assets of the
                           Companies which are Material Fixed Assets;

"FIXED INTRA-GROUP DEBT    means certain amounts in the nature of indebtedness
AMOUNTS"                   owing by the Companies to members of the Vendor's
                           Group as at the date of this Agreement, details of
                           which are set out in SCHEDULE 13 (Fixed Intra-Group
                           Debt Amounts);

"FRENCH EMPLOYEES"         means those individuals whose names are set out in
                           Part A of SCHEDULE 11 (Employees) being the persons
                           who are employed by Elida Faberge SA and are engaged
                           in the Transferring Business;

"GENERIC CLAIMS"           means those claims notified or threatened against
                           members of the Vendor's Group or any of the Companies
                           prior to the date hereof in respect of the marketing,
                           sale and use of Persona products in which it is
                           asserted that the Persona product is defective, or
                           that the Persona product is not suitable for its
                           intended purpose, by virtue of any failure to warn an
                           intended user of the Persona product that the Persona
                           product is not 94% reliable when used in accordance
                           with the instructions set out therewith and/or that
                           the figure of 94% reliability should not have been
                           used in respect of the Persona product, being the
                           claims referred to as a single occurrence in the
                           letter from the Captive Insurer to Richard Hazell of
                           Unilever PLC dated 18th December, 2001 included at
                           tab 15 of the Disclosure Bundle;

"GERMAN EMPLOYEES"         means those individuals whose names are set out in
                           Part B of SCHEDULE 11 (Employees) being the persons
                           who are employed by Unipath Diagnostics GmbH;

"HAMERS AGREEMENT"         means the agreement dated 17th March, 1997 between
                           Unilever Nederland BV and the Vrije Universiteit
                           Brussel, a copy of which is attached to the
                           Disclosure Letter;

"HAZARDOUS SUBSTANCES"     has the meaning given in the Environmental
                           Warranties;

"IMMOVABLE PROPERTY"       means freehold and leasehold land and buildings,
                           fixtures, or other immovable property;

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                                       75

"INDEMNIFIED LOSSES"       has the meaning given in SUB-CLAUSE 18(A)
                           (Reorganisation Indemnity);

 "INDIRECT TAXATION"       means those taxes listed in ATTACHMENT 4;

"INFORMATION               means the information memorandum dated August, 2001
MEMORANDUM"                and prepared by Deutsche Bank AG on behalf of the
                           Vendor's Group in connection with the proposed sale
                           of the Transferring Business;

"INTELLECTUAL PROPERTY"    means patents, trade marks, service marks, trade or
                           business names, rights in designs, copyrights
                           (including, without limitation, rights in computer
                           software), rights in databases and topography rights
                           (whether or not any of those is registered and
                           including, without limitation, applications and
                           rights to apply for registration of any such thing)
                           and all rights or forms of protection of a similar
                           nature or having equivalent or similar effect to any
                           of these which may subsist anywhere in the world;

"INTELLECTUAL PROPERTY     means the assignments of registered Business IPR (and
ASSIGNMENTS"               applications therefor) in the Agreed Form to be
                           entered into at Completion between the IP Assets
                           Sellers and the Designated Purchaser of the IP
                           Assets;

"INTRA-GROUP TRADING       means:
AND SERVICES AMOUNT"

                           (i) any amount owed by or to any member of the Vendor's Group to or by any of the Companies as at Completion; and

                           (ii)   any amount owed by one member of the Vendor's
                                  Group to another member of the Vendor's Group in respect of the US Business as at Completion,

                           in either case, in the ordinary course of the Transferring Business (including, without limitation, trade payables and receivables, amounts owed in respect of salaries or other employee benefits, amounts in respect of VAT, insurance (including, without limitation, health and motor insurance), pension or retirement benefit payments, management training and car rental payments paid or management services provided by or to any member of the Vendor's
                           Group);

"IP ASSETS"                means the Business IPR, the Domain Names and the IP
                           Licences;

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                                       76

"IP ASSETS SELLERS"        means Conopco, Inc., Hindustan Lever Limited,
                           Unilever N.V., Unilever PLC and Unilever Patent
                           Holdings B.V., each of which is a member of the
                           Vendor's Group;

"IP LICENCES"                        means:

                           (i)    the IP Licences listed in ATTACHMENT 15;

                           (ii) all agreements, arrangements or understandings relating to the Transferring Business at Completion pursuant to which:

                                   (a) any member of the Vendor's Group has the
                                       right to use any Intellectual Property in the Transferring Business but excluding any such agreements, arrangements or undertakings relating to computer software and excluding the Hamers
                                       Agreement and the BD Licence; or

                                   (b) any third party has the right to use any
                                       Business IPR; and

                           (iii)  all agreements, arrangements and
                                  understandings either relating exclusively to the Transferring Business as at Completion or relating in part to the Transferring Business at Completion (but then only to the extent that they do so relate) to which any member of the Vendor's Group is a party and pursuant to which any of the Companies or, in relation to the US Business, any member of the Vendor's
                                  Group has the right to use any computer
                                  software;

"LEASE" means the lease under which any Property which is leasehold is held and all documents supplemental to the lease including any licence, consent or approval given under it;

"LETTINGS"                 means, in respect of a Property, the leases,
                           tenancies and other rights of occupation affecting
                           the relevant Property;

"LIABILITY INSURANCE       means all contracts of insurance entered into by the
POLICIES"                  Companies and any member of the Vendor's Group
                           (including, without limitation, Unipath Diagnostics
                           S.A. (France)) before Completion (but except in
                           relation to the 2001-2002 policy year, excluding any
                           such contracts of insurance providing coverage for
                           companies domiciled in the United States of America)
                           under which any member of the Vendor's Group and the
                           Companies (or any of them) are insured in respect of
                           liability to third parties arising from or in
                           connection with the carrying on of the

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                                       77

                           manufacture, marketing, sale and use of Persona products including, for the avoidance of doubt, all such contracts of liability insurance effected with the Captive Insurer and all excess layer contracts of liability insurance;

"LITIGATION"               has the meaning given in paragraph 14 of SCHEDULE 6
                           (Warranties);

"MANAGEMENT ACCOUNTS"      means the management accounts of the Transferring
                           Business for the year ended on the Accounts Date and
                           for the period from 1st January, 2001 to 29th
                           September, 2001, copies of which are set out in
                           ATTACHMENT 5;

"MATERIAL CONTRACT"        means:

                           (i) any agreement, arrangement or understanding to which any of the Companies is a party or the benefit of which is held in trust for or has been assigned to any Company; or

                           (ii)   in relation to the US Business, a US Contract

                           either (a) as a result of which such Company or, as the case may be, the member of the Vendor's Group which is party to the relevant US Contract is liable to pay (pound)500,000 or more per annum and/or entitled to receive (pound)500,000 or more per annum or (b) the absence or termination of which would have a material adverse effect on the Transferring
                           Business;

"MATERIAL FIXED ASSET"     means any fixed asset with a net book value of
                           (pound)100,000 or more;

 "MONOCLONAL ASSETS"       means the assets listed in (i) Part A of ATTACHMENT 7
                           (including, without limitation, those antibody clones
                           identified as belonging to "Unipath" but excluding
                           those identified as belonging to "Unilever"), and
                           (ii) Part B of ATTACHMENT 7 (non-clone assets);

"MONOCLONAL ASSETS         means Unilever U.K. Central Resources Limited, a
SELLER"                    member of the Vendor's Group incorporated in England
                           and Wales, which company holds the Monoclonal Assets;

"NON-UK EMPLOYEES"         means the French Employees, the German Employees,
                           the Scandinavian Employees and the US Employees;

"OCTOBER MANAGEMENT        means the management accounts of the Transferring
ACCOUNTS"                  Business for the period from 1st January, 2001 to 3rd
                           November, 2001, a copy of which is set out in
                           ATTACHMENT 5;

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                                       78

"PATENT CASES"             means the patent litigation identified in Part A of
                           SCHEDULE 15 (Patent Cases);

"PERMITS"                  has the meaning given in SUB-CLAUSE 13(I)
                           (Employees);

"PERMITTED ASSIGNEE"       has the meaning given in SUB-CLAUSE 28(A) (No
                           Assignment);

"PERMITTED ENCUMBRANCES"   means liens or security interests:

                           (i) arising by operation of law in the ordinary and usual course of business;

                           (ii) arising under title retention provisions in sales contracts with third parties entered into in the ordinary and usual course of business;

                           (iii) arising under equipment leases with third parties entered into in the ordinary and usual course of business (save for liens or security interests arising as a result of breach of any such equipment leases); or

                           (iv) for Taxes and other governmental charges which are not due and payable;

"PERSONA LITIGATION"       means any third party complaint, claim, demand,
                           proceeding, suit or action brought or to be brought
                           whether before, on or after the Completion Date
                           against any member of the Purchaser's Group or
                           against any member of the Vendor's Group (including,
                           without limitation, the intimation of a claim or a
                           letter before action) arising out of marketing, sales
                           or use of any Persona product;

"PERSONA PRODUCT"          means any product marketed as "Persona" or "Persona
                           test sticks" by any of the Companies or any member of
                           the Vendor's Group (including, without limitation,
                           Unipath Diagnostics S.A. (France)) prior to, or as
                           at, the date of this Agreement;

"PLANNING ACTS"            means the enactments from time to time in force
                           relating to town and country planning;

"PRESS ANNOUNCEMENTS"      means the press announcements to be issued by
                           Unilever PLC and/or Unilever N.V. and the Purchaser
                           upon Completion each as substantially in the form set
                           out in ATTACHMENT 6;

"PROCEEDINGS"              means any proceeding, suit or action arising out of
                           or in connection with this Agreement;

"PROFIT AND LOSS           has the meaning given in SUB-CLAUSE 23(A) (Profit and
EQUALISATION AGREEMENT"    Loss Equalisation);

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                                       79

"PROFIT AND LOSS           has the meaning given in the Tax Covenant;
EQUALISATION AGREEMENT
TAX LIABILITY"

"PROPERTIES"               means the freehold, leasehold or other Immovable
                           Property specified in SCHEDULE 9 (Properties);

"PROPERTY APPROVAL"        means, in relation to any Property, the consent of
                           any landlord or other third party required for the
                           grant of an underlease of the whole or any part of
                           the relevant Property to the Purchaser;

"PROPERTY CONSENT"         means, in relation to any Property, the consent of
                           any landlord or other third party required for the
                           transfer of the whole or any part of the relevant
                           Property to the Purchaser;

"PROTECTED PERSONS"        has the meaning given in SUB-CLAUSE 18(D)
                           (Reorganisation Indemnity);

"PURCHASER'S ACCOUNTANTS"  means Arthur Andersen of 180 Strand, London WC2R 1BL or such other accountants as may be notified to the Vendor from time to time;

"PURCHASER CONFIDENTIAL    means all information which is not in the public
INFORMATION"               domain in whatever form held:

                           (i)    relating to any member of the Purchaser's
                                  Group or the business of any such member;

                           (ii) supplied by or on behalf of any member of the Purchaser's Group to any member of the Vendor's Group relating to the business of the Purchaser's Group;

                           (iii) supplied in confidence to any member of the Vendor's Group by any third party and which relates to the business of the Purchaser's
                                  Group; or

                           (iv)   to the extent that it relates to the
                                  Transferring Business;

"PURCHASER'S GROUP"        means the Purchaser, its subsidiaries and subsidiary
                           undertakings (including, without limitation, the
                           Companies), each holding company of the Purchaser and
                           all other subsidiaries and subsidiary undertakings of
                           any such holding company, in each case, at the
                           relevant time;

"PURCHASER'S SOLICITORS"   means Allen & Overy of One New Change, London EC4M
                           9QQ;

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                                       80


"PWC DUE DILIGENCE REPORT" means the due diligence report on the Transferring
                           Business dated 24th August, 2001 prepared on behalf of the Vendor by the Vendor's Accountants;

"RELEVANT AGREEMENTS"      means this Agreement, the Tax Covenant, the
                           Intellectual Property Assignments, the Transitional
                           Services Agreement, the Bedford Property Transfer,
                           the Antibody Patent Licence, the Deed of Undertaking,
                           the US Transfer Agreement and the US Lease
                           Assignments;

"RELEVANT PERIOD"          has the meaning given in the Environmental
                           Warranties;

"RELIEF"                   has the meaning given in the Tax Covenant;

"REORGANISATION"           means the completed intra-group reorganisation
                           involving the Vendor, Unipath Limited and the
                           Subsidiary, details of which are set out in
                           ATTACHMENT 2;

"REORGANISATION TAX        has the meaning given in the Tax Covenant;
LIABILITY"

"RETAINED BUSINESSES"      means all businesses carried on by the Vendor's Group
                           other than the Transferring Business;

"RETAINED LIABILITIES"     has the meaning given in SUB-CLAUSE 10(C) (Assumed
                           Liabilities and Retained Liabilities);

"SCANDINAVIAN EMPLOYEES"   means those individuals whose names are set out in
                           Part C of SCHEDULE 11 (Employees) being the persons
                           who are employed by Unipath Scandinavia A.B.;

"SECONDED EMPLOYEES"       means Messrs. Peter Welch, Michael Joubert and Fiona
                           Humberstone;

"SENIOR EMPLOYEES"         means Employees whose work level grading at any
                           relevant time is, in accordance with the Vendor's
                           Group work grading policy, at level 3 or above;

"SERVICE DOCUMENT"         has the meaning given in SUB-CLAUSE 41(D) (Agent for
                           Service);

"SETTLEMENT DATE"          has the meaning given in SUB-CLAUSE 5(B) (Working
                           Capital and Variable Intra-Group Debt Adjustments);

"SHARE SELLERS"            means the members of the Vendor's Group whose names
                           appear in COLUMN 3 of SCHEDULE 4 (Ownership of the
                           Shares) which, in each case, hold the Shares set
                           opposite their name in COLUMN 2 of SCHEDULE 4
                           (Ownership of the Shares);


                                       81

"SHARES" means all the issued shares in the capital of the Companies (other than the Subsidiary) details of which are set out in the table in SCHEDULE 4
                           (Ownership of the Shares);

"SHARED IPR"               means any Intellectual Property (other than the
                           Business IPR and excluding all trade marks) or
                           know-how owned by the Vendor or any member of the
                           Vendor's Group as at the date of this Agreement
                           which:

                           (i) has been used by the Transferring Business in relation to a commercialised product; and/or

                           (ii) is a material element of any research or development project carried on by the Transferring Business,

                           in each case, at any time in the three years prior to the date of this Agreement;

"SO FAR AS THE VENDOR      means so far as is within the actual knowledge (after
AWARE"                     having made reasonable enquiries) of Robert Field or
                           Peter Welch (in relation to any matters), Keith
                           Goulborn (in relation to property matters), Brian
                           Chapman (in relation to Tax matters), Chris Tripp (in
                           relation to UK pensions matters), Nigel Biggs or
                           Peter Milner (in relation to non-UK pensions
                           matters), Alain Hugot, Richard Heath or Caroline
                           Boerma (in relation to Intellectual Property
                           matters), Frans van der Ouderaa (in relation to
                           Intellectual Property matters, Monoclonal Assets
                           matters and research and development matters),
                           Richard Hazell, James Berkeley or Susie Franklin (in
                           relation to legal matters), Malcolm Smith (in
                           relation to Employee matters), Stephen Pepper (in
                           relation to Environmental matters), Patricia Nasshorn
                           (in relation to the US Business) or Les Howcroft (in
                           relation to insurance matters), and all other phrases
                           in this Agreement relating to the knowledge,
                           information and belief or awareness of the Vendor
                           shall be construed as a reference to "so far as the
                           Vendor is aware" as so defined;

"SPECIFIED AGREEMENTS"     means the Relevant Agreements and any other documents
                           to be entered into at Completion in accordance with
                           SCHEDULE 5 (Completion Arrangements);

"STEP THREE SALE"          has the meaning given in SUB-CLAUSE 18(D)
                           (Reorganisation Indemnity);

"STRADDLE PERIOD"          means any period of account for Taxation purposes
                           which begins on or before and ends after Completion;


                                       82

"STEP TWO HIVE-DOWN"       has the meaning given in SUB-CLAUSE 18(C)
                           (Reorganisation Indemnity);

"SUBSIDIARY"               means Unipath Management Limited of Priory Business
                           Park, Bedford, Bedfordshire, MK44 3UP, details of
                           which are set out in SCHEDULE 3 (Information about
                           the Companies);

"TAX" OR "TAXATION"        has the meaning given to "Tax" in the Tax Covenant;

"TAX AUTHORITY"            means any taxing or other authority competent to
                           impose any liability to Tax;

"TAX CLAIM"                has the meaning given in PARAGRAPH 9(C) of SCHEDULE 7
                           (Limitations on Liability);

"TAX COVENANT"             means the tax covenant in the Agreed Form to be
                           entered into by the Vendor and the Purchaser at
                           Completion;

"TAX WARRANTIES"           means the Warranties set out in PARAGRAPHS 6(H),
                           6(I), 7(iv) and 26 to 41 of SCHEDULE 6 (Warranties);

"TAXES ACT"                means the Income and Corporation Taxes Act 1988;

"TRANSFER DOCUMENTS"       means the US Transfer Agreement, the US Lease
                           Assignments, the Intellectually Property Assignments,
                           the Bedford Property Transfer, the agreement for the
                           transfer of the Share in Unipath Diagnostics GmbH set
                           out in ATTACHMENT 10, the notarial deed of transfer
                           of the Shares in Unipath B.V. referred to in
                           PARAGRAPH 5 of SCHEDULE 5 and any other documents for
                           the transfer of assets and/or shares to be entered
                           into at Completion in accordance with SCHEDULE 5
                           (Completion Arrangements);

"TRANSFER REGULATIONS"     means the relevant legislation in France implementing
                           the provisions of the EU Acquired Rights Directive
                           (77/187/EEC) (as amended);

"TRANSFER TAXES"           has the meaning given in SUB-CLAUSE 34(B) (Costs and
                           Expenses);

"TRANSFERRING BUSINESS"    means:

                           (i) the business as carried on at the date of this Agreement by the Companies (including through the occupation or use of the Bedford Property, the IP Assets and the Monoclonal Assets);

                           (ii)   the US Business; and


                                       83

                           (iii) the licensing as carried on at the date of this Agreement by any member of the Vendor's
                                  Group of the Intellectual Property which is licensed pursuant to licences granted by any member of the Vendor's Group and listed in the Data Room Index including, without limitation, that which is licensed pursuant to the licences in Attachment 15;

"TRANSFERRING BUSINESS-    means all books and records of the Vendor or of any
BOOKS AND RECORDS"         member of the Vendor's Group containing information
                           relating to the Transferring Business or on which any
                           information relating to the Transferring Business is
                           recorded including, without limitation, all documents
                           and other material (including, without limitation,
                           all forms of computer or machine readable material);

"TRANSFERRING BUSINESS     means all the plant, machinery and other equipment
PLANT AND MACHINERY"       (including, without limitation, furniture, vehicles,
                           spares, loose tools, fittings, partitioning and other
                           items) owned or leased by (a) any member of the
                           Vendor's Group and which are used wholly or
                           predominantly in the Transferring Business or (b) a
                           Company, in each case, at Completion;

"TRANSITIONAL SERVICES     means the agreement, in the Agreed Form, to be
AGREEMENT"                 entered into by Unilever U.K. Central Resources
                           Limited and Unipath Limited at Completion relating to
                           the provision by Unilever U.K. Central Resources
                           Limited and other members of the Vendor's Group to
                           the Purchaser, the Companies and the US Business of
                           certain services for a transitional period following
                           Completion;

"UK EMPLOYEES"             means those individuals who are employed by Unipath
                           Limited or Unipath Management Limited as at
                           Completion;

"UNDISCLOSED ASSURANCES"   has the meaning given in SUB-CLAUSE 12(B)
                           (Intra-Group Guarantees and Other Agreements);

"UNILEVER ACCOUNTING       means the internal accounting manual adhered to by
MANUAL"                    members of the Vendor's Group, a copy of which has
                           been included in the Data Room;

"UNILEVER MARKS"           has the meaning given in SUB-CLAUSE 21(C)
                           (Purchaser's Undertakings);

"UNIPATH'S OBLIGATIONS"    has the meaning given in SUB-CLAUSE 12(D)
                           (Intra-Group Guarantees and Other Agreements);

"US ASSUMED LITIGATION"    means the claims, actions and proceedings made or
                           brought against the US Business Seller with respect
                           to the US Business by Intervention, Inc., details of
                           which are set out in part 14 of the Disclosure
                           Letter;


                                       84

"US BALANCE SHEET"         means the balance sheet of the US Business as at the
                           Accounts Date, a copy of which is set out in
                           ATTACHMENT 13;

"US BUSINESS"              means the business of:

                           (i) the distribution and sale of pregnancy testing kits, ovulation and fertility monitoring systems, aids to contraception and other women's reproductive health diagnostic products; and

                           (ii) the distribution and sale of certain in vitro diagnostic products,

                           in each case as carried on by the US Business
                           Seller at the date of this Agreement;

"US BUSINESS ASSETS"       means the assets utilised by the US Business Seller
                           wholly or predominantly in the US Business, as set
                           out in SUB-CLAUSES 2(E)(i) to (ix) (inclusive) (Sale
                           and Purchase);

"US BUSINESS INFORMATION"  means all information, know-how and techniques
                           (whether or not confidential and in whatever form held) including, without limitation, all:

                           (i) formulae, designs, specifications, drawings, data, manuals and instructions;

                           (ii)   customer lists, sales, marketing and
                                  promotional information;

                           (iii)  business plans and forecasts; and

                           (iv) technical or other expertise in each case, relating wholly or predominantly to the US
                                  Business;

"US BUSINESS NAME"         means Unipath Diagnostics Co. or any name or sign
                           including the words Unipath Diagnostics Co. or any
                           name or sign confusingly similar to that name or sign
                           or likely to be associated with it;

"US BUSINESS RECORDS"      means all books and records containing or relating to
                           any US Business Information or on which any US
                           Business Information is recorded (including, without
                           limitation, all documents and other material
                           (including, without limitation, all forms of computer
                           or machine readable material)), excluding all such
                           books and records to the extent relating to the US
                           Retained Litigation;


                                       85


"US BUSINESS SELLER"       means Conopco, Inc. (including as sometimes described
                           as d/b/a Unipath Diagnostics Company), a member of
                           the Vendor's Group incorporated in the State of New
                           York, United States of America, which company carries
                           on the US Business;

"US BUSINESS STOCKS"       means all stocks of raw materials, work-in-progress,
                           finished goods or completed services and other
                           stock-in-trade and packaging owned by a member of the
                           Vendor's Group and used wholly or predominantly in
                           the US Business at Completion;

"US CLAIMS"                means all rights and claims of any member of the
                           Vendor's Group subsisting at Completion under any
                           warranty, term, condition, guarantee or indemnity,
                           whether express or implied, in favour of any member
                           of the Vendor's Group against any third party to the
                           extent relating to the US Business Assets;

"US CONTRACTS"             means all the contracts (which include, amongst other
                           things, all agreements, arrangements and commitments)
                           relating wholly or predominantly to the US Business
                           at Completion to which any member of the Vendor's
                           Group is a party or the benefit of which is held in
                           trust for or has been assigned to any such member but
                           excluding (i) all licences of Intellectual Property,
                           and (ii) any employment contracts or employment
                           arrangements (including, without limitation, pension
                           arrangements) with US Employees;

"US EMPLOYEES"             means those individuals whose names are set out in
                           Part D of SCHEDULE 11 (Employees) being the persons
                           who are employed by the US Business Seller and are
                           engaged in the US Business;

"US GOODWILL"              means all the goodwill of any member of the Vendor's
                           Group in relation to the US Business together with
                           the exclusive right for the Designated Purchaser of
                           the US Business and its assignees to trade under the
                           US Business Name and to represent itself as carrying
                           on the US Business in succession to the US Business
                           Seller or any other member of the Vendor's Group;

"US LEASE ASSIGNMENTS"     means the three assignment and assumption agreements
                           relating to the transfer of the US Properties in the
                           Agreed Form;

"US PLANT AND MACHINERY"   means all the plant, machinery and other equipment
                           (including, without limitation, furniture, vehicles,
                           spares, loose tools, fittings, partitioning and other
                           items) owned by a member of the Vendor's Group and
                           used wholly or predominantly by or in the US Business
                           as at Completion;


                                       86

"US PROPERTIES"            means the Properties located in the United States,
                           details of which are set out in Part B of SCHEDULE 9
                           (Properties);

"US RECEIVABLES"           means:

                           (i)    any debts or other sums other than Intra-Group
                                  Trading and Services Accounts due or payable as at Completion to any member of the Vendor's
                                  Group to the extent relating to the US
                                  Business;

                           (ii)   any debts or other sums other than Intra-Group
                                  Trading and Services Accounts which become due or payable to any member of the Vendor's Group after Completion to the extent relating to goods supplied, services performed or rights licensed in respect of the US Business prior to Completion;

                           (iii) any interest payable on the debts or other sums specified in SUB-PARAGRAPHS (i) and (ii) above; and

                           (iv) the benefit of all securities, guarantees, indemnities and rights relating to the debts or other sums specified in SUB-PARAGRAPHS (i) and (ii) above;

"US RETAINED LITIGATION"   means the claims, actions and proceedings made or
                           brought against the US Business Seller with respect
                           to the US Business by Profile Pursuit, Inc., details
                           of which are set out in part 14 of the Disclosure
                           Letter;

"US TRANSFER AGREEMENT"    means the General Assignment and Assumption Agreement
                           and Bill of Sale, in the Agreed Form, to be entered
                           into by the US Business Seller and the Designated
                           Purchaser of the US Business at Completion relating
                           to the transfer of the US Business Assets to that
                           Designated Purchaser;

"VARIABLE INTRA-GROUP      means, as at the Completion Date, the aggregate of
DEBT"                      the amounts owed by the Companies to members of the
                           Vendor's Group in respect of the period prior to
                           Completion (other than the Fixed Intra-Group Debt
                           Amounts, Intra-Group Trading and Services Amounts and
                           any amount to be paid by Unipath Diagnostics GmbH
                           pursuant to SUB-CLAUSE 23(D)(i) (Profit and Loss
                           Equalisation)) after deducting the aggregate of the
                           amounts (if any) owed by members of the Vendor's
                           Group to the Companies in respect of the period prior
                           to Completion (other than Intra-Group Trading and
                           Services Amounts and any amount to be paid to Unipath
                           Diagnostics GmbH pursuant to SUB-CLAUSE 23(C)(i)
                           (Profit and Loss Equalisation)), all as set out on
                           the Variable Intra-Group Debt Statement.  For the
                           avoidance


                                       87


                           of doubt the Variable Intra-Group Debt can be a positive (representing a net liability of the Companies) or negative (representing a net asset of the Companies) amount, or zero;

"VARIABLE INTRA-GROUP      means the statement of:
DEBT STATEMENT"

                           (i)    Variable Intra-Group Debt; and

                           (ii)   the individual amounts comprised within
                                  Variable Intra-Group Debt,

                           to be prepared in accordance with CLAUSE 6
                           (Completion Accounts and Variable Intra-Group Debt
                           Statement) and Part C of SCHEDULE 10 (Completion
                           Accounts and Variable Intra-Group Debt Statement);

"VAT" means the tax imposed by the Sixth Council Directive of the European Community and any national legislation implementing such directive together with legislation supplemental thereto and, in particular, means, in relation to the United Kingdom, the tax imposed by the VATA 1994 and legislation supplemental thereto;

"VATA 1994"                means the Value Added Tax Act 1994 of the United
                           Kingdom;

"VENDOR'S ACCOUNTANTS"     means PricewaterhouseCoopers of One Embankment Place,
                           London WC2N 6RH;

"VENDOR'S DOLLAR BANK      [intentionally omitted]
ACCOUNT"

"VENDOR'S STERLING BANK    [intentionally omitted]
ACCOUNT"

"VENDOR CONFIDENTIAL       means all information which is not in the public
INFORMATION"               domain in whatever form held:

                           (i) relating to any member of the Vendor's Group or the business of any such member;

                           (ii) supplied by or on behalf of any member of the Vendor's Group to any member of the Purchaser's Group (including at the time when any such member of the Purchaser's Group was a member of the Vendor's Group) relating to the business of the Vendor's Group; or


                                       88

                           (iii) supplied in confidence to any member of the Vendor's Group by any third party and which relates to the business of the Vendor's Group,

                           to the extent that it does not relate to the Transferring Business;

"VENDOR'S GROUP"           means the Vendor, Unilever N.V., Unilever PLC and
                           their respective subsidiaries and subsidiary
                           undertakings at the relevant time (but excluding the
                           Companies);

"VENDOR'S GROUP PLAN"      means any or all of the UPF, 1999 SERA and the
                           Vendor's Non-UK Group Plans (each as defined in
                           SCHEDULE 8 (Pensions));

"WARRANTIES"               means the warranties set out in SCHEDULE 6
                           (Warranties) and PARAGRAPH 18 of PART A and PARAGRAPH
                           5 of PART B of SCHEDULE 8 (Pensions);

"WORKING CAPITAL AMOUNT"   means the amount of the aggregate working capital of
                           the Companies and the US Business at the Completion
                           Date as set out in the aggregate working capital
                           statement included in the Completion Accounts and
                           calculated in accordance with PARTS A and B of
                           SCHEDULE 10 (Completion Accounts);

"WORKING CAPITAL           means the sum calculated in accordance with PARAGRAPH
BENCHMARK"                 3 of PART B of SCHEDULE 10 (Completion Accounts) as
                           such sum may be adjusted in accordance with CLAUSE 6
                           (Completion Accounts and Variable Intra-Group Debt
                           Statement); and

"WORKING HOURS"            means 9.30 a.m. to 5.30 p.m. (local time) on a
                           Business Day.

(B)  In this Agreement and the Schedules to it, unless otherwise specified:

     (i) references to Clauses, Schedules and Attachments are to Clauses of, and Schedules and Attachments to, this Agreement;

     (ii) a reference to a sub-clause is to a sub-clause of the Clause in which such reference appears, to a paragraph is to a paragraph of the sub-clause or Schedule (as the case may be) in which such reference appears and to a sub-paragraph is to a sub-paragraph of the paragraph in which such reference appears;

     (iii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that the Vendor's or the Purchaser's liability would be increased as a result of such amendment, modification or re-enactment;


                                       89

     (iv) references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

     (v) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

     (vi) a company is a "subsidiary" of another company (its "holding company") if that other company, directly or indirectly, through one or more subsidiaries:

           (a) holds a majority of the voting rights in it; or

           (b) is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or other equivalent managing body; or

           (c) is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

     (vii) references to writing shall include any mode of reproducing words in a legible and non-transitory form;

     (viii) references to times of the day are to London time;

     (ix) headings are for convenience only and do not affect the interpretation of this Agreement;

     (x) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

     (xi) references to "indemnify" and "indemnifying" any person against any circumstances include indemnifying and keeping that person harmless on an after Tax basis from all actions, claims, demands and proceedings from time to time made against that person in connection with those circumstances and all liabilities, loss, damages and all reasonable payments, costs and expenses made or incurred by that person as a consequence of or which would not have arisen but for those circumstances;

     (xii) references to the Purchaser indemnifying any member of the Vendor's
           Group shall constitute undertakings by the Purchaser to the Vendor for itself and on behalf of each relevant member of the Vendor's
           Group and references to the Vendor indemnifying any member of the Purchaser's Group shall constitute


                                       90


           undertakings by the Vendor to the Purchaser for itself and on behalf of each relevant member of the Purchaser's Group;

     (xiii) references to the singular shall include the plural and vice versa;

     (xiv) references to "(pound)", "pounds sterling" or "sterling" are to the lawful currency of the United Kingdom and references to "US$", "US dollars" or "dollars" are to the lawful currency of the United States of America; and

     (xv)  each of the Attachments shall be in an Agreed Form.

                                   SCHEDULE 2
                         (INFORMATION ABOUT THE VENDOR)

Name:                          Unilever U.K. Holdings Limited
Registered Number:             17049
Place of Incorporation:        England and Wales
Registered Office:             Unilever House, Blackfriars, London  EC4P 4BQ

                                   SCHEDULE 3
                        (INFORMATION ABOUT THE COMPANIES)

Name:                                 Unipath Limited

Registered Number:                    417198

Place of Incorporation:               England and Wales

Registered Office:                    Priory Business Park, Bedford MK44 3UP

Tax Residence:                        United Kingdom


Name:                                 Unipath Management Limited

Registered Number:                    842528

Place of Incorporation:               England and Wales

Registered Office:                    Priory Business Park, Bedford MK44 3UP

Tax Residence:                        United Kingdom

Issued Share Capital:                 300,000 Ordinary Shares of(pound)1 each

Name of Registered Holder:            Unipath Limited


Name:                                 Unipath Diagnostics GmbH

Registered Number:                    HRB 29 443 AG Koln

Place of Incorporation:               Germany

Registered Office:                    D-50676 Koln, An Lyskirchen 14

Tax Residence:                        Germany


Name:                                 Unipath Scandinavia A.B.

Registered Number:                    556052 - 1410

Place of Incorporation:               Sweden

Registered Office:                    Sankt Lars vag 45, SE 222 70 Lund, Sweden

Tax Residence:                        Sweden


                                       93

Name:                                 Unipath B.V.

Registered Number:                    30142693

Place of Incorporation:               The Netherlands

Registered Office:                    Tolnasingel 1, 2411 PV Bodegraven, The Netherlands

Tax Residence:                        The Netherlands

                                   SCHEDULE 4
                            (OWNERSHIP OF THE SHARES)

------------------------------------------------------------------------------------------------------------
     (1)                              (2)                    (3)                          (4)
Name of Company              Number and class of        Name of registered holder  Address of registered
                             Shares                                                holder
------------------------------------------------------------------------------------------------------------
Unipath Limited              2,100 ordinary shares of   Unilever U.K. Holdings     Unilever House
                             (pound)1 each              Limited                    Blackfriars
                                                                                   London
                                                                                   EC4P 4BQ
                                                                                   England
------------------------------------------------------------------------------------------------------------
Unipath Diagnostics GmbH     One share of DM4,000,000   Gibbs Verwaltungs und      Dammtorwall 15
                                                        Beteiligungs GmbH          D-20355 Hamburg
                                                                                   Germany
------------------------------------------------------------------------------------------------------------
Unipath Scandinavia A.B.     7,000 shares of SEK100     Unilever Invest A.B.       PO Box 621
                             each                                                  SE-251 06
                                                                                   Helsingborg
                                                                                   Sweden
------------------------------------------------------------------------------------------------------------
Unipath B.V.                 50 shares of Fl.1,000      Unilever Nederland B.V.    Weena 457
                             each                                                  3013 AL Rotterdam
                                                                                   The Netherlands
------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 5
                            (COMPLETION ARRANGEMENTS)

1.       GENERAL

(A)      Vendor's obligations

         At Completion the Vendor shall:

         (i) deliver to the Purchaser a copy of an extract of the minutes of a duly held meeting of the directors of the Vendor (or a duly constituted committee thereof) authorising the execution by the Vendor of this Agreement, the Disclosure Letter, the Tax Covenant, the Bedford Property Transfer, the Deed of Undertaking and any other document to be executed by the Vendor and referred to in this SCHEDULE 5 and, in the case where such execution is authorised by a committee of the board of directors of the Vendor, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof (in each case such copy minutes being certified as correct by the secretary of the Vendor);

         (ii) deliver to the Purchaser all proxies or powers of attorney (where required, executed before and endorsed by a duly appointed public notary whose signature shall, where necessary, be authenticated as required by the law of that jurisdiction) authorising the Vendor or the relevant member of the Vendor's Group (or any person acting on their behalf) to enter into this Agreement or any document set out in this SCHEDULE 5, together with (other than the case of any power of attorney executed by Unilever N.V.) a copy of an extract of the minutes of a duly held meeting of the directors of the relevant company (or a duly constituted committee thereof) authorising the execution of such powers of attorney;

         (iii) deliver to the Purchaser the Tax Covenant, duly executed by the Vendor;

         (iv) deliver to the Purchaser the Transitional Services Agreement, duly executed by Unilever U.K. Central Resources Limited and Unipath Limited;

         (v) deliver to the Purchaser, pursuant to but subject to the provisions of Part C of SCHEDULE 9 (Properties), the Bedford Property Transfer duly executed by the Vendor together with all the title deeds and documents relating to the Bedford Property including, if already obtained, all consents necessary for its transfer to the Purchaser;

         (vi) deliver to the Purchaser the Deed of Undertaking, duly executed by the Vendor and Unipath Management Limited;

         (vii) deliver to the Purchaser the Antibody Patent Licence, duly executed by Unilever PLC and Unilever N.V.;

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         (viii) deliver to the Purchaser the Intellectual Property Assignments,
                duly executed by the IP Assets Sellers;

         (ix) deliver to the Purchaser the US Transfer Agreement, duly executed by the US Business Seller; and

         (x) to the extent applicable in the relevant jurisdictions, procure that all land or title certificates, title deeds or other documents relating to each Property are held to the order of the Purchaser.

         (xi) deliver to the Purchaser the receipts referred to in SUB-CLAUSE 4(B) (Fixed Intra-Group Debt Amounts); and

         (xii) subject to the execution thereof by the Purchaser, deliver to the Purchaser a power of attorney in the Agreed Form, duly executed by the Vendor, in favour of the relevant Designated Purchaser in respect of the Shares in Unipath Limited,

         PROVIDED that the US Transfer Agreement and any power of attorney relating thereto shall be executed outside the United Kingdom and delivered to the Purchaser at the following address: Inverness Medical Innovations, Inc., Suite 200, 51 Sawyer Road, Waltham, Massachusetts, 02453, United States of America.

(B)      Purchaser's obligations

         At Completion the Purchaser shall:

         (i) deliver to the Vendor a copy of an extract of the minutes of a duly held meeting of the directors of the Purchaser (or a duly constituted committee thereof) authorising the execution by the Purchaser of this Agreement, the Disclosure Letter, the Tax Covenant, the Deed of Undertaking, the US Transfer Agreement and any other document to be executed by the Purchaser and referred to in this SCHEDULE 5 and, in the case where such execution is authorised by a committee of the board of directors of the Purchaser, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof (in each case such copy extract or minutes being certified as correct by the secretary of the Purchaser);

         (ii) deliver to the Vendor all proxies or powers of attorney (where necessary, executed before and endorsed by a duly appointed public notary whose signature shall, where necessary, be authenticated as required by the law of that jurisdiction) authorising the Purchaser or the relevant member of the Purchaser's Group (or any person acting on their behalf) to enter into this Agreement or any document set out in this
                SCHEDULE 5, together with a copy of an extract of the minutes of a duly held meeting of the directors of the relevant company (or a duly constituted committee thereof) authorising the execution of such powers attorney;

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                                      97

         (iii) deliver to the Vendor the counterpart Tax Covenant, duly executed by the Purchaser;

         (iv) deliver to the Vendor, pursuant to but subject to the provisions of Part C of SCHEDULE 9 (Properties), the counterpart Bedford Property Transfer duly executed by the relevant Designated Purchaser;

         (v) deliver to the Vendor the counterpart Deed of Undertaking, duly executed by the Purchaser;

         (vi) deliver to the Vendor counterpart Intellectual Property Assignments, duly executed by the relevant Designated Purchaser;

         (vii) deliver to the Vendor the counterpart US Transfer Agreement, duly executed by the relevant Designated Purchaser;

         (viii) deliver to the Vendor the counterpart Antibody Patent Licence, duly executed by the relevant Designated Purchaser;

         (ix) deliver to the Vendor the counterpart power of attorney referred to at SUB-PARAGRAPH (A)(xii) of this SCHEDULE 5, duly executed by the Purchaser;

         (x) pay the Sterling Amount in pounds sterling to the Vendor's Sterling Bank Account;

         (xi) pay the Dollar Amount in US dollars to the Vendor's Dollar Bank Account; and

         (xii) procure the payment of the Fixed Intra-Group Debt Amounts (in accordance with SUB-CLAUSE 4(A)) to the bank accounts of the relevant members of the Vendor's Group notified by them to the Purchaser prior to Completion.

         PROVIDED that the counterpart US Transfer Agreement and any power of attorney relating thereto shall be executed outside the United Kingdom and delivered to the Vendor at the following address: Conopco, Inc., Lever House, 390 Park Avenue, New York, NY 10022-4698.

2. GENERAL PROVISIONS IN RELATION TO THE US BUSINESS ASSETS AND THE MONOCLONAL ASSETS

         At Completion the Vendor shall deliver, or procure the delivery of, to the relevant Designated Purchaser all the US Business Assets which are capable of transfer by delivery and the Monoclonal Assets (other than any records or Transferring Business Books and Records which are to be retained by the Vendor in accordance with CLAUSE 24 (Books and Records)), with the intent that title in such US Business Assets and Monoclonal Assets shall pass by and upon such delivery.

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                                      98

3.       GENERAL PROVISIONS IN RELATION TO THE COMPANIES

         At Completion:

         (i) the Vendor shall deliver (or procure the delivery of) to the relevant Designated Purchaser:-

                (a) other than with respect to the Shares of Unipath Scandinavia A.B., duly executed transfers in respect of the Shares duly completed by or on behalf of all persons required to execute such transfers in favour of the Purchaser or such person as the Purchaser may nominate together with the certificates for such Shares (or an indemnity in lieu thereof) and any power of attorney under which any transfer is executed;

                (b) the certificates for the Shares of Unipath Scandinavia A.B. duly endorsed by or on behalf of all persons required to endorse such certificates in favour of the Purchaser or such person as the Purchaser may nominate and any power of attorney under which any certificate is so endorsed;

                (c) or hold to the order of the Purchaser or the relevant Designated Purchaser, the statutory books (which shall be written up to but not including the Completion Date), the certificate of incorporation, any certificate of incorporation on change of name, corporate seal (if any) and other constitutional documents of each of the Companies (in the case of Unipath Diagnostics GmbH, Unipath Scandinavia A.B. and Unipath B.V., to the extent applicable);

                (d) duly executed resignations in the Agreed Form of the directors and company secretaries of the Companies as listed in ATTACHMENT 16, such resignations to be expressed to take effect on the Completion Date;

                (e) copies (signed by the auditors) of the letters from the auditors of each of the Companies referred to in PARAGRAPH
                     (ii) below;

         (ii) the Vendor shall procure the present auditors of each of the Companies to resign their office as such, and to deposit at the registered or principal office address of the relevant Company a letter notifying their resignation (which letters shall, in the case of Unipath Limited and the Subsidiary and in accordance with section 394 Companies Act 1985, acknowledge that these are no circumstances connected with their resignation that should be brought to the attention of members or creditors of those Companies);

         (iii) the Vendor shall procure board meetings of each of the Companies to be held at which:-

                (a) (in relation to Unipath Limited) it shall be resolved that each of the transfers relating to the Shares shall be approved for registration and

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                                      99

                     (subject only to the transfers being duly stamped) each transferee registered as the holder of the Shares concerned in the register of members;

                (b) each of the persons nominated by the relevant Designated Purchaser shall be appointed directors and/or secretary and/or auditors, as the relevant Designated Purchaser shall direct (such appointments to take effect on the Completion
                     Date); and

         (iv) the Vendor shall procure that minutes of each board meeting held pursuant to SUB-PARAGRAPH 3(iii), certified as correct by a director or the secretary of the relevant Company, the relevant notices and the resignations and acknowledgements referred to are delivered to the relevant Designated Purchaser.

4.       SPECIFIC PROVISIONS IN RELATION TO UNIPATH DIAGNOSTICS GMBH

         At Completion, the Vendor shall procure that Gibbs Verwaltungs und Beteiligungs GmbH enters into an agreement with the relevant Designated Purchaser (notarised by a duly appointed public notary) effective to transfer the Share in Unipath Diagnostics GmbH to the relevant Designated Purchaser (such agreement being in the form set out in ATTACHMENT 10).

5.       SPECIFIC PROVISIONS IN RELATION TO UNIPATH B.V.

         At Completion, the Vendor shall procure that Unilever Nederland B.V. and Unipath B.V. execute, and the Purchaser shall procure that the relevant Designated Purchaser executes, a notarial deed of transfer of the Shares in Unipath B.V. from Unilever Nederland B.V. to the relevant Designated Purchaser.

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                                      100

                                   SCHEDULE 6
                                  (WARRANTIES)

1.       OWNERSHIP OF THE SHARES

(A) The Shares have been validly issued, are legally and beneficially owned by the relevant members of the Vendor's Group as stated in SCHEDULE 4 (Ownership of the Shares) and such shares in aggregate constitute the entire issued and allotted share capital of each of the Companies other than the Subsidiary. Unipath Limited is the legal and beneficial owner of the entire issued and allotted share capital of the Subsidiary, which share capital has been validly issued.

(B) There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares, the shares in the capital of the Subsidiary or any of them and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

(C) All unissued shares, debentures or other securities of each of the Companies are free from any option or right to acquire, right of pre-emption, lien, charge or other form of agreement, rights, interest or encumbrance whatsoever. No loan or share capital of any nature has been issued or allotted by any of the Companies since the Accounts Date and there are in existence no rights or options to the issue or allotment of any loan or share capital of any Company or to convert any loan or share capital of any Company into share capital or share capital of a different description.

(D) None of the Companies has at any time in the 6 years immediately preceding the date of this Agreement repaid or redeemed or agreed to repay or redeem the capital on any shares of its capital or in any way effected any reduction of its issued share capital. No Company has at any time in the 6 years immediately preceding the date of this Agreement purchased its own shares.

2.       CAPACITY OF THE VENDOR'S GROUP

(A) The Vendor has the corporate power and authority to enter into and perform this Agreement and each of the Vendor and the other relevant members of the Vendor's Group has the corporate power and authority to enter into and perform any other Specified Agreement required to be entered into by it under this Agreement.

(B) This Agreement constitutes, and the other Specified Agreements to be executed by any member of the Vendor's Group which are to be delivered at Completion will, when executed, constitute, binding obligations of the relevant members of the Vendor's Group in accordance with their respective terms.

(C) The execution and delivery of this Agreement and the other Specified Agreements and the performance by each relevant member of the Vendor's Group of its obligations hereunder and thereunder will not:-

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                                      101

         (i) result in a breach of any provision of the memorandum or articles of association of that member of the Vendor's Group;

         (ii) result in a breach of, or constitute a default under, any agreement or instrument to which that member of the Vendor's Group is a party or is bound;

         (iii) result in a breach of any order, judgment, award, injunction or decree of any court or governmental agency or of any other restriction of a similar nature to which that member of the Vendor's Group is a party or is bound;

         (iv)   require the consent of its shareholders;

         (v) require that member of the Vendor's Group to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date of this Agreement and is in full force and effect where failure to obtain such consent or approval, give such notice or make such registration is material in the context of the transactions contemplated by this Agreement; or

         (vi) result in the creation or imposition of any lien, charge or encumbrance of any nature on all or any part of the property or assets comprised in the Transferring Business other than any such lien, charge or encumbrance which arises as a result of the execution and delivery of this Agreement and the other Specified Agreements by the relevant members of the Purchaser's Group and the performance by each such member of the Purchaser's Group of its obligations hereunder and thereunder.

3.       GROUP STRUCTURE

(A) The Shares and the shares in issue in the Subsidiary are all fully paid up.

(B) There is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any shares (including, without limitation, the Shares) or debentures in or securities of any of the Companies. No person has claimed to have any rights to any of the same.

(C) No Company acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association (other than the Subsidiary) or holds or is liable on any share or security which is not fully paid up or which carries any liability.

(D) No Company has any interest in or has agreed to acquire an interest in the share capital of any other body corporate or undertaking which is not one of the other Companies.

(E) Each Company (i) is a limited company duly incorporated under the laws of the jurisdiction of its incorporation, (ii) possesses the capacity to sue and be sued in its own

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                                      102

         name and (iii) has the corporate power to carry on the business carried on by it and to own the property and other assets owned by it.

4.       OWNERSHIP OF FIXED ASSETS (EXCLUDING PROPERTIES)

(A) Each of the Material Fixed Assets listed in the Fixed Asset Register (excluding the Properties) is owned both legally and beneficially by the relevant Company or, in the case of Material Fixed Assets used in the US Business, by a member of the Vendor's Group.

(B) The Fixed Asset Register sets out a record (complete in all material respects) of the Material Fixed Assets used in the Transferring Business (other than the Properties and fixed assets held pursuant to leasing, hiring, hire purchase, credit sale or conditional sale agreements ("LEASED ASSETS")) as at 1st December, 2001 and, since that date, there have been no material acquisitions of fixed assets (other than Leased Assets) used in the Transferring Business. There are no outstanding commitments to acquire any Material Fixed Asset.

(C) All material leasing, hiring, hire purchase, credit sale or conditional sale agreements relating to the Transferring Business and to which any of the Companies or, in relation to the US Business, a member of the Vendor's Group is a party are listed on the Data Room Index.

(D) With the exception of Permitted Encumbrances, there is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the whole or any part of the fixed assets of any of the Companies, the US Business or otherwise comprised within the Transferring Business (other than the Properties and any Leased Assets) and there is no agreement or commitment to give or create any.

(E) With the exception of the IP Assets and assets which will be employed by the Vendor or members of the Vendor's Group in the provision of services pursuant to the Transitional Services Agreement, the assets of the Companies, the Bedford Property, the US Business Assets and the Monoclonal Assets comprise all the assets used by one or more of the Companies and members of the Vendor's Group to operate the Transferring Business as carried on at the date of this Agreement.

(F) Save for goods, services or facilities to be provided by the Vendor or any member of the Vendor's Group pursuant to the Transitional Services Agreement, there were (immediately prior to the execution of this Agreement) no goods, services or facilities provided by the Vendor or any other member of the Vendor's Group to or for the benefit of the Transferring Business where the failure to provide such goods, services or facilities would have a material adverse effect on the Transferring Business.

(G) The loan between Unilever UK Central Resources Limited and the Subsidiary partially repaid as part of the Step Two Hive-Down and all Fixed Intra-Group Debt and Variable Intra-Group Debt were, or are, made on an on demand basis.

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                                      103

5.       ACCURACY OF INFORMATION

(A)      The information given in SCHEDULE 2 (Information about the Vendor),
         SCHEDULE 3 (Information about the Companies), SCHEDULE 4 (Ownership of Shares) and Parts A and B of SCHEDULE 9 (Properties) is true and accurate.

(B) The copies of the memorandum and articles of association (or other equivalent constitutional documents) of each Company which have been annexed to the Disclosure Letter are complete and accurate and have annexed to them copies of all documents required by law to be so annexed.

(C) The statutory books (including all registers and minute books) of each Company have been properly kept and contain a materially accurate record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received by the Vendor or any of the Companies.

(D) All documents which should have been delivered by any of the Companies within the last two years to the Registrar of Companies or the equivalent thereof have been properly so delivered.

6.       ACCOUNTS

(A)      The Accounts of each of the Companies (other than Unipath B.V.):

         (i) were prepared in accordance with accounting principles generally accepted in the jurisdiction of incorporation of the relevant Company at the time they were prepared and comply with applicable local legal requirements;

         (ii) show a true and fair view (in accordance with the respective local accounting principles) of the state of affairs of the relevant Company as at, and of the results of the business of such Company for the financial year ended on, the Accounts Date; and

         (iii) were prepared on bases and in accordance with policies substantially consistent with those applied by the relevant Company in respect of the two preceding financial years.

(B) The Accounts of Unipath B.V. were prepared (i) in all material respects in accordance with the accounting principles and practices set out in the Unilever Accounting Manual, and (ii) on bases and in accordance with policies substantially consistent with those applied by Unipath B.V. in respect of the two preceding financial years. On that basis, the Accounts of Unipath B.V. fairly state, in all material respects, the assets and liabilities of Unipath B.V. as at the Accounts Date and the results of its business for the year ended on the Accounts Date.

(C) The US Balance Sheet was prepared in all material respects in accordance with the accounting principles and practices set out in the Unilever Accounting Manual. On that

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                                      104

         basis, the US Balance Sheet fairly states, in all material respects, the assets and liabilities of the US Business as at the Accounts Date.

(D) The Management Accounts were prepared in all material respects in accordance with the management accounting principles and practices set out in the Unilever Accounting Manual. On that basis, the Management Accounts fairly state, in all material respects, the total net proceeds of sale, gross profit, market development cost and trading result of the Transferring Business for the year ended on the Accounts Date and for the period from 1st January, 2001 to 29th September, 2001.

(E)      The Management Accounts were:

         (i) extracted with due care and attention from the underlying books of account of the Transferring Business; and

         (ii) prepared on a basis substantially consistent with the respective management accounts prepared for the Transferring Business in respect of the two years preceding the year ended on the Accounts Date.

(F) The October Management Accounts were prepared in good faith and with reasonable care on a basis substantially consistent with the respective management accounts prepared for the Transferring Business in respect of the two years preceding the year ended on the Accounts Date and in all material respects in accordance with the management accounting principles and practices set out in the Unilever Accounting Manual.

(G) The accounting records of the Companies and the US Business have been kept on a proper and consistent basis (no material change in the methods or bases of valuation or accountancy treatment having been made for the two years prior to the Accounts Date or since), are up-to-date and contain all material matters required by law to be entered in them.

(H) Each of the line items shown in columns 3 (FY00) and 4 (YTD FY01) of the table on page 49 of the PwC Due Diligence Report from "Trading Result before ei's" to "Total Adjustments" (inclusive) represents the complete and correct extraction for that line item from the management accounts of the Transferring Business for the year to 31st December, 2000 and the six months to 30th June, 2001.

(I) Without regard to the reasonableness or completeness of such items as adjustments to EBIT (earnings before interest and tax), each of the line items shown in columns 3 (Actual FY00) and 4 (Actual Jun-01) of the "Quality of Earnings" table on page 48 of the PwC Due Diligence Report from the items "Persona provision" to "Bonus provision" (inclusive, but excluding, for the avoidance of doubt, "Proforma pension adjustment" and "Proforma research cost adjustment") has been correctly extracted from the management accounts (or supporting schedules of the management accounts) of the Transferring Business for the year to 31st December, 2000 and the six months to 30th June, 2001.

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                                      105

7.       EVENTS SINCE 31ST DECEMBER, 2000

         Since 31st December, 2000:-

         (i) there has been no material adverse change in the overall financial or trading position of either the Transferring Business or the US Business;

         (ii) the Transferring Business has been carried on, in all material respects, in the ordinary and usual course so as to maintain it as a going concern and in substantially the same manner (including nature and scope) as in the year to 31st December, 2000 including managing its working capital in all material respects consistently with past practice and not entering into material commitments or transactions other than in the ordinary course of business;

         (iii) no part of the Transferring Business has been materially and adversely affected by the loss of any contract, customer or source of supply;

         (iv) no securities (within the meaning of Part VI of the Taxes Act) issued by any Company and remaining in issue at the date of this Agreement have been issued in such circumstances that any interest or other distribution out of assets in respect thereof falls to be treated as a distribution under sections 209(2)(d),
                (da) or (e) Taxes Act, nor has any of the Companies agreed to issue securities (within that meaning) in such circumstances;

         (v) there has been no material change in the policy (or application of any policy) regarding the collection or settlement of receivables or payables in respect of the US Business;

         (vi) there has been no sale by or on behalf of the Transferring Business of any fixed asset with a market value in excess of (pound)10,000 individually such that the aggregate of the market value of all such fixed assets sold exceeds (pound)250,000;

         (vii) there has been no payment by or on behalf of the Transferring Business in settlement of any third party claim or litigation of more than (pound)150,000 in aggregate;

         (viii) no agreement has been entered into by or on behalf of the Transferring Business to do anything referred to in SUB-PARAGRAPH (vi) or (vii); and

         (ix) no Company (or any relevant member of the Vendor's Group in relation to the US Business) has entered into or agreed to enter into any capital commitment in excess of (pound)50,000 individually such that the aggregate of all such capital commitments exceeds (pound)250,000.

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                                      106

8.       CONTRACTS AND COMMITMENTS

(A) Each of the Material Contracts falling within limb (a) of the definition of such contracts as set out in SCHEDULE 1 (Interpretation) is either listed in the Data Room Index or a complete copy thereof is contained in the Disclosure Bundle.

(B)      (i)    No Company nor, in relation to the US Business, any member of the Vendor's Group is in breach of a Material Contract where such breach is likely to give rise to a liability in excess of (pound)250,000 or would otherwise have a material adverse effect on the Transferring Business;

         (ii) the Vendor is not aware of any breach of a Material Contract by another party to such contract; and

         (iii) other than in relation to breach (where SUB-PARAGRAPH (i) or (ii) applies) the Vendor is not aware of any invalidity or grounds for determination, rescission, avoidance or repudiation of any Material Contract except for any Contract relating to IT Systems.

(C) So far as it is material, no Company nor, in relation to the US Business, any member of the Vendor's Group has since 31st December, 2000 manufactured, developed, sold or provided any product (i) which does not comply with all applicable laws and regulations or (ii) which is defective or dangerous or not in accordance with any representations or warranties (express or implied) given in respect of it.

(D) No Company nor any member of the Vendor's Group which is engaged in carrying on the Transferring Business is a party to any agreement which materially restricts its freedom to carry on the Transferring Business in any part of the world in such manner as it thinks fit.

(E) Save as set out in the Disclosure Letter and specifically referenced to this Warranty, no consent or agreement of any third party is required:

         (i) to effect the transfer of any US Business Asset (other than the benefit of a US Contract), any Business IPR or any domain name listed in SCHEDULE 14 (Domain Names); or

         (ii) to enable the relevant Designated Purchaser to perform any US Contract or IP Licence (excluding software licences) after Completion or to enable the Vendor or any member of the Vendor's Group to transfer, or to procure the transfer of, the benefit or burden of any US Contract or IP Licence (excluding software licences) to the relevant Designated Purchaser, in either case, in accordance with the terms of this Agreement.

(F) The execution and delivery of this Agreement and the other Specified Agreements and the performance by each relevant member of the Vendor's Group of its obligations hereunder and thereunder will not relieve any other party to a Material Contract with a

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                                      107

         Company of its obligations or enable the party to vary or terminate its rights or obligations under that Material Contract.

(G) No member of the Vendor's Group is in breach of any US Contract (excluding any US Contract relating to IT Systems).

9.       POWERS OF ATTORNEY

         No Company nor any member of the Vendor's Group (in relation to the Transferring Business) has given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf other than any such other authority (not being a written power of attorney) to its Employees to enter into routine trading contracts in the normal course of their duties.

10.      GRANTS AND ALLOWANCES

         Details of all current governmental grants, allowances, aids and subsidies paid or made available in relation to the Transferring Business and of all outstanding claims for any such grant, allowance, aid or subsidy from any supranational, national or local authority or government agency are set out in the Disclosure Letter.

11.      LICENCES

         All governmental, statutory or regulatory licences, consents and other permissions and approvals required for or in connection with the carrying on of the Transferring Business as carried on at the date of this Agreement the absence of which would have a material adverse effect on the Transferring Business are held by the Companies or, in relation to the US Business, by the US Business Seller and, so far as the Vendor is aware, there is no circumstance which indicates that any such licence, consent, permission or approval is likely to be revoked, suspended, modified or not renewed.

12.      BANK ACCOUNTS AND BORROWINGS

(A) Full details of all bank accounts maintained or used by each Company (including, in each case and, without limitation, the name and address of the bank with whom the account is kept and the number and nature of the account) and statements on the accounts maintained by the Companies as at the close of business on 17th December, 2001 are included at tab 12 of the Disclosure Bundle. Since the date of each statement no payment out of any of the accounts has been made, except for routine payments in the ordinary course of business.

(B) Full details of all overdraft, loan and other financial facilities available to any of the Companies or, in relation to the US Business, to any member of the Vendor's Group (other than overdraft, loan and other financial facilities made available by members of the Vendor's Group) and the amounts outstanding under them as at the close of business on 17th December, 2001 are set out in or attached to the Disclosure Letter. Since the close of business on 17th December, 2001 and other than in the ordinary

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         course of business there has been no material increase in the amounts outstanding under such overdraft, loan and other financial facilities.

(C) Except for the borrowings referred to in SUB-PARAGRAPHS (A) and/or (B) and borrowings from members of the Vendor's Group, no Company nor, in relation to the US Business, any member of the Vendor's Group has outstanding any loan capital or incurred or agreed to incur any borrowing which it has not repaid or satisfied, or has lent or agreed to lend any money which has not been repaid to it or is a party to or has any obligation, under:-

         (i) any loan agreement, debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement; or

         (ii) any other arrangement the purpose of which is to raise money or provide finance or credit.

(D)      No event which is:-

         (i)    an event of default under; or

         (ii) a material breach by any of the Companies or, in relation to the US Business, by any member of the Vendor's Group of,

         any of the terms of any loan capital, borrowing, debenture or financial facility of any of the Companies or, in relation to the US Business, any member of the Vendor's Group has occurred and is continuing.

13.      INSOLVENCY

(A) No order has been made and no resolution has been passed for the winding up of any Company or any relevant member of the Vendor's Group or for a provisional liquidator to be appointed in respect of any Company or any relevant member of the Vendor's Group and no petition has been presented and no meeting has been convened for the purpose of winding up any Company or any relevant member of the Vendor's Group.

(B) No administration order has been made and no petition for such an administration order has been presented in respect of any Company or any relevant member of the Vendor's Group.

(C) No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Company or any relevant member of the Vendor's Group or in respect of any part of the assets or undertaking of any Company or any relevant member of the Vendor's Group.

(D) No Company nor any relevant member of the Vendor's Group is insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or has stopped paying its debts as they fall due.

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                                      109

(E) Neither in respect of any of the Companies nor in respect of any relevant member of the Vendor's Group has:

         (i)    any voluntary arrangement been proposed or implemented under section 1 of the Insolvency Act 1986; or

         (ii) any scheme of arrangement under section 425 of the Companies Act 1985 nor any scheme for the benefit of creditors generally been proposed or implemented, whether or not under the protection of the Court and whether or not involving a reorganisation or a rescheduling of debt.

(F) No event analogous to any of the foregoing has occurred in relation to any of the Companies or any relevant member of the Vendor's Group incorporated outside England and Wales.

(G) No unsatisfied judgment, judicial order or judicial award is outstanding against any Company or any relevant member of the Vendor's Group and no written demand under section 123(1)(a) of the Insolvency Act 1986 has been made against any Company or any relevant member of the Vendor's Group, no distress or execution has been levied on any asset of any Company or any relevant member of the Vendor's Group and no event analogous to such events has occurred in relation to any of the Companies incorporated outside England and Wales.

         For the purposes of this Warranty 13, a "RELEVANT MEMBER OF THE VENDOR'S GROUP" is a member of the Vendor's Group which is to transfer Shares, the Bedford Property, US Business Assets, IP Assets or Monoclonal Assets pursuant to this Agreement.

14.      LITIGATION

(A) No Company nor any member of the Vendor's Group (in relation to the Transferring Business) is engaged in any litigation, arbitration or administrative or criminal proceedings ("LITIGATION"), whether as plaintiff, defendant or otherwise.

(B) No Litigation by or against any of the Companies or any member of the Vendor's Group (in relation to the Transferring Business) is, so far as the Vendor is aware, pending, threatened or expected and, so far as the Vendor is aware, there is no fact or circumstance likely to give rise to any such Litigation, in each case where, if such Litigation were determined adversely to that Company or that member of the Vendor's Group, such determination would have a material adverse effect on the Transferring Business.

15.      DELINQUENT AND WRONGFUL ACTS

(A) No Company nor any member of the Vendor's Group (in relation to the Transferring Business) nor any of their respective officers, agents or employees (in the course of their duties) has done or omitted to do anything which is a contravention of any statute, law or regulation in any relevant jurisdiction which is likely to give rise to any fine,

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                                      110

         penalty or other liability or sanction on any Company or any such member of the Vendor's Group.

(B) No notice has been received by any Company (or any member of the Vendor's Group in relation to the Transferring Business), nor is any Company (or any member of the Vendor's Group in relation to the Transferring Business) otherwise aware, that an investigation, inquiry or enforcement process is being conducted or undertaken by any governmental, administrative, regulatory or other body in respect of the Transferring Business and, so far as the Vendor is aware, there are no circumstances which are likely to give rise to any such investigation, inquiry or enforcement process.

(C)      Except for (i) the Reorganisation, (ii) Permitted Encumbrances and
         (iii) equipment or real property leases entered into by any of the Companies or, in respect of the Transferring Business, any member of the Vendor's Group, no Company nor any such member of the Vendor's Group has been party to a transaction pursuant to, or as a result of, which an asset owned, purportedly owned or otherwise held by any Company or comprised within the Transferring Business or any of the Shares or shares in the Subsidiary is liable pursuant to the law or regulation of any relevant jurisdiction to be transferred or re-transferred to another person (or which gives rise to a right of compensation or other payment in favour of another person in lieu of such transfer or re-transfer) under the law or regulation of any relevant jurisdiction where such transfer or re-transfer (or right of compensation or other payment in lieu of such transfer or re-transfer) would have a material adverse effect on the Transferring Business.

16.      PLANT AND MACHINERY IN WORKING ORDER

         Each item of the Transferring Business Plant and Machinery in respect of which, if such item were to fail to function properly, such failure would have a material adverse effect on the Transferring Business:

         (i)    is in reasonable repair and condition;

         (ii)   is in satisfactory working order; and

         (iii)  has been properly serviced and maintained where applicable,

         in each case, subject to fair wear and tear and age.

17.      BOOK DEBTS

(A) The Vendor has no reason to believe that any debt in excess of (pound)250,000 owing to any Company or, in relation to the US Business, to any member of the Vendor's Group at the date of this Agreement (other than the debts included in the Accounts) will not in the ordinary course of collection realise its nominal amount plus any accrued interest.

(B) Each debt in excess of (pound)250,000 included in the Accounts has realised or, to the extent not realised at the Completion Date, the Vendor has no reason to believe that any such debt will not realise, in the ordinary course of collection, its nominal amount plus any

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                                      111

         accrued interest less any provisions for bad and doubtful debts included in the Accounts.

18.      DIVIDENDS

         Except for the Reorganisation, all dividends (including, without limitation, dividends satisfied in kind or of or including a non-cash asset) declared, made or paid by each Company since the date falling five years before the date of this Agreement have been declared, made and paid in accordance with law and its articles of association (or equivalent documents), and all other distributions declared, made or paid by each Company in such period, the declaration, making or payment of which other than in compliance with law or the relevant Company's articles of association (or equivalent documents) would have a material adverse effect on the Transferring Business, have been declared, made and paid in accordance with law and its articles of association (or equivalent documents).

19.      OWNERSHIP OF PROPERTIES

(A) The Properties are the only material Properties owned, used or occupied in relation to the Transferring Business or in which the Companies or, in relation to the US Business, members of the Vendor's Group have any estate, interest, right or liability.

(B)      In relation to each of the Properties:-

         (i) the company named in SCHEDULE 9 (Properties) as its owner is solely legally and beneficially entitled to the Property and has good and marketable title to it;

         (ii) the company named in SCHEDULE 9 (Properties) as its owner has under its control all of the title deeds necessary to prove its title to the Property;

         (iii) the company named in SCHEDULE 9 (Properties) as its owner holds the Property subject to the Lettings but is otherwise in physical possession and exclusive occupation of the Property;

         (iv) there are no liens, mortgages, charges, encumbrances or third party rights of any kind whatsoever affecting the Property;

         (v) there are no agreements for sale, agreements for lease, estate contracts, options or rights of pre-emption affecting the Property;

         (vi) there is no outstanding written notice alleging breach of any covenants, restrictions and other encumbrances affecting the Property;

         (vii) the Property is not subject to the payment of any outgoings other than rates, water rates (and in the case of leasehold the rents and other sums reserved by the Lease) all of which due to date have been paid;

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                                      112

         (viii) there is no action, claim, proceeding, demand or dispute in respect of the Property or its use;

         (ix) so far as the Vendor is aware, the current use of the Property is the permitted or lawful use under town and country planning, zoning or equivalent legislation and no material breach of such legislation has been committed nor has any notice of breach of such legislation been received which remains undischarged;

         (x) the company named in SCHEDULE 9 (Properties) as its owner has complied in all material respects with its repairing obligations under the Leases.

(C) In relation to each of the Properties referred to in SCHEDULE 9 (Properties) which is leasehold:

         (i) the Property is held under the terms of the lease briefly referred to in SCHEDULE 9 (Properties) and no licences or collateral assurances, undertakings or concessions have been granted outside the usual course of business;

         (ii) the owner referred to in SCHEDULE 9 (Properties) has not defaulted in the payment of rent due and payable under the terms of the Lease.

(D) The information provided by the Vendor in replies to enquiries relating to the Bedford Property (copies of which are annexed to the Disclosure Letter) is true and accurate in all material respects.

20.      DATA PROTECTION

         Each Company and, in relation to the US Business, each relevant member of the Vendor's Group is in all material respects in compliance with all data protection and all other requirements relating to privacy or to protection, use or processing of personal data which are applicable to it including, without limitation, the Data Protection Acts 1984 and 1998.

21.      INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

(A) Details of all registered Company IPR (and all applications for registration comprising part of Company IPR) and all registered Business IPR (and all applications for registration comprising part of Business IPR) are set out in the Disclosure Letter and such Intellectual Property is owned legally and beneficially and exclusively by the Company or member of the Vendor's Group identified as owning it in the Disclosure Letter and the Company IPR is free of all charges, options, liens, equities and encumbrances, save for any agreement disclosed against Warranty 21(C) and any non-exclusive, non-material IP Licences granted by the Companies in the ordinary course of the Transferring Business. All material unregistered Business IPR and material unregistered Company IPR is owned legally and beneficially and exclusively by a member of the Vendor's Group or a Company (as appropriate).

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                                      113

(B) All renewal fees and other official registry fees due and payable at the date of Completion in respect of the rights referred to in the first sentence of SUB-PARAGRAPH (A) have been paid. All steps reasonably required to be taken before Completion for the prosecution and maintenance of patents and patent applications of such Company IPR and Business IPR have been taken.

(C) Each of the material licences and other material agreements relating to Intellectual Property or know-how (excluding computer software) granted to or by any Company or to or by any member of the Vendor's Group in relation to the Transferring Business is either listed in the Data Room Index (with a complete copy contained in the Data Room) or a complete copy is contained in the Disclosure Bundle.

(D) None of the Companies nor any member of the Vendor's Group nor, so far as the Vendor is aware, any other party is in breach of any licence or other agreement relating to Intellectual Property or know-how (excluding computer software) granted to or by any Company, or to or by any member of the Vendor's Group in relation to the Transferring Business.

(E) So far as the Vendor is aware, there is no unauthorised use or infringement by any person of the Company IPR, the Business IPR, or know-how proprietary to a member of the Vendor's Group which is used in the Transferring Business or know-how proprietary to any of the Companies, where the value of the claim in respect of such infringement or unauthorised use is material in monetary terms (having regard to the size of the Transferring Business) or where such infringement or unauthorised use is, if continued, likely to have a material adverse effect on the Transferring Business.

(F) So far as the Vendor is aware, the operations of the Transferring Business do not infringe or make unauthorised use of any Intellectual Property or know-how of any third party.

(G) No Company has disclosed any of its proprietary know-how (which at the time of disclosure was confidential and material to the Transferring Business) to a third party except under an obligation of confidentiality and no member of the Vendor's Group has disclosed any of its proprietary know-how relating to the Transferring Business (which at the time of disclosure was confidential and material to the Transferring Business) to a third party except under an obligation of confidentiality.

(H) No Company nor any member of the Vendor's Group has received written notice of any, and so far as the Vendor is aware there are no, oppositions or actions in existence or threatened for cancellation, revocation or challenging the validity or title in relation to any of the registered Intellectual Property referred to in the first sentence of SUB-PARAGRAPH (A).

(I) The Intellectual Property referred to in the first sentence of SUB-PARAGRAPH (A) is subsisting and has not lapsed or been cancelled.

(J) The Business IPR, the Company IPR and the Shared IPR is all the Intellectual Property currently owned by members of the Vendor's Group:
         (i) which has been used

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                                      114

         commercially by or for the Transferring Business; or (ii) which is material to any research or development program of the Transferring Business, in each case, at or during the 36 months prior to the date of this Agreement

(K) There are no orders, decrees, injunctions, judgments or other decisions by any court, arbitration, administrative or other tribunal of competent jurisdiction delivered prior to the date of this Agreement and still in force, restricting the rights of the Companies or any member of the Vendor's Group (as appropriate) in respect of the Company IPR or the Business IPR.

(L) So far as the Vendor is aware, all know-how and Intellectual Property arising from the research and development carried on at the Bedford Property in the 36 months prior to Completion is owned by the Companies except where otherwise provided for in agreements which are included in the Data Room.

(M) The Business IPR includes (i) all trade marks owned by a member of the Vendor's Group which are used in the Transferring Business (excluding the Unilever Marks); and (ii) all Intellectual Property owned by a member of the Vendor's Group which is material to any products sold by the Transferring Business at the date of this Agreement .

(N) The Monoclonal Assets set out in Attachment 7 are all the antibody clones and other cell lines owned by a Company or owned by or licensed to any member of the Vendor's Group and (i) used commercially by or for the Transferring Business, or (ii) material to any research or development program material to the Transferring Business, in each case, at or during the 36 months prior to the date of this Agreement.

(O) There have been no downtimes, equipment breakdowns or malfunctions, data loss or failures or defects in the IT Systems in the 12 months prior to the date of this Agreement which have had a material adverse effect upon the business of any Company or on the US Business.

(P) Part 21 (P) of the Disclosure Letter contains a list of all the material licences to the Vendor's Group of computer software which relate to the Transferring Business, and correctly identifies those:
         (i) which will not be assigned to the Purchaser at Completion; and (ii) which will be assigned to the Purchaser but require a third party consent to such assignment.

(Q) None of the Companies nor so far as the Vendor is aware any other party is in breach of any agreement relating to the IT Systems which is material to the Transferring Business and to which a Company is a party and no such agreement is capable of termination (other than by the relevant Company) as a result of completion of the transaction contemplated by the Agreement. No member of the Vendor's Group nor, so far as the Vendor is aware, any other party, is in breach of any agreement relating to the IT Systems and to which a member of the Vendor's Group is a party and no such agreement which is material to the Transferring Business is capable of termination (other than by the relevant member of the Vendor's Group) as a result of completion of the transaction contemplated by the Agreement (excluding any agreement set out in paragraph 21(S) of the Disclosure Letter).

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                                      115

(R) The Domain Names comprise all domain names: (i) used in the Transferring Business; and (ii) the rights to which are held by any member of the Vendor's Group and incorporating any trade mark (other than the Unilever Marks) used in the Transferring Business. All fees and necessary administrative steps required before Completion to maintain such Domain Names have been paid or taken.

(S) Part 21 (S) of the Disclosure Letter contains a list of assets and agreements (excluding licences of computer software) forming part of the IT Systems which are owned or held by a member of the Vendor's Group and which will not be sold or assigned (as appropriate) to the Purchaser.

(T) The cash receipts (gross of any amounts due to Tax, including, without limitation, any withholding tax) from the licensing of Business IPR pursuant to the IP Licences listed in ATTACHMENT 15 for the 11 month period to 1st December, 2001 is no less than the amount which is (pound)50,000 less than (pound)5,170,000 and such amount represents the full amount of the income received by the Companies or any member of the Vendor's Group pursuant to those licences of Business IPR for such period.

         In this paragraph 21, "IT SYSTEMS" means the systems comprising all software, hardware, communications and network equipment and all associated items used by (i) any Company or (ii) any member of the Vendor's Group in relation to the Transferring Business.

22.      COMPETITION AND TRADE REGULATION LAW

(A) So far as the Vendor is aware, no Company nor any member of the Vendor's Group (in relation to the Transferring Business) is or has been a party to any agreement, arrangement, concerted practice or course of conduct which infringes Article 81 or 82 (formerly Articles 85 and 86 respectively) of the Treaty Establishing the European Community or any other competition or similar legislation in any jurisdiction in which it carries on business or has any assets or sales where such infringement is likely to cause a material loss or liability in respect of the Transferring Business;

(B) No Company nor any member of the Vendor's Group (in relation to the Transferring Business) is or has been a party to any agreement or arrangement or been involved in any business practice in respect of which an undertaking has been given by or an order made against or in relation to it pursuant to any competition or similar legislation in any jurisdiction in which it carries on business or has any assets or sales (including (without limitation) Article 81 or 82 (formerly Articles 85 and 86 respectively) of the Treaty Establishing the European Community) where such undertaking or order is likely to cause a material loss in respect of the Transferring Business.

(C) No Company nor any member of the Vendor's Group (in relation to the Transferring Business) is or has been a party to any agreement or arrangement or been involved in any business practice in respect of which:

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                                      116

         (i) any request for information, statement of objections or similar matter has been received from any court, tribunal, governmental, national or supra-national authority; or

         (ii) an application for negative clearance or exemption has been made to the European Commission or any national competition authority.

(D) No Company nor any member of the Vendor's Group (in relation to the Transferring Business) is or has been within the five years preceding the date of this Agreement party to any agreement, arrangement or concerted practice, or involved in any business practice or conduct, in respect of which early guidance, guidance, a decision, notice or direction has been sought, given or made pursuant to any competition or similar legislation in any jurisdiction in which the Transferring Business is carried on.

23.      INSURANCES

         Summary details of the insurance policies currently maintained by any of the Companies and/or any member of the Vendor's Group in respect of the Transferring Business are set out in the Disclosure Letter and, so far as the Vendor is aware, all such policies are in full force and effect, are not void or voidable (or subject to repudiation or rescission) and no claims are outstanding under them in respect of the Transferring Business.

24.      EMPLOYMENT

(A) A list as at 30th November, 2001 of the names, jobs, grades, salaries and other material emoluments of every Employee (with the exception of Senior Employees) and the date of commencement of employment of every such Employee is set out at tab 17 of the Disclosure Bundle and neither the Companies nor any member of the Vendor's Group have promised, proposed, assured or committed (in writing) to any Employee any material change in such terms of employment or working conditions or regarding the continuance, introduction, increase or improvement of any benefit or discretionary practice and no negotiations have commenced in respect of any such matter.

(B) A list as at the date of this Agreement of the names, jobs and details of the terms of employment (including salary and other material emoluments and work level) of every Senior Employee and the date of commencement of employment of every Senior Employee is set out at tab 17 of the Disclosure Bundle and neither the Companies nor any member of the Vendor's Group have promised, proposed, assured or committed (in writing) to any Senior Employee any material change in such terms of employment or working conditions or regarding the continuance, introduction, increase or improvement of any benefit or discretionary practice and no negotiations have commenced in respect of any such matter.

(C) With the exception of the Seconded Employees, the Employees appearing on the list referred to in SUB-PARAGRAPHS (A) and (B) were all employed in the Transferring Business on 30th November, 2001, there were no other persons so employed.

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(D)      Short details of the terms of any consultancy agreements between each
         Company and any individual (whether or not an Employee) which have an outstanding term of six months or more are contained in the Disclosure Letter.

(E) So far as the Vendor is aware, no Senior Employee has given written notice terminating his contract of employment or is under notice of dismissal and no amount due to or in respect of any such Senior Employee is in arrears and unpaid other than his salary for the month current at the date of this Agreement.

(F) There is no material dispute and, during the period of two years prior to the date of this Agreement, there have been no material disputes, between any of the Companies or any member of the Vendor's Group and any trade union or other body representing the Employees or a substantial number of them existing, pending or threatened in writing.

(G) There is no collective bargaining agreement (whether binding or not) to which any of the Companies or any member of the Vendor's Group is a party in relation to the Employees.

(H) No material claims have been made during the period of two years prior to the date of this Agreement against any of the Companies or any member of the Vendor's Group by or on behalf of any Employee or any former employee of any of the Companies or the US Business, and the Vendor is not aware of any circumstances as a result of which such a material claim would be made.

(I) The Data Room contains details of all share schemes (either contractual or discretionary) in which any of the Employees are entitled to participate.

(J) All contractual terms and conditions and material, non-contractual policies, discretions and benefits applicable to the Employees have been disclosed.

(K) The Vendor has complied with all obligations to inform and consult with or to notify any person or the Employees (to the extent required by local law) about the matters contemplated by this Agreement, so far as it relates to any Employee, and within the relevant time limits imposed by local law.

(L) Since 30th November, 2001 there has not been any change in the number of employees employed at each work level by the Companies or a member of the Vendor's Group and engaged in the Transferring Business (taken as a whole) such as would have a material adverse effect on the ability of the Purchaser and the other members of the Purchaser's Group to operate the Transferring Business as carried on at the date of this Agreement.

25.      THE ENVIRONMENT

(A)      In this paragraph 25:

"ENVIRONMENT"              means all or any part of the air (including, without
                           limitation, the air within buildings and the air
                           within other

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                                      118

                           natural or man-made structures above or below ground), water and land, and any living organisms or systems supported by those media;

"ENVIRONMENTAL LAWS"       means all applicable statutes and subordinate
                           legislation and other national, federal, state and
                           local laws, common laws and civil codes to the extent
                           that they relate to Environmental Matters and are in
                           force and binding on the Companies or in respect of
                           the US Business at or before the date of this
                           Agreement;

"ENVIRONMENTAL MATTERS"    means all or any of the following:-

                           (i)    the release, spillage, deposit, escape,
                                  discharge, leak, emission, leaching, migration or presence of Hazardous Substances; or

                           (ii)   the creation of or exposure to noise,
                                  vibration, odour, radiation or common law or statutory nuisance; or

                           (iii)  worker health and safety; or

                           (iv) other matters relating to the protection of the Environment which arise out of the generation, manufacturing, storage, processing, treatment, keeping, handling, use, possession, supply, distribution, receipt, sale, purchase, import, export, removal, disposal or transportation of any Hazardous
                                  Substances;

"ENVIRONMENTAL PERMITS"    means any permit, licence, consent, authorisation,
                           exemption or other approval required by Environmental
                           Laws in relation to the operation as at the date of
                           this Agreement of the Companies or the US Business;

"HAZARDOUS SUBSTANCES"     means anything which alone or in combination with
                           other things is capable of causing harm to man or the
                           Environment; and

"RELEVANT PERIOD"          means the period commencing 36 months before the date
                           of this Agreement.

(B) The Companies and the US Business have all material Environmental Permits. The Companies comply, and the US Business is operated in compliance, in all material respects, with those Environmental Permits.

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                                      119

(C) The Companies have complied, and the US Business has been operated in compliance, in all material respects, for the duration of the Relevant Period, with Environmental Laws.

(D) There are no current or, so far as the Vendor is aware, pending or threatened, formal claims, investigations, litigation or other such proceedings by any relevant authority or other third party against or involving any Company or the US Business which relate to Environmental Matters.

(E) So far as the Vendor is aware, the execution or performance of this Agreement and all other documents contemplated herein will not, and change in control of the Companies and the US Business will not, result in any Environmental Permits being revoked, suspended, cancelled, varied or renewed.

(F) There have been no spills, leakages, escapes, or unlawful discharges or emissions of Hazardous Substances by the Companies or the US Business Seller at, in, under or from the Properties or any property formerly owned by (i) the Companies, or (ii) the US Business Seller and used in the conduct or operation of the US Business (collectively referred to as "RELEVANT RELEASES"), which Relevant Releases are likely to result in a material liability under Environmental Laws.

26.      THE ACCOUNTS AND TAX

(A) No Company has any outstanding liability for Taxation (whether actual or contingent) assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise:

(i)             on or at any time prior to the date of this Agreement; or

(ii) in respect of any period starting before the date of this Agreement,

         that was shown to be due and payable on returns filed prior to the date of this Agreement.

(B) The amount of the provision for deferred Taxation in respect of the Companies contained in the Accounts was, at the Accounts Date, adequate and in accordance with accountancy practices generally accepted in the country in which the relevant Company was incorporated and commonly adopted by companies carrying on businesses similar to the business carried on by that Company.

(C) If all facts and circumstances which are now known to each Company or the Vendor had been known at the time the Accounts were drawn up, the provisions for deferred Taxation that would be contained in such Accounts would be no greater than the provision which is so contained.

27.      TAX EVENTS SINCE THE ACCOUNTS DATE

         Since the Accounts Date:

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                                      120

         (i) no Company has declared, made or paid any Distribution (as defined in the Tax Covenant);

         (ii) no period of any Company by reference to which Tax is calculated has ended;

         (iii) there has been no disposal of any asset by any Company (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was materially different to the consideration which could be deemed to have been received for Tax purposes;

         (iv) no event has occurred which will give rise to a Tax liability on any of the Companies calculated by reference to deemed (as opposed to actual) income, profits or gains or which will result in any of the Companies becoming liable to pay or bear Tax liability directly or primarily chargeable against or attributable to another person, firm or company other than any of the Companies;

         (v) no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provisions for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

         (vi) no Company has paid any interest or penalty in connection with any Tax, has otherwise paid any Tax after its due date for payment or owes any Tax the due date for payment of which has passed or will arise in the thirty days after the date of this Agreement.

28.      TAX RETURNS, DISPUTES, RECORDS AND CLAIMS, ETC.

(A) Each Company has duly and punctually made or caused to be made all proper returns required to be made prior to the date of this Agreement, and has duly and punctually supplied or caused to be supplied all material information (including notices, statements, reports, computations, accounts and assessments) required to be supplied prior to the date of this Agreement, to any relevant Tax Authority within the last seven years and has duly and punctually made all claims, disclaimers and elections which have been assumed to have been made for the purposes of the Accounts.

(B) There is no material dispute or disagreement outstanding nor is any contemplated at the date of this Agreement between any Company and any Tax Authority regarding any matter falling within PARAGRAPH 28(A) above or liability or potential liability to any Tax recoverable from each Company or regarding the availability of any relief from Tax to each Company.

(C) The amount of Tax chargeable on each Company during any accounting period ending on or within six years before the date of this Agreement has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Tax Authority, including (but without limitation) the Inland Revenue or the Customs

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                                      121

         and Excise and no Company has asked for any extensions of time for the filing of any tax returns or other documents relating to Tax.

(D) Each Company maintains complete and up to date information and records of all transactions and activities in which it has been involved up to and including the date of this Agreement and of its Tax affairs up to and including the date of this Agreement which will be relevant for calculating any Tax liability of that Company:

         (i)    for the first accounting period ending after Completion; and

         (ii)   as required by law.

(E) No Company has within the past six years paid or become liable to pay, nor, so far as the Vendor is aware are there any circumstances by reason of which it is likely to become liable to pay any interest, penalty, surcharge or fine relating to Tax.

(F) No Company has within the past twelve months been subject to or is currently subject to any non-routine investigation or audit by any Tax or excise authority, and the Vendor is not aware of any such non-routine investigation or audit planned for the next twelve months.

(G) The agreement dated 28th May, 1999 between, amongst others, the United Kingdom Inland Revenue, Unilever UK Central Resources Limited, Unipath Limited and Unipath Management Limited is the only agreement entered into by any of the Companies pursuant to Section 36 Finance Act 1998.

29.      STAMP DUTY AND STAMP DUTY RESERVE TAX

(A) All documents which are required to be stamped and by virtue of which any Company has any right have been duly stamped.

(B) Since the Accounts Date no Company has incurred any liability to United Kingdom stamp duty reserve tax.

30.      VALUE ADDED TAX

(A) Each Company is registered for the purposes of VAT and is not a member of a group of companies for VAT purposes.

(B) Each Company has complied in all material respects with its obligations under any Tax legislation relating to VAT.

(C) No Company owns any assets to which the provisions of Part XV Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply.

(D) No Company nor any relevant associate of that Company (within the meaning of paragraph 3(7) of Schedule 10 to VATA 1994) has been a party to any arrangement relating to an election in accordance with paragraphs 2 and 3 of
         Schedule 10 to VATA 1994.

(E) No act or transaction has been effected in consequence of which any Company is or may be held liable for any VAT under section 47, section 48 or section 55 VATA 1994 (agents etc., tax representatives and customer accounting on supplies of gold) or section 29 VATA 1994 (self-billing) and no direction affecting any of the Companies has been given under paragraph 2 of Schedule 6 to VATA 1994.

(F) No Company is or was partially exempt in its current or preceding VAT year and so far as the Vendor is aware there are no circumstances by reason of which any Company might not be entitled to credit for all VAT chargeable on supplies received and imports and acquisitions made (or agreed or deemed to be received or made) by it since the beginning of its earliest VAT year to include a period since the Accounts Date and so far as the Vendor is aware there are no circumstances by reason of which either regulation 107 or 108 Value Added Tax Regulations 1995 might apply (or have since the Accounts Date) applied to any Company.

(G) No direction has been or could have been made to any Company under paragraph 1 of Schedule 6 or paragraph 1 of Schedule 7 to VATA 1994.

(H) No Company has at any time been required to give security under paragraph 4 of Schedule 11 to VATA 1994.

(I) The Disclosure Letter contains full particulars of all claims which have been or could be made by a Company under section 78 or section 79 VATA 1994. The Vendor is not aware of any circumstances by reason of which an assessment under section 78A VATA 1994 has been or could be made on a Company.

(J) The Disclosure Letter contains full particulars of all claims which have been made under section 36 VATA 1994 and the Vendor is not aware of any existing circumstances by virtue of which any refund of VAT obtained or claimed may be required to be repaid. The Vendor is not aware of any circumstances by virtue of which there could be a clawback of input tax from any Company under section 36(4A) VATA 1994.

31.      DUTIES ETC.

         All VAT, import duty and other Taxes or charges payable to any Tax Authority (including, but without limitation, to H.M. Customs and Excise) upon the importation of goods and all excise duties payable to any Tax Authority (including, but without limitation, to H.M. Customs and Excise) in respect of any assets (including trading stock) imported owned or used by each Company have been paid in full.

32.      DEDUCTIONS AND WITHHOLDINGS

         During the last six years, each Company has made all deductions (including amounts required to be withheld) in respect, or on account, of any Tax from any payments made by it which it is obliged by law or entitled to make and has accounted in full to the appropriate Tax Authority for all amounts in respect of Taxation (other than amounts which have not yet become due to be paid) so deducted or withheld.

33.      RESIDENCE

         Each Company is solely resident for Tax purposes in the jurisdiction or jurisdictions specified in relation to it in SCHEDULE 3 (Information about the Companies) and has not since incorporation been resident in any other jurisdiction for such purposes. The US Business Seller is solely resident for tax purposes in the United States and has not since incorporation been resident in any other jurisdiction for such purposes.

34.      TAX ON DISPOSAL OF ASSETS OR DEBTS

(A) In respect of a disposal by any of the Companies of an asset which it owns at the date of this Agreement:-

         (i) for a consideration equal to the value attributable to that asset in preparing the Accounts (if it was owned by that Company on the Accounts Date) the Taxation liability of the relevant Company thereby incurred will not exceed the amount taken into account in respect of that asset in computing the maximum liability for deferred Taxation as stated in the Accounts; and

         (ii) for a consideration equal to that for which the asset was acquired (if it was acquired after the Accounts Date) no liability to Taxation would be incurred by the relevant Company.

(B) So far as the Vendor is aware, no taxable profit or gain would accrue on the disposal or settlement of any debt owed by any Company at the value of that debt adopted for the purposes of the Accounts.

35.      GROUP RELIEF

         The Disclosure Letter details all relevant surrenders of or claims for group relief or advance corporation tax which affect any of the Companies for accounting periods in respect of which no final agreement has been reached with the relevant Tax Authority as to its Tax affairs or which were made in the seven years ending with the date of this Agreement.

36.      INTRA-GROUP TRANSACTIONS

         Save in respect of the Reorganisation, no Company owns any asset which it acquired within the period of six years ending on the date of this Agreement from another company which was at the date of acquisition a member of the same group of companies as that Company.

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                                      124

37.      US BUSINESS ASSETS AND MONOCLONAL ASSETS

         No liens for Taxes exist with respect to any of the US Business Assets or any of the Monoclonal Assets except for statutory liens for Taxes not yet due or payable or liens for Taxes being contested in good faith by appropriate proceedings.

38.      LOAN RELATIONSHIPS

         All interest, discounts or premiums paid by either Unipath Limited or Unipath Management Limited prior to the date of this Agreement in respect of its loan relationships within the meaning of Chapter II of
         Part IV of the Finance Act 1996 are capable of being brought into account by that company as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognised in that Company's accounts (assuming that the accounting policies and methods adopted for the purpose of the Accounts continue to be so adopted).

39.      NON-DEDUCTIBLE REVENUE OUTGOINGS

         Without prejudice to PARAGRAPH 40 below, so far as the Vendor is aware, no Company has since the Accounts Date made a payment in excess of (pound)50,000 or is under any obligation to make any future payment in excess of (pound)50,000, which in either case will be prevented (whether on the grounds of being a distribution or for any other reason) from being deductible for the purposes of corporation tax or the corresponding Tax on profits in a relevant foreign jurisdiction, either in computing the profits of the relevant Company or in computing corporation tax or the corresponding Tax chargeable on such Company.

40.      NON-DEDUCTIBLE ROYALTY PAYMENTS

         To the extent that any part of the (pound)1,282,000 representing the accrual for the "Clearblue royalty" identified within the general provision of (pound)1,619,008 in the Tax return of the Subsidiary for the period ended on the Accounts Date are paid or are payable after 31st December, 2001, such amounts will be fully deductible for the purposes of corporation tax or the corresponding Tax on income, profits and gains in a relevant foreign jurisdiction for the period in which the amounts are paid, in computing the profits of the Subsidiary (or any other Company that makes such payments) for that period.

41.      ROLL-OVER AND HOLD-OVER CLAIMS

         No Company has since the Accounts Date made any hold-over or roll-over claims or elections under sections 23, 152-162, 165, 247, 247A or 248 of the Taxation of Chargeable Gains Act 1992 (or the equivalent statutory provisions in any jurisdiction other than the United Kingdom).

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

                                      126

                                   SCHEDULE 7
                           (LIMITATIONS ON LIABILITY)

1.       LIMITATION ON QUANTUM AND GENERAL

(A) Neither the Purchaser nor any other Designated Purchaser shall be entitled in any event to damages or other payment in respect of any claim under any of the Warranties or the Tax Covenant:

         (i) in respect of any individual substantiated claim for less than (pound)50,000 (and for this purpose a series of claims with respect to related facts or circumstances shall be aggregated and treated as an individual claim); and

         (ii) unless and until the aggregate amount of all substantiated claims (taking no account of those falling within (i) above) exceeds (pound)1,000,000 (in which event the Purchaser shall be entitled to recover the full amount in respect of all such claims and not merely the amount in excess of (pound)1,000,000).

         For the purposes of this SUB-PARAGRAPH (A) a "substantiated claim" shall be a claim to the extent it is admitted, agreed or satisfied by the Vendor, a Share Seller, the US Business Seller or an IP Asset Seller (as appropriate), is proven in a court of competent jurisdiction, is settled or is the subject of consent to the entry of judgment.

(B) The total aggregate liability of the Vendor, the Share Sellers, the US Business Seller and the IP Assets Sellers under the Tax Covenant and the Warranties (including, without limitation, any warranties implied by law to the extent not effectively excluded by this Agreement) shall not in any event exceed an amount equal to (i) (pound)77,250,000, PLUS or MINUS (as the case may be) (ii) 75% of any adjustment made to the Cash Consideration referred to in SUB-CLAUSE 3(A) pursuant to the provisions of SUB-CLAUSE 5(A)(i).

(C) Each provision of this Schedule shall be read and construed without prejudice to each of the other provisions of this Schedule except to the extent specifically otherwise provided.

(D) As regards the Tax Covenant the provisions of this Schedule shall operate to limit the liability of the Vendor and the Share Sellers in so far as any provision in this Schedule is expressed to be applicable thereto and the provisions of the Tax Covenant shall further operate to limit the liability of the Vendor and the Share Sellers in respect of any claim thereunder (provided that the effect of this paragraph (D) taken together with the Tax Covenant shall not result in the double-counting of any limitation).

2.       TIME LIMITS FOR BRINGING CLAIMS

         No claim shall be brought against the Vendor, the Share Sellers, the US Business Seller or the IP Assets Sellers in respect of any of the Warranties, under the Tax Covenant or in respect of PARAGRAPH 16 of
         SCHEDULE 8 unless the Purchaser shall have given to the Vendor written notice of such claim specifying (in reasonable detail (to the extent reasonably practicable)) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof (detailing (to the extent reasonably practicable) the Purchaser's calculation of the loss thereby alleged to have been suffered by it):-

         (i) subject to SUB-PARAGRAPHS (ii) and (iii), on or before the second anniversary of the Completion Date;

         (ii) in respect of any claims under the Tax Warranties or the Tax Covenant on or before the seventh anniversary of the Completion Date; and

         (iii) in respect of any claims pursuant to PARAGRAPH 16 of SCHEDULE 8, on or before the fifth anniversary of the Completion Date,

         PROVIDED that, subject to SUB-PARAGRAPHS 5(A) and (B), the liability of the Vendor, the Share Sellers, the US Business Seller and the IP Assets Sellers in respect of such claim shall absolutely terminate (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim shall not have been commenced within 12 months of the service of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the Vendor, the relevant Share Seller, the US Business Seller or the relevant IP Asset Seller (as the case may be).

3.       CONDUCT OF LITIGATION

(A) As soon as reasonably practicable after the Purchaser or any member of the Purchaser's Group receives or otherwise becomes actually aware of any assessment, claim, action or demand by a third party (not being the Vendor or a member of the Vendor's Group) (a "THIRD PARTY CLAIM") which is reasonably likely to give rise to any claim in respect of any of the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8, the Purchaser shall notify the Vendor in writing of such Third Party Claim. Such notice shall include such details of the Third Party Claim of which the Purchaser or any member of the Purchaser's Group is actually aware (including the quantum of the Third Party Claim, if known, and whether the Third Party Claim is (or is reasonably likely to be) an Insured Third Party Claim (as defined in SUB-PARAGRAPH (G) below)) and which the Purchaser, acting reasonably, considers relevant in order for the Vendor to evaluate the Third Party Claim and whether such Third Party Claim prima facie gives rise to a claim in respect of any of the Warranties or pursuant to paragraph 16 of Schedule 8.

         Any failure by the Purchaser to comply with this SUB-PARAGRAPH (A) shall not, for the avoidance of doubt, of itself prevent the Purchaser or the relevant Designated Purchaser from bringing a Warranty claim but none of the Vendor, the Share Sellers, the US Business Seller or the IP Asset Sellers shall be liable to the Purchaser or the relevant Designated Purchaser in respect of such Warranty claim to the extent that the amount of it is increased, or not reduced, as a result of such failure.

(B) Subject to the provisions of PARAGRAPH (C) below, the Purchaser shall, and shall procure that any relevant member of the Purchaser's Group shall, take such action as is

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                                      128

         reasonable in order to avoid, dispute, resist, mitigate or defend the Third Party Claim (and any related action) with reasonable diligence. With respect to the conduct of a Third Party Claim by the Purchaser, the Purchaser undertakes that:

         (i) it shall notify the Vendor in writing of the legal counsel which the Purchaser or the relevant member of the Purchaser's Group proposes to instruct with respect to the Third Party Claim and such legal counsel shall be entitled to act in relation thereto
                (a) unless the Vendor reasonably objects in writing thereto within five Business Days of receipt by the Vendor of written notification of the identity of such legal counsel from the Purchaser or the relevant member of the Purchaser's Group and
                (b) if such legal counsel and the Purchaser or the relevant member of the Purchaser's Group agree with the Vendor in writing that, if the Vendor exercises its rights to assume conduct of the Third Party Claim under SUB-PARAGRAPH (C) below, the legal counsel will (if so requested by the Vendor) continue to act in relation to the Third Party Claim on the instruction of the Vendor;

         (ii) in response to reasonable requests from the Vendor from time to time, it or the relevant member of the Purchaser's Group shall keep the Vendor informed of the progress of the Third Party Claim;

         (iii) it or the relevant member of the Purchaser's Group shall provide the Vendor with copies of such documentation relating to the Third Party Claim as the Vendor may reasonably request at the cost of the Vendor;

         (iv) it or the relevant member of the Purchaser's Group shall give the Vendor such opportunities as the Vendor may reasonably request to make written or reasonable oral representations regarding the conduct of the Third Party Claim;

         (v) it or the relevant member of the Purchaser's Group shall give the Vendor written notice, of such period as is reasonable in the context of the Third Party Claim, the proposal and the circumstances in which it is made, of any proposal to settle or consent to the entry of any judgment in respect of the Third Party Claim, such notice to include reasonable details of the proposed settlement or consent to the entry of judgment; and

         (vi) neither it nor the relevant member of the Purchaser's Group shall settle or consent to the entry of any judgment in respect of the Third Party Claim during the period set out in SUB-PARAGRAPH (B)(v) without the prior written consent of the Vendor.

(C) At any time following the receipt by the Vendor of any notice of a Third Party Claim under SUB-PARAGRAPH (A) above and prior to the settlement, consent to the entry of judgment of, or non-appealable decision of a court of competent jurisdiction in respect of, such Third Party Claim, the Vendor shall be entitled, on written notice to the Purchaser and subject to the provisions of SUB-PARAGRAPHS (D) and (G) below, to assume conduct of the Third Party Claim in the name of the Purchaser or the appropriate member of the Purchaser's Group; EXCEPT that the Vendor shall not be entitled to assume conduct of any Third Party Claim which is a criminal action or proceeding. For the avoidance of doubt, the Vendor shall be entitled to assume conduct of any non-criminal action or proceeding (pursuant and subject to the provisions of this SUB-PARAGRAPH (C)) which arises out of the same facts and circumstances as a criminal action or proceeding.

(D) The Vendor shall not be entitled to assume conduct of any Third Party Claim in the name of the Purchaser, any other member of the Purchaser's Group or otherwise unless the Vendor first (i) admits irrevocably and unconditionally (subject to the relevant provisions of SCHEDULE 7 (Limitations on Liability)) to the Purchaser in writing and in a legally binding manner its liability under the Warranties in relation thereto, and (ii) undertakes in a deed to the Purchaser that it will indemnify the Purchaser and each other member of the Purchaser's Group against all liabilities, costs, damages or expenses incurred by any member of the Purchaser's Group (whether prior to, on or after the date of such deed) in respect of such Third Party Claim or the conduct thereof; PROVIDED that the limitations set out in SUB-PARAGRAPHS 1(A) and 1(B) of this SCHEDULE 7 and PARAGRAPH 6 of this SCHEDULE 7 shall apply to any liability of the Vendor under this SUB-PARAGRAPH (D)(ii) as if such liability were a Warranty claim for the purposes of those paragraphs.

(E) Where the Vendor assumes the conduct of a Third Party Claim pursuant to the provisions of SUB-PARAGRAPH (C) above:

         (i)    the Purchaser undertakes that:

                (a) neither it nor any other member of the Purchaser's Group shall make any admission of liability, agreement or settlement with any third party, or consent to the entry of judgment, in relation to the Third Party Claim;

                (b) it shall give, or cause to be given by the relevant members of the Purchaser's Group, to the Vendor all such assistance as the Vendor may reasonably require in avoiding, disputing, resisting, mitigating or defending the Third Party Claim, including, without limitation, such access to the books and records of any member of the Purchaser's Group, and to the premises and employees and professional advisors of the Purchaser's Group, during Working Hours and on reasonable advance notice, as the Vendor may reasonably require; and

                (c) it shall, and shall procure that each other member of the Purchaser's Group shall, pass to the Vendor copies of all notices or other documents received by the Purchaser or any member of the Purchaser's Group in relation to the Third Party Claim, in each case as soon as reasonably practicable after receipt by the Purchaser or relevant member of the Purchasers' Group thereof;

         (ii)   the Vendor undertakes that:

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                                      130

                (a) if it decides not to instruct the same legal counsel as instructed by the Purchaser with respect to the Third Party Claim (if any), it or the relevant member of the Vendor's Group shall notify the Purchaser in writing of the legal counsel which the Vendor proposes to instruct with respect to the Third Party Claim and such legal counsel shall be entitled to act in relation thereto (x) unless the Purchaser reasonably objects in writing thereto within five Business Days of receipt by the Purchaser of written notification of the identity of such legal counsel from the Vendor or the relevant member of the Vendor's Group and (y) if such legal counsel and the Vendor or the relevant member of the Vendor's Group agree with the Purchaser in writing that, if the Purchaser exercises its rights under SUB-PARAGRAPH (F) below, the legal counsel will (if so requested by the Purchaser) continue to act in relation to the Third Party Claim on the instruction of the Purchaser;

                (b) in response to reasonable requests from the Purchaser from time to time, it or the relevant member of the Vendor's Group shall keep the Purchaser informed of the progress of the Third Party Claim;

                (c) it or the relevant member of the Vendor's Group shall provide the Purchaser with copies of such documentation relating to the Third Party Claim as the Purchaser may reasonably request;

                (d) it or the relevant member of the Vendor's Group shall give the Purchaser such opportunities as the Purchaser may reasonably request to make written or reasonable oral representations regarding the conduct of the Third Party Claim;

                (e) neither it nor any relevant member of the Vendor's Group shall take, permit or omit, or procure the taking, permitting or omission of, any step or action in relation to any Third Party Claim to the extent that (i) the Vendor in good faith and acting reasonably considers, or (ii) the Purchaser can demonstrate to the Vendor (acting reasonably and in good faith), in each case, that the taking, permitting or omission of the relevant step or action is reasonably likely to have an adverse effect on any trading relationship or the goodwill of any relevant member of the Purchaser's Group or the US Business which would, in either case, be material to the Transferring Business;

                (f)  without prejudice to the provisions of SUB-PARAGRAPH
                     (E)(iii), it or the relevant member of the Vendor's Group shall give the Purchaser written notice, of such period as is reasonable in the context of the Third Party Claim, the proposal and the circumstances in which it is made, of any proposal to settle or consent to the entry of judgment in respect of the Third Party Claim, such notice to include reasonable details of the proposed settlement or consent to the entry of judgment; and

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                                      131

                (g)  without prejudice to the provisions of SUB-PARAGRAPH E
                     (iii), neither it nor the relevant member of the Vendor's Group shall settle or consent to the entry of judgment in respect of the Third Party Claim during the period set out in SUB-PARAGRAPH (E)(ii)(f) without the prior written consent of the Purchaser.

         (iii) the Vendor shall not be entitled to settle or consent to the entry of any judgment in respect of the Third Party Claim unless:

                (a) such settlement or judgment provides for settlement or relief solely in the form of monetary payment; or

                (b) if the settlement or judgment is not of the type described in SUB-PARAGRAPH (E)(iii)(a) above, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed) and, for the purposes of this PARAGRAPH E(iii)(b), it will be reasonable for the Purchaser to withhold or delay its consent to a settlement or judgment if such settlement or judgment is reasonably likely to have an adverse effect on any trading relationship or the goodwill of the relevant member of the Purchaser's Group or the US Business which adverse effect would be, in either case, material to the Transferring Business.

(F) Notwithstanding the provisions of SUB-PARAGRAPHS (C), (D) and (E) above, the Purchaser shall be entitled to take control of any Third Party Claim the conduct of which has been assumed by the Vendor in accordance with SUB-PARAGRAPH (C) above at any time after such assumption and prior to the settlement, consent to the entry of judgment of, or non-appealable decision of a court of competent jurisdiction in respect of, such Third Party Claim provided that the
         Purchaser:

         (i) first waives irrevocably and unconditionally in writing and in a legally binding manner any and all claims which it, or any other member of the Purchaser's Group, may have against the Vendor or any other member of the Vendor's Group (other than, in respect of insurance matters, the Captive Insurer) in respect of such Third Party Claim under this Agreement or any of the Specified Agreements; and

         (ii) undertakes in a deed that it will indemnify the Vendor and the relevant members of the Vendor's Group (other than, in respect of insurance matters, the Captive Insurer) against all liabilities, costs, damages or expenses incurred (whether prior to or after the date of such deed) by any member of the Vendor's Group (other than, in respect of insurance matters, the Captive Insurer) in respect of such Third Party Claim (including, for the avoidance of doubt, the costs and expenses incurred by the Vendor or any other member of the Vendor's Group (other than, in respect of insurance matters, the Captive Insurer) in conducting the Third Party Claim pursuant to the provisions of this PARAGRAPH 3).

(G) If, in respect of a Third Party Claim, the Purchaser, or any other member of the Purchaser's Group, is entitled to make a claim under any policy of insurance (other than

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                                      132

         an insurance claim with no reasonable prospect of success) such that the provisions of SUB-PARAGRAPH 5(A) apply to the matter giving rise to the Third Party Claim (an "INSURED THIRD PARTY CLAIM"), the provisions of SUB-PARAGRAPHS (B) to (F) shall be subject to the provisions of the relevant insurance policy or policies relating to such Insured Third Party Claim and the directions of the relevant insurer or insurers thereunder; PROVIDED that the Purchaser shall, and shall procure that the other members of the Purchaser's Group shall, and the Vendor shall, and shall procure that the other members of the Vendor's Group shall, comply with the provisions of SUB-PARAGRAPHS (B) to (F) to such extent as is permitted under the relevant insurance policy or policies with respect to the Insured Third Party Claim or as the relevant insurer or insurers thereunder may otherwise consent.

(H) If, in relation to any claim for any breach of the Tax Warranties there is also a claim in respect of the same subject matter for a liability under the Tax Covenant, Clause 8 of the Tax Covenant shall govern the conduct of the relevant litigation and/or claim for breach of such Tax Warranties in precedence to and notwithstanding the provisions of this PARAGRAPH 3.

4.       SINGLE RECOVERY

(A) No liability shall attach to the Vendor, the Share Sellers, the US Business Seller, the IP Assets Sellers or any of them by reason of any breach of any of the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8 to the extent that the same loss has been recovered by the Purchaser or any other Designated Purchaser under the Tax Covenant or any other Warranty or term of this Agreement or the Specified Agreements and, accordingly, the Purchaser and any other Designated Purchaser may only be entitled to recover once in respect of the same loss.

(B)      (i)    In calculating the liability of the Vendor, the Share Sellers, the US Business Seller and the IP Assets Sellers for any breach of the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8 there shall be taken into account any repayment in respect of Tax or any Relief arising as a result of the matter giving rise to such liability which the Purchaser or any member of the Purchaser's Group obtains and utilises on or before the date of calculating such liability.

         (ii) To the extent that the Purchaser (or the relevant member of the Purchaser's Group) obtains and utilises any repayment in respect of Tax or any Relief arising as a result of the matter giving rise to the liability of the Vendor, the Share Sellers, the US Business Seller or the IP Assets Sellers for any breach of the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8, the Purchaser (or the relevant member of the Purchaser's Group) shall, except to the extent that such utilisation has been taken into account in calculating the liability of the Vendor, the Share Sellers, the US Business Seller or the IP Assets Sellers pursuant to PARAGRAPH (i) of this SUB-PARAGRAPH (B), remit to the Vendor, within 15 Business Days of actual receipt, an amount equal to so much of the economic benefit from that repayment in respect of Tax or Relief which the Purchaser (or the relevant member of the Purchaser's Group) has actually received; PROVIDED that nothing in this SUB-PARAGRAPH (B)(ii) shall restrict the

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                                      133

                ability or discretion of the Purchaser (or the relevant member of the Purchaser's Group) to order its Tax affairs in any way which it sees fit and to keep its Tax affairs confidential. Any question concerning whether the Purchaser (or the relevant member of the Purchaser's Group) has actually realised any such economic benefit or the quantum and timing of such benefit shall be determined by the auditors for the time being of the Purchaser (or the relevant member of the Purchaser's Group).

(C) No liability shall attach to the Vendor, the Share Sellers, the US Business Seller, the IP Asset Sellers or any of them by reason of any breach of the Warranty set out in PARAGRAPH 4(F) of SCHEDULE 6 to the extent (and in respect of the period) that the Vendor or any other member of the Vendor's Group provides to the relevant Company or Designated Purchaser such goods, services or facilities as shall have given rise to the breach of such Warranty for the period of 6 months from the Completion Date (and, if the relevant Company or Companies or other member of the Purchasers' Group, having unsuccessfully used all reasonable endeavours to cease the use of such goods, services or facilities (as appropriate) by the end of such 6 month period, upon written notice from the Purchaser to the Vendor, a further 6 months following the expiry of such 6 month period), on the same basis as such goods, services or facilities were provided to the relevant Company or Companies or to any other member of the Vendor's Group in respect of the Transferring Business immediately prior to the Completion Date.

5.       RECOVERY FROM INSURERS AND OTHER THIRD PARTIES

(A) If, in respect of any matter which would give rise to a claim under the Warranties any member of the Purchaser's Group is entitled to claim under any policy of insurance (other than an insurance claim with no reasonable prospect of success) then, having notified the Vendor of the claim in writing in accordance with PARAGRAPH 2, the Purchaser shall not further pursue that claim under the Warranties unless and until the appropriate member of the Purchaser's Group shall have made a claim against its insurers and used all reasonable endeavours to pursue such insurance claim including where reasonable and appropriate commencing and prosecuting proceedings against insurers. There shall be no liability under the Warranties to the extent of the amount recovered under any such insurance claim except to the extent:

         (i) of the reasonable costs and expenses and any Taxation incurred or suffered by any member of the Purchaser's Group in connection with the recovery; and/or

         (ii) that the future insurance costs of the Purchaser or any other member of the Purchaser's Group are increased by the matter giving rise to the insurance claim or the claim itself.

(B) If having notified the Vendor of the relevant claim in writing in accordance with PARAGRAPH 2 and (a) having used all reasonable endeavours to pursue an insurance claim as contemplated by SUB-PARAGRAPH (A), or (b) by the second anniversary of the notification by the Purchaser to the Vendor in writing of the relevant Warranty claim, the Purchaser (or the relevant other member of the Purchaser's Group) shall not have recovered the full amount of its loss in respect of the relevant matter, the provisions of

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                                      134

         PARAGRAPH 2 and PARAGRAPH 5 shall not preclude it from pursuing any claim under the Warranties in respect of such matter for the amount of the loss not recovered from insurers and the proviso to PARAGRAPH 2 shall not apply to such claim; PROVIDED that in the circumstances set out in (b) above, the provisions of this SUB-PARAGRAPH 5(B) shall not limit in any way the obligations of the Purchaser or any member of the Purchaser's Group under SUB-PARAGRAPH (A) to pursue such insurance claim. The provisions of SUB-PARAGRAPH (A) shall not prejudice the ability of the Purchaser to recover interest in respect of any claim under the Warranties.

(C) Where the Purchaser or any member of the Purchaser's Group is at any time entitled to recover from some third party, not being an insurer or the Vendor or any member of the Vendor's Group, any sum in respect of any matter giving rise to a claim under the Warranties, the Purchaser shall, and shall procure that the member of the Purchaser's Group concerned shall, take all reasonable steps to make such recovery and in the event that the Purchaser or any member of the Purchaser's Group shall recover any amount from such third party prior to any member of the Vendor's Group paying to the Purchaser or any member of the Purchaser's Group any amount pursuant to the relevant claim under the Warranties, the amount of the claim under the Warranties shall be reduced by the amount recovered (except to the extent that such recovery had been taken into account in the formulation of the claim under the Warranties and except to the extent of the reasonable costs and expenses and any Taxation incurred or suffered by any member of the Purchaser's Group in connection with the recovery), provided that the Purchaser shall not be required to commence any legal proceedings where either:

         (i) the Purchaser has effected a valid legal assignment of all its rights in relation to the relevant claim to the Vendor; or

         (ii) where SUB-PARAGRAPH (C)(i) does not apply, the Vendor has not as soon as is reasonably practicable notified the relevant party against whom such proceedings are brought that such proceedings are being brought at the instruction of the Vendor.

         For the avoidance of doubt, the provisions of this SUB-PARAGRAPH (C) shall not require the Purchaser or any member of the Purchaser's Group to take any steps to recover sums from a third party prior to taking any action against the Vendor, the Share Seller, the US Business Seller, the IP Assets Sellers or any of them and shall not require the Purchaser or any member of the Purchaser's Group to take, permit or omit from taking any step or action to recover sums from a third party to the extent that the taking, permitting or omission of the relevant step or action would have an adverse effect on any trading relationship or the goodwill of any relevant member of the Purchaser's Group or the US Business which would, in either case, be material to the Transferring Business.

(D) If any member of the Vendor's Group pays at any time to the Purchaser or any member of the Purchaser's Group an amount pursuant to a claim in respect of the Warranties and the Purchaser or relevant member of the Purchaser's Group subsequently recovers from a third party (including, for the avoidance of doubt, any insurer, but excluding the

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                                      135

         Vendor or a member of the Vendor's Group) any sum in respect of any matter giving rise to such claim, the Purchaser shall, and shall procure that the relevant member of the Purchaser's Group shall, repay to the relevant member of the Vendor's Group the lesser of (i) the amount paid by the relevant member of the Vendor's Group to the Purchaser or other member of the Purchaser's Group, and (ii) the sum (including interest (if any)) recovered from such third party LESS (a) the reasonable costs and expenses and any Taxation incurred or suffered by the relevant member of the Purchaser's Group in connection with such recovery and (b) any amount (other than insurance premium) paid to any insurer pursuant to any rights of subrogation or otherwise under any relevant insurance policy or policies in connection with such recovery.

6.       ACTS OF PURCHASER

(A) No claim shall lie against the Vendor, the Share Sellers, the US Business Seller, the IP Assets Sellers or any of them under or in relation to the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8 to the extent that such claim is attributable to:

         (i) any voluntary act, omission, transaction or arrangement carried out at the written request of or with the written consent of the Purchaser or by a member of the Purchaser's Group (other than the Companies) before Completion;

         (ii) any voluntary act or transaction carried out or entered into by the Purchaser or by a member of the Purchaser's Group on (save for the taking of any steps set out in SCHEDULE 5 (Completion)) or after Completion unless such act or transaction (a) is carried out or entered into by the Purchaser or another member of the Purchaser's Group in the ordinary course of business, (b) is required to be carried out or entered into by law or regulation in any relevant jurisdiction, or (c) is carried out or entered into pursuant to a legally binding commitment entered into by a Company or a member of the Vendor's Group in respect of the US Business prior to Completion; or

         (iii) any failure by the Purchaser or any other member of the Purchaser's Group to take, after Completion, an action which is required of it (a) by law or regulation in any relevant jurisdiction, or (b) otherwise under any legally binding contract or agreement entered into by any Company or any member of the Vendor's Group in respect of the US Business and (in the case of (b) only) listed in the Data Room Index or forming part of the Disclosure Bundle.

(B) Neither the Vendor, the Share Sellers, the US Business Seller, the IP Assets Sellers nor any of them shall be liable for any breach of any Warranty or pursuant to PARAGRAPH 16 of SCHEDULE 8 which would not have arisen but for any change after Completion in any accounting basis on which any member of the Purchaser's Group values its assets or in any accounting basis, method, policy or practice of any member of the Purchaser's Group.

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                                      136

7.       THE ACCOUNTS, THE MANAGEMENT ACCOUNTS AND THE COMPLETION ACCOUNTS

         No matter shall be the subject of a claim under the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8 to the extent that allowance, provision or reserve in respect of such matter shall have been specifically identified in the Accounts or the Management Accounts or to the extent such matter is taken into account in the calculation of the Working Capital Amount.

8.       RETROSPECTIVE LEGISLATION

         No liability shall arise in respect of any breach of any of the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8 to the extent that liability for such breach occurs or is increased directly or indirectly as a result of (i) any legislation not in force on or prior to the date of this Agreement or (ii) the withdrawal of any published extra-statutory concession or other agreement or (in relation only to the Tax Warranties) arrangement currently granted by or made with any governmental authority, or (iii) any change after the date of this Agreement of any published interpretation or (in relation only to the Tax Warranties) published application of any legislation or (in relation only to the Tax Warranties) in the enforcement policy or practice of the relevant authorities, or (iv) the withdrawal of any published extra-statutory concession or any other agreement or (in relation only to the Tax Warranties) arrangement with any Tax Authority (whether or not having the force of law) currently granted by or made with any Tax Authority.

9.       TAXATION

(A) Without prejudice to the generality of PARAGRAPH 8 above, the Vendor, the Share Sellers, the US Business Seller and the IP Assets Sellers shall not be liable in any event in respect of any breach of the Warranties if such breach or claim would not have occurred or arisen but for any change in the basis of, method of calculation of, or increase in the rate or rates of Taxation or changes in the practice of the Inland Revenue or other Tax Authority announced (or if not so announced in advance, being made) after the date hereof or the withdrawal of any published extra-statutory concession currently granted by any Tax Authority.

(B) None of the Vendor, the Share Sellers, the US Business Seller or the IP Assets Sellers shall be liable for any claim to the extent that it arises out of or is increased by virtue of a voluntary disclaimer by any Company after Completion of any Relief available to any Company (other than any such disclaimer made at the request of or with the consent of the Vendor).

(C) None of the Vendor, the Share Sellers, the US Business Seller or the IP Assets Sellers shall be liable in respect of any claims in respect of any breach of the Tax Warranties (a "TAX CLAIM") if and to the extent that any pre-Completion Relief not taken into account in computing the provision for Tax in the Accounts is available or is made available to relieve or otherwise mitigate the liability of the Company for Tax which is the subject matter of such Tax Claim.

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                                      137

(D) None of the Vendor, the Share Sellers, the US Business Seller or the IP Assets Sellers shall be liable in respect of any breach of the Tax Warranties if such liability would have been excluded under the provisions of clause 3 of the Tax Covenant had the relevant liability been a Tax Liability for the purposes of the Tax Covenant.

10.      DISCLOSURE

         The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached to the extent that such fact, matter or circumstance is fairly disclosed in the Disclosure Letter or in any document contained in the Disclosure Bundle or listed in the Data Room Index; PROVIDED that the only disclosures that shall be relevant to the Warranty set out in PARAGRAPH 8(E) of
         Schedule 6 (Warranties) are those specifically referenced to such Warranty in the Disclosure Letter.

11.      CLAIM TO BE REDUCTION OF CASH CONSIDERATION

         Any payment made by a member of the Vendor's Group or any other person in respect of any claim under the Warranties or pursuant to PARAGRAPH 16 of SCHEDULE 8 shall be deemed to be a reduction of the Cash Consideration payable by the Purchaser (on behalf of the relevant Designated Purchaser) and such reduction shall be allocated to the greatest extent possible to the particular Shares, US Business Assets or IP Assets to which the claim relates.

12.      FRAUD

         None of the provisions of this SCHEDULE 7 (other than PARAGRAPH 11) shall apply in respect of any claim under the Warranties or under the Tax Covenant where the giving of the relevant Warranties or the relevant provision of the Tax Covenant or the preparation of the relevant provisions of the Disclosure Letter involve or involved fraud on the part of the Vendor or another member of the Vendor's Group.

13.      MITIGATION

         Nothing in this Agreement shall affect the obligation of the Purchaser or any Designated Purchaser under the general law to mitigate the loss in respect of which it may be entitled to make any claim under the Warranties.

14.      EXCLUSIONS

(A) None of the limitations set out in this SCHEDULE 7 (Limitations on Liability) shall apply to:

         (i) the Warranties set out in PARAGRAPH 2 (Capacity of the Vendor's Group) of SCHEDULE 6 (Warranties); or

         (ii) a claim under the Tax Covenant to the extent that the claim relates to a Reorganisation Tax Liability.

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                                      138

(B) The limitations set out in PARAGRAPH 1 of this SCHEDULE 7 (Limitations on Liability) shall not apply to a claim under the Tax Covenant to the extent that the claim relates to a Current Year Tax Liability or a Profit and Loss Equalisation Agreement Tax Liability.

(C) The limitations set out in PARAGRAPH 1 of this SCHEDULE 7 (Limitations on Liability) shall not apply to a claim under PARAGRAPH 40 (Non Deductible Royalty Payments) of SCHEDULE 6 (Warranties).



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                                   SCHEDULE 8

                                   (PENSIONS)

                               PART A UK PENSIONS

1.       DEFINITIONS

         (i) In this Part A of this Schedule the following expressions shall have the meanings respectively assigned to them:

         "AN ACTUARY"              means a Fellow of the Institute of Actuaries
                                   or a Fellow of the Faculty of Actuaries in Scotland, such actuary if appropriate to be employed by a company or firm making available the advice of an actuary who is a director or employee of that company or an employee or partner of that firm.

         "THE ACTUARY"             means an Actuary (if any) appointed for the
                                   purposes of paragraph 10(D).

         "ARTICLE 141"             means Article 141 of the Treaty of Rome or
                                   any current or future legislation which
                                   implements Article 141 or which implements any EC Directive relating to equal treatment.
                                   References to the EC shall be taken to
                                   include the European Community (formerly the European Economic Community) and the European
                                   Union.

         "HOLDING PERIOD"          means, subject to paragraph 6(B), the period
                                   commencing on and including the Completion
                                   Date and ending immediately before the Scheme
                                   Change Date.

         "NET RELEVANT             means the monthly contributions to the UPF
          CONTRIBUTIONS"           made in respect of the Transferring Members
                                   during the Holding Period in accordance with paragraph 3 less:

                                   (a)      0.7% of Transferring Members'
                                            Pensionable Pay payable in respect
                                            of the Holding Period (for the
                                            annual cost of lump sum benefits
                                            payable in the event of death in
                                            service);

                                   (b)      1.6% of Transferring Members'
                                            Pensionable Pay

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                                      141


                                            payable in respect of the Holding
                                            Period (for the annual cost of
                                            benefits payable in the event of ill
                                            health retirement and benefits,
                                            other than lump sum benefits,
                                            payable in the event of death in
                                            service);

                                   (c)      1% of Transferring Members'
                                            Pensionable Pay payable in respect
                                            of the Holding Period (for the
                                            annual cost of administration).

         "1999 SERA"               means the arrangements constituted by a
                                   letter from Unilever UK Central Resources
                                   Limited to the Pensionable Employee in
                                   question, entitled "Senior Managers' Pension
                                   Arrangements: 1999 SERA Letter".

         "THE PAYMENT DATE"        means either:

                                   (a)      the later of:

                                            (i)  the first Business Day
                                                 following 30 days after the
                                                 agreement of the Relevant
                                                 Capital Sum under paragraph 10
                                                 or the certification of the
                                                 Relevant Capital Sum by the
                                                 Actuary in default of
                                                 agreement, and

                                            (ii) the first Business Day
                                                 following 30 days after the
                                                 date by which the Relevant
                                                 Conditions have been satisfied
                                                 and the Vendor has received
                                                 written notice of that fact
                                                 from the Purchaser (for the
                                                 avoidance of doubt, such notice
                                                 shall not of itself constitute
                                                 conclusive evidence that the
                                                 Relevant Conditions have been
                                                 satisfied); or

                                   (b)      such other date as may be agreed in
                                            writing between the Vendor and the
                                            Purchaser.

         "PENSIONABLE PAY"         shall have the same meaning as set out in the
                                   Definitive Trust Deed and Rules of the UPF.

         "PURCHASER'S ACTUARY"     means an Actuary appointed by the Purchaser
                                   to act on the Purchaser's behalf for the purposes of this Part A of this Schedule.

         "PURCHASER'S PENSION      shall mean the retirement benefits scheme
          SCHEME"                  providing death and retirement benefits for
                                   or in respect of the Relevant Employees to be established or nominated by the Purchaser pursuant to paragraph 4 or, if the context so requires, the trustees of that scheme.

         "RELEVANT CAPITAL SUM"    means such sum in cash as is certified by the
                                   Vendor's Actuary and agreed with the
                                   Purchaser's Actuary (or, in default of
                                   agreement, as determined by the Actuary under

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                                      142


                                   paragraph 10) as being the transfer value at the Scheme Change Date attributable to the Transferring Members calculated in accordance with paragraph 8.

         "RELEVANT CONDITIONS"     means the obligations to be performed by
                                   the Purchaser under paragraphs 3, 4, 5, 7 and 15 (insofar as those obligations have arisen by the time in question).

         "RELEVANT EMPLOYEES"      means such of the UK Employees as are members
                                   of the UPF on the Completion Date and where the context requires, in relation to 1999
                                   SERA, the Senior Managers.

         "SCHEME CHANGE DATE"      means, subject to paragraph 6(B), the date 12
                                   months after the Completion Date or such earlier date as the Purchaser may agree with the Vendor.

         "SENIOR MANAGERS"         means Stephen Pepper and David Walton.

         "TIMING ADJUSTMENT"       means, in relation to a period and in respect
                                   of each sum to which this definition applies, the formula found by calculating:

                                   (i) one-half of the proportionate change during the period specified of the FT/S&P Actuaries World Ex UK Pound Sterling Index with 86 per cent. of the gross dividend income reinvested in the same index at the end of each calendar month; and

                                   (ii) one-half of the proportionate change during the period specified of the FTSE Actuaries All-Share Total Return Index.

                                   For the avoidance of doubt, if (for example), the change in each of the Indices in (i) and
                                   (ii) above during the period specified is an increase of 5 per cent., then the Timing Adjustment will be a multiplicative factor of 1.05.

                                   The FTSE Actuaries All-Share Total Return
                                   Index or the FT/S&P Actuaries World Ex UK
                                   Pound Sterling Index at a particular date is
                                   the Index for that date. The Index for that
                                   date shall be determined by the Vendor's
                                   Actuary and agreed by the Purchaser's
                                   Actuary. If the Vendor's Actuary and the
                                   Purchaser's Actuary fail to reach agreement
                                   as to the Index or the calculation of the
                                   above formula, the provisions of paragraphs
                                   10(C) to (F)
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                                      143


                                   inclusive shall apply with all necessary changes.

         "TRANSFERRING MEMBER"     means a Relevant Employee who:

                                   (a)      becomes a member of the Purchaser's
                                            Pension Scheme on the Scheme Change
                                            Date and who immediately before that
                                            date was a member of the UPF in
                                            pensionable service, and

                                   (b) (i)  who agrees in writing to a transfer
                                            payment to the Purchaser's Pension
                                            Scheme from the UPF in respect of
                                            his or her interest therein (such
                                            agreement in writing to include a
                                            discharge in the Agreed Form in
                                            favour of the UPF and the Vendor's
                                            Group for any liability to or in
                                            respect of that Relevant Employee to
                                            provide any further benefits under
                                            the UPF); and

                                      (ii)  if he is a Senior Manager who also
                                            agrees in writing to a transfer of
                                            his benefits under 1999 SERA in
                                            respect of his or her interest
                                            therein (such agreement in writing
                                            to include a discharge in the Agreed
                                            Form in favour of the Vendor's Group
                                            for any liability to provide
                                            benefits under 1999 SERA), and

                                     (iii)  who does not withdraw that agreement
                                            before such benefits are transferred
                                            to the Purchaser's Pension Scheme.

         "UK COMPANY"              means either or both of Unipath Limited and
                                   Unipath Management Limited.

         "UPF" means the Unilever Pension Fund, constituted by a definitive trust deed and rules dated 31st January, 2000 (as amended) or, if the context so requires, the trustee of the Unilever Pension Fund.

         "VENDOR'S ACTUARY"        means an Actuary appointed by or on behalf of
                                   the Vendor to act on the Vendor's behalf for
                                   the purposes of this Part A of this Schedule.
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                                      144


         "VOLUNTARY FUND"          means a fund comprising voluntary
                                   contributions paid by members and the
                                   investments and moneys representing those contributions and any income derived therefrom.

         (B) References in this Part A of this Schedule to paragraphs are to paragraphs of this Part A of this Schedule.

         (C) Save where specifically defined or where the context otherwise requires, words and expressions used in Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 or in the Pension Schemes Act 1993 (as amended) shall have the same meanings in this Part A.

2.       CONTINUATION OF PARTICIPATION IN THE UPF

         Subject to obtaining all necessary consents and approvals from:

         (i)      the Board of the Inland Revenue, and

         (ii) the National Insurance Contributions Office on behalf of the Inland Revenue,

         the Vendor shall use all reasonable endeavours to ensure that the UK Company may continue to participate in the UPF and 1999 SERA as a participating employer in respect of the Relevant Employees and the Senior Managers respectively for the duration of the Holding Period.

3.       PURCHASER'S OBLIGATIONS IN RELATION TO THE UPF

         (A) In respect of the period in which the UK Company is a participating employer pursuant to paragraph 2 the Purchaser shall:

                  (i) procure that the UK Company pays to the UPF contributions in respect of the Relevant Employees who remain active members of the UPF, at the rate of 16.7% of each Relevant Employee's Pensionable Pay in accordance with paragraph 3(C), less the amount of any employee contributions payable to the UPF by such Relevant Employees; and

                  (ii) procure that the UK Company shall not permit any person other than a Relevant Employee to become a member of the UPF.

         (B) No contributions shall be payable during the Holding Period by Relevant Employees until such date (if any) on which all active members of the UPF are required to contribute to the UPF under the provisions of the UPF except for any voluntary contributions or for any contributions due in respect of a service credit under the UPF.
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                                      145


         (C) Contributions under paragraph 3(A)(i) shall be paid on the 1st day of each month immediately following the month to which they relate (or such other date as Vendor and Purchaser agree).

4.       PURCHASER TO PROVIDE BENEFITS FOR FUTURE SERVICE

         (A) No later than the Scheme Change Date the Purchaser shall procure that:

                  (i) there shall have been established or nominated the Purchaser's Pension Scheme which shall be contracted-out of the State earnings related pension scheme on the basis specified in Section 9(2B) of the Pension Schemes Act 1993 (as amended by the Pensions Act 1995) and capable of approval under Chapter I of
                           Part XIV of the Income and Corporation Taxes Act 1988 by the Board of the Inland Revenue, and

                  (ii) membership of the Purchaser's Pension Scheme is offered to all Relevant Employees with effect from the Scheme Change Date who would have been in pensionable service on the Scheme Change Date in the UPF but for the transaction provided for in this Agreement without imposing any condition as to the transfer of benefits in the UPF to the Purchaser's Pension Scheme as a condition of membership of the Purchaser's Pension Scheme.

         (B)

                  (i) The Purchaser shall provide or procure to be provided in respect of service for the period of 3 years from and including the Completion Date, benefits payable as of right for and in respect of each Transferring Member (such definition shall include, for the purposes of this paragraph 4, any Relevant Employee who joins the Purchaser's Pension Scheme on the Scheme Change Date and who does not elect to transfer his benefits under the UPF to the Purchaser's Pension Scheme) and his dependants, which, taken as a whole in respect of such Transferring Member, shall be no less favourable overall (as agreed or determined in accordance with paragraph 4(D)) than the benefits applicable to and in respect of that Transferring Member under the Rules of the UPF at the Completion Date except to the extent otherwise agreed with the Transferring Member.

                  (ii) For the purpose of this paragraph 4 and paragraph 5, in determining whether benefits are "no less favourable" than benefits under the UPF, the following provisions shall apply:

                           (a) benefits in the UPF shall be deemed to include, and benefits to be provided or procured to be provided by the Purchaser shall include:

                                    o        a right to receive benefits
                                             unreduced from age 60 except where,
                                             prior to the Scheme Change Date,
                                             Unilever PLC has withdrawn its
                                             consent under the UPF to members
                                             receiving benefits unreduced from
                                             age 60, in which case, for the
                                             purposes of this paragraph 4 and
                                             paragraph 5, benefits in the UPF
                                             shall be deemed not to include a
                                             right to receive benefits unreduced
                                             from age 60 other than to the
                                             extent such a benefit is as of
                                             right under the UPF as set out in
                                             the note below; and

                                             Note: Pre-1st October, 1987 female
                                             members of the UPF have this
                                             benefit as of right under the UPF
                                             rules. Pre-1st October, 1987 male
                                             members have this benefit as of
                                             right in respect of post-16th May,
                                             1990 pensionable service. For other
                                             members (and for pre-17th May, 1990
                                             pensionable service for pre-1st
                                             October, 1987 male members) due
                                             allowance for unreduced benefits
                                             from age 60 is made in cash
                                             equivalent calculations and see
                                             also the allowance made in the
                                             statement from the Vendor's Actuary
                                             comprised in Annex A to this
                                             Schedule.

                                    o        where a Pensionable Employee has
                                             elected, at any time before the
                                             Scheme Change Date, under Rule C3
                                             of the UPF to purchase a service
                                             credit and the period over which
                                             contributions are payable in
                                             respect of the cost of that credit
                                             has not expired before the Scheme
                                             Change Date, a right, for so long
                                             as he remains in pensionable
                                             service by reference to the
                                             Purchaser's Pension Scheme, to
                                             purchase over the period commencing
                                             on the Scheme Change Date the
                                             balance of the service credit which
                                             he would have been entitled to
                                             purchase had he remained in
                                             pensionable service by reference to
                                             the UPF on the same terms and
                                             conditions as apply under the
                                             provisions of the UPF in force
                                             immediately prior to the Completion
                                             Date. Notwithstanding paragraph
                                             4(B)(i), once such an election has
                                             been made, this obligation of the
                                             Purchaser shall continue to apply
                                             until the expiry of the period over
                                             which contributions are payable in
                                             respect of the cost of the service
                                             credit.

                  (b) where there is an established practice as to the exercise of discretions in relation to benefits, the Purchaser shall make an announcement to the Relevant Employees which is in the Agreed Form that it will continue that practice; provided that the Purchaser shall, subject to applicable law, have the same rights of variation and discontinuance of that practice as the relevant member of the Vendor's Group has immediately prior to the Completion Date.

                  (c) benefits in the UPF and benefits to be provided or procured to be provided by the Purchaser shall be valued on the basis of the same actuarial method and assumptions as are set out in the statement from the Vendor's Actuary referred to in paragraph 8, modified to such extent as may be agreed in writing by the Vendor's Actuary and the Purchaser's Actuary and the procedure referred to in paragraph 10(D) to (G) inclusive shall apply if any such modification is not so agreed.

                  (d) whether or not a transfer is made to the Purchaser's Pension Scheme in respect of past service benefits, equivalent benefits in respect of the service of each Relevant Employee for the period referred to in paragraph 4(B)(i) must vest on the same or shorter timescale and at least in the same circumstances as if the Relevant Employee concerned had continued to be an active member of the UPF for so long as he remains employed by a member of the Purchaser's Group (whether or not continuing to accrue benefits under the Purchaser's Pension Scheme).

                  (e) equivalent benefits in respect of service prior to and on and after the Completion Date must also be of a type and form approved by the Vendor. For this purpose, it is agreed that it will be reasonable for the Vendor's Actuary not to approve money purchase benefits in place of benefits under the UPF and 1999 SERA.

                  (f) where benefits are provided under the UPF or 1999 SERA on the death or disability of a Relevant Employee or his spouse, child or dependant, equivalent benefits must be provided on such events which are payable in circumstances and under conditions which are not materially less favourable to the beneficiary concerned as those which would have applied had the death or disability occurred whilst the beneficiary was a beneficiary of the UPF or 1999 SERA under the provisions of the UPF or 1999 SERA in force immediately prior to the Completion Date.

         (iii) Except for any contributions due in respect of a service credit under the UPF, the Purchaser shall procure that, in the satisfaction of its obligation under paragraph 4(B)(i), compulsory contributions shall not be payable by a Pensionable Employee, except to the extent otherwise expressly agreed in writing by that Pensionable Employee, at a rate greater than the rate (if any) at which:
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                                      148


                  (a) he pays compulsory contributions at the Completion Date, for a period of 1 year from the Completion Date or, if shorter, the period expiring on the date on which he is required to contribute to the UPF under the provisions of the UPF, if he is then an active member of the UPF, or on which he would have been required to contribute to the UPF under the provisions of the UPF, had he then been an active member of the UPF; and

                  (b) he could have been required to contribute to the UPF under the provisions of the UPF in force immediately prior to the Completion Date but for any surplus or deficit in the UPF, for the remainder of the period referred to in paragraph 4(B)(i) after the expiry of the period in (a) above.

         (C) The obligations under paragraph 4(B) and paragraph 5(A) shall continue in force even if the Purchaser disposes of a member of the Purchaser's Group or all or any part of the business thereof and accordingly the Purchaser shall procure that the acquiror concerned honours the obligations under paragraph 4(B) and paragraph 5(A) in respect of each Transferring Member (as such definition is extended in paragraph 4(B)(i)) concerned in such a disposal.

         (D)

                  (i) The Purchaser shall procure that the Purchaser's Actuary shall notify the Vendor's Actuary in writing of the benefits which it is proposed the Purchaser will provide or procure to be provided in accordance with paragraph 4(B).

                  (ii) The Vendor's Actuary, on receipt of notification in accordance with paragraph 4(D)(i), shall review the benefits to be provided and shall determine by notice in writing to the Purchaser's Actuary whether the benefits proposed to be provided comply with the requirements of paragraph 4(B).

                  (iii) If the Purchaser's Actuary does not agree with the Vendor's Actuary's determination referred to in paragraph 4(D)(ii), the disagreement shall be resolved in accordance with the procedure referred to in paragraph 10(D) to (G) inclusive with all necessary changes.

         (E) Any announcement to be issued by the Vendor or a member of the Purchaser's Group in relation to benefits the subject of this paragraph 4 or paragraph 5 must be consistent with the terms of this paragraph 4 and paragraph 5 and, prior to the issue of any such announcement, the Vendor or, as the case may be, the Purchaser, shall provide to the other a copy of the intended announcement and shall not issue it without prior consultation with the other.

         (F) The Purchaser's agreement to the provisions of this paragraph 4 and paragraph 5 is given by the Purchaser on the express understanding that, if the Purchaser is in breach of any of such provisions, the Vendor may, at its absolute discretion, and without limitation, seek to procure compliance with such provisions by the Purchaser by applying to the court for damages and/or specific performance.

5.       PURCHASER TO OFFER BENEFITS FOR PAST SERVICE AND TO GIVE OTHER
         UNDERTAKINGS

         (A) The Purchaser shall procure that each Relevant Employee who has not immediately before the Scheme Change Date:

                  o        ceased to be in employment of the Purchaser, or

                  o        attained normal retirement age in the UPF,

                  shall, in respect of pensionable service up to the day before the Scheme Change Date, have the option of transferring, subject to:

                  (a) the UPF agreeing to transfer the Relevant Capital Sum as adjusted in accordance with paragraph 11(A), OR

                  (b)      a payment being made pursuant to paragraph 12(A),

                  the rights accrued to and in respect of that Relevant Employee in the UPF to the Purchaser's Pension Scheme on the basis that the benefits to be provided for and in respect of that Relevant Employee under the Purchaser's Pension Scheme in respect of pensionable service up to the day before the Scheme Change Date will be no less favourable overall (as agreed or determined in accordance with paragraph 4(D)) than the benefits for and in respect of that Relevant Employee until then provided under the UPF.

         (B) In determining, for the purpose of paragraph 5(A), whether benefits under the Purchaser's Pension Scheme are "no less favourable" than benefits under the UPF, the provisions of paragraph 4(B)(ii) shall apply with all necessary changes.

         (C)      The Purchaser shall procure before the Payment Date that:

                  (i) the Purchaser's Pension Scheme delivers to the UPF an undertaking under which the Purchaser's Pension Scheme agrees:

                           (a) to accept any payment proposed to be made to the Purchaser's Pension Scheme by the UPF in respect of the Transferring Members;

                           (b) subject to receipt of the amount referred to in paragraph 11(A) OR to a payment being made pursuant to paragraph 12(A) to provide benefits to the Transferring Members in accordance with paragraph 5(A); and
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                                      150


                           (c) to comply with the applicable requirements of Clause 19(b) (Bulk transfers-out) of the UPF Trust Deed, being:

                                    o        any undertakings given by the UPF
                                             to the Board of Inland Revenue;

                                    o        the preservation requirements of
                                             the Pension Schemes Act 1993 (and
                                             any regulations relating to the
                                             preservation requirements made
                                             under that Act); and

                                    o        the contracting-out requirements of
                                             the Pension Schemes Act 1993 (and
                                             any regulations relating to the
                                             contracting-out requirements made
                                             under that or any other Act),

                                    in each case to the extent applicable;

                  (ii) the employer of the Transferring Members in question is named in a contracting-out certificate issued for contracting-out on the basis specified in Section 9(2B) of the Pension Schemes Act 1993 (as amended by the Pensions Act 1995) in relation to the Purchaser's Pension Scheme; and

                  (iii) the Purchaser's Actuary delivers a certificate to the Vendor and the UPF confirming that the Purchaser's Pension Scheme has no liabilities as at the Scheme Change Date (other than the liabilities in respect of the benefits of the Transferring Members until then provided under the UPF).

         (D) The Purchaser shall procure that the notices to be issued to Relevant Employees in respect of the option referred to in paragraph 5(A) are in terms which require consents to a transfer to be given by a date agreed between the Vendor and the Purchaser.

6.       VENDOR'S OBLIGATIONS DURING THE HOLDING PERIOD

         (A) The Vendor shall use all reasonable endeavours to ensure that during or in respect of the Holding Period:

                  (i)      the UPF and 1999 SERA shall not be terminated, and

                  (ii) no amendments to the UPF or 1999 SERA shall be made which will diminish or otherwise affect the benefits of the Relevant Employees,

                  without the prior written agreement of the Purchaser.

         (B) The Purchaser's agreement referred to in paragraph 6(A) shall not be unreasonably withheld or delayed and if withheld or delayed the Vendor shall be entitled to specify by not less than one month's written notice to the Purchaser that the Holding Period shall terminate on such date as shall be specified in the said notice.

7. RESTRICTION ON INCREASES TO PENSIONABLE PAY; PURCHASER TO COMPLY WITH CERTAIN OTHER CONDITIONS

         (A) The Purchaser undertakes that it shall procure that the UK Company will not increase the Pensionable Pay of any Relevant Employee during the Holding Period save that the annual pensionable salary of any Relevant Employee may be increased by up to the percentage (pro-rated to reflect the length of the Holding Period) assumed for annual pensionable salary increases in the Statement from the Vendor's Actuary comprised in Annex A to this Schedule (such percentage being reduced by the percentage amount of any increase awarded since the last annual pensionable salary increase awarded prior to the Completion Date) or such greater percentage agreed in writing by the Vendor and the Purchaser.

         (B)      The Purchaser shall procure that the UK Company shall:

                  (i) comply during the Holding Period in all respects with the provisions of the UPF;

                  (ii) not do or omit to do during the Holding Period any act or thing whereby the approval of the UPF as an exempt approved scheme or as a contracted-out scheme would or might be prejudiced;

                  (iii) not exercise any power, right or discretion conferred on the UK Company by the UPF except on such terms (whether as to payment of additional contributions to the UPF or otherwise) as the Vendor may agree;

                  (iv) complete promptly all contracting-out elections and issue promptly all contracting-out notices which the Vendor may reasonably require to be completed or issued;

                  (v) supply to the Vendor and to the UPF copies of any notices to be issued to the Relevant Employees in connection with the matters contemplated by this Part A of this Schedule before they are issued to the Relevant Employees;

                  (vi) procure that no such notices as are referred to in paragraph 7(B)(v) are issued to the Relevant Employees until the benefits to be provided or procured to be provided by the Purchaser in accordance with paragraphs 4 and 5 have been agreed or determined in accordance with those paragraphs;
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                                      152


                  (vii) use its best endeavours to help the Vendor and the UPF meet any statutory obligations which relate to the Relevant Employees during the Holding Period;

                  (viii) give the notice required under Clause 23(b)(i) of the Trust Deed of the UPF to terminate its participation in the UPF with effect from the day before the Scheme Change Date; and

                  (ix) return the forms of consent referred to in paragraph 5(D) to the UPF.

8.       METHOD OF CALCULATION OF THE RELEVANT CAPITAL SUM

         (A)      The Relevant Capital Sum shall be calculated as the sum of:

                  (i) the transfer payment in respect of the Transferring Members, which is:

                           (a) the amount as at the Completion Date calculated in accordance with the basis set out in the Statement from the Vendor's Actuary comprised in Annex A to this Schedule;

                           (b) adjusted in respect of the period from the Completion Date to 20th August, 2001 by reference to interest at the rate of 7.5 per cent. per annum to give its value as at 20th August, 2001;

                           (c) multiplied by the Timing Adjustment for the period from and including 20th August, 2001 to and excluding the Scheme Change Date, and

                  (ii) the Net Relevant Contributions paid to the UPF in respect of Transferring Members during the Holding Period, each such Net Relevant Contribution being multiplied by the Timing Adjustment applicable to the period from and including the date of payment of the Net Relevant Contribution to and excluding the Scheme Change Date.

         (B) In calculating the Relevant Capital Sum it shall be assumed there is no obligation to equalise benefits (to the extent not already equalised under the UPF) under Article 141 including, without limitation, accrued rights to guaranteed minimum pensions.

9.       DATA TO BE PROVIDED

         (A) As soon as reasonably practicable following the Completion Date, the Vendor shall procure that there is provided promptly to the Vendor's Actuary and the Purchaser's Actuary all necessary data within its possession or under its power or control for computation of the Relevant Capital Sum as at the Completion Date (ignoring any adjustments under paragraph 8(A)(i)(b) and (c) and 8(A)(ii) and assuming that all Relevant Employees become Transferring Members) and that this data is in all material respects true, complete and accurate.
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                                      153


         (B) As soon as reasonably practicable following the Scheme Change Date, the Vendor shall procure that there is provided promptly to the Vendor's Actuary and the Purchaser's Actuary all necessary data within its possession or under its power or control for computation of the Relevant Capital Sum and that this data is in all material respects true, complete and accurate.

         (C) As soon as reasonably practicable following the Completion Date, the Purchaser shall procure that there is provided promptly to the Vendor's Actuary and the Purchaser's Actuary all the necessary data within its or the UK Company's possession or under its or the UK Company's power or control for computation of the Relevant Capital Sum as at the Completion Date (ignoring any adjustments under paragraph 8(A)(i)(b) and (c) and 8(A)(ii) and assuming that all Relevant Employees become Transferring Members) and that this data is in all material respects true, complete and accurate.

         (D) As soon as reasonably practicable following the Scheme Change Date, the Purchaser shall procure that there is provided promptly to the Vendor's Actuary and the Purchaser's Actuary all the necessary data within its or the UK Company's possession or under its or the UK Company's power or control (including, for the avoidance of doubt, the identity of the Transferring Members) for computation of the Relevant Capital Sum and that this data is in all material respects true, complete and accurate.

10.      DETERMINATION OF RELEVANT CAPITAL SUM

         (A) Subject to the Purchaser complying with its obligations under paragraph 9(C), the Vendor shall use all reasonable endeavours to cause the Vendor's Actuary to compute and certify to the Purchaser's Actuary the Relevant Capital Sum as at the Completion Date (ignoring any adjustments under paragraph 8(A)(i)(b) and (c) and 8(A)(ii) and assuming that all Relevant Employees become Transferring Members) no later than 2 months after the data has been provided to Vendor's Actuary by the Purchaser and the Vendor.

         (B) Subject to the Purchaser complying with its obligations under paragraph 9(D), the Vendor shall use all reasonable endeavours to cause the Vendor's Actuary to compute and certify to the Purchaser's Actuary the Relevant Capital Sum no later than 2 months after the data has been provided to Vendor's Actuary by the Purchaser and the Vendor.

         (C)

                  (i) The Purchaser's Actuary shall review the computation referred to in paragraph 10(B).

                  (ii) The Purchaser undertakes to the Vendor to use all reasonable endeavours to cause the Purchaser's Actuary to conduct the review under (i) above promptly.
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                                      154


         (D) If the Purchaser's Actuary is not satisfied with the computation referred to in paragraph 10(B), the Purchaser's Actuary and the Vendor's Actuary shall jointly appoint the Actuary to certify the Relevant Capital Sum. If they fail jointly to appoint the Actuary, the Actuary shall be appointed by the President for the time being of the Institute of Actuaries at the instance of the party first applying to him.

         (E) A certificate given by the Actuary under this paragraph 10 shall be conclusive and binding on the parties hereto.

         (F)      The Actuary shall act as an expert and not as an arbitrator.

         (G) The costs of the Actuary shall be borne by the Purchaser and the Vendor in equal amounts or in such other proportions as the Actuary shall determine to be fair and reasonable in the circumstances.

11.      VENDOR TO USE REASONABLE ENDEAVOURS TO PROCURE PAYMENT OF RELEVANT
         CAPITAL SUM

         (A) The Vendor shall use its reasonable endeavours to procure that the UPF shall subject to:

                  (i)      the specific approval of the Board of the Inland
                           Revenue,

                  (ii) the UK Company being named in a contracting-out certificate issued for contracting-out on the basis specified in Section 9(2B) of the Pension Schemes Act 1993 (as amended by the Pensions Act 1995) in relation to the Purchaser's Pension Scheme, and

                  (iii) the requirements of Clause 19(b) (Bulk transfers-out) of the UPF Trust Deed,

                  pay the higher of:

                  o 105 per cent. of the Relevant Capital Sum adjusted by the Timing Adjustment for the period from and including the day before the Scheme Change Date to and including the day before the Payment Date (or, if earlier, to and including the day before the date of actual payment); and

                  o an amount calculated by the Vendor's Actuary as representative of the aggregate of cash equivalents (as calculated under Regulation 7 and 8(2) of the Occupational Pension Schemes (Transfer Value) Regulations 1996) of the Transferring Members suitable for payment on Payment Date, to the Purchaser's Pension Scheme on or before the Payment
                  Date.

         (B) The payment of the amount referred to in paragraph 11(A) shall be satisfied by the transfer of cash in an amount equal to that amount.
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                                      155


12.      SHORTFALL

         (A)      Subject to the conditions in paragraph 11(A) (i), (ii) and
                  (iii) having been satisfied, if the UPF does not the full amount referred to in paragraph 11(A) to the Purchaser's Pension Scheme on or before the Payment Date, the Vendor shall, no later than 14 days after the Payment Date, pay to the Purchaser, so far as possible by way of repayment of the Cash Consideration payable in respect of the Shares of Unipath Limited, an amount in cash (the "Shortfall Payment") calculated according to the formula:

                  (A-B) + C

                  where

                  A =      the higher of:

                  o 105 per cent. of the Relevant Capital Sum (adjusted by the Timing Adjustment for the period from and including the day before the Scheme Change Date to and including the day before the Payment Date); and

                  o an amount calculated by the Vendor's Actuary as representative of the aggregate of cash equivalents (as calculated under Regulation 7 and 8(2) of the Occupational Pension Schemes (Transfer Value) Regulations 1996) of the Transferring Members suitable for payment on Payment Date,

                  B = the value of the amount (if any) paid by the UPF to the Purchaser's Pension Scheme (adjusted by the Timing Adjustment for the period from and including the date of actual payment by the UPF to and including the day before the Payment Date);

                  C = interest at the Agreed Rate on (A-B) in respect of the period from and including the Payment Date to and excluding the date of payment;

                  The amount of the Shortfall Payment shall be determined by the Vendor's Actuary and agreed by the Purchaser's Actuary or, in default of agreement, be determined under paragraph 10.

         (B)

                  (i) On receipt of the Shortfall Payment, the Purchaser shall promptly pay an amount, or procure that the UK Company shall promptly pay an amount, equal to (A -
                           B) + C (as defined above) into the Purchaser's Pension Scheme (the "SHORTFALL CONTRIBUTION").

                  (ii) If, in respect of the Shortfall Contribution, the Purchaser obtains (in whole or in part) for the accounting period for which a payment equal to

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                                      156


                           the Shortfall Contribution is paid into the Purchaser's Pension Scheme (or for any future accounting period) a deduction for part (or the whole) of that payment which results in a Reduction in Taxable Profits for the purposes of corporation tax:

                           o in the accounting period (or accounting periods) in which that deduction is obtained or,

                           o in a case where that deduction exceeds the available taxable profits for the said accounting period (or any of the said accounting periods) but gives rise to a tax loss or other tax relief that is eligible to be carried forward for offset against future taxable profits, in any future accounting period (or future accounting periods) in which such offset is obtained, the Purchaser shall pay to the Vendor so far as possible by way of repayment of the Cash Consideration payable in respect of the Shares of Unipath Limited an amount equal to:

                           o the aggregate amount by which the Shortfall Contribution reduces the said taxable profits in the accounting period (or accounting periods) in question,

                           multiplied by

                           o the marginal rate of tax applicable to the Purchaser for the accounting period (or, as the case may be, for each of the accounting periods) in which the deduction is obtained or (as the case may be) the tax loss or other tax relief arising from that deduction is utilised.

                  (iii) The Purchaser shall procure that a Reduction in Taxable Profits in respect of the Shortfall Contribution is obtained in priority to any Reduction in Taxable Profits which could be obtained in respect of any other matter with a view to ensuring that full payment is made under (ii) above to the Vendor as soon as practicable after the Shortfall Contribution is paid to the Purchaser's Pension Scheme.

                  (iv) Any payment under (ii) above shall be made by the Purchaser forthwith upon the date on which tax would otherwise have been paid if it had not been for the said Reduction in Taxable Profits (or, if there is more than one date on which the relevant amount of tax would otherwise have been paid, whether by instalments or otherwise, the earliest of such dates).

                  (v) For the purpose of this paragraph (B) a "REDUCTION IN TAXABLE PROFITS" includes not only a reduction in the taxable profits of the Purchaser but also a reduction in the taxable profits for any accounting period of any member of any group or consortium to which any tax loss or other tax relief arising from or attributable to the payment by the

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                                      157


                           Purchaser of an amount equal to the Shortfall Contribution is surrendered by way of group relief or consortium relief in accordance with the provisions of ss.402-413, Income and Corporation Taxes Act 1988.

13.      VOLUNTARY CONTRIBUTIONS

         Notwithstanding the foregoing, the Voluntary Fund within the UPF and the benefits payable or prospectively or contingently payable therefrom and the contributions payable thereto shall be disregarded in determining the Relevant Capital Sum except that there shall be added to the Relevant Capital Sum that part of the Voluntary Fund which is attributable to those Transferring Members who join the Purchaser's Pension Scheme on the Scheme Change Date and who agree to the transfer of their Voluntary Fund.

14.      ADJUSTMENTS IN RESPECT OF SENIOR MANAGERS

         The following amendments shall apply in respect of the Senior Managers:

         (A) in addition to the contributions required in paragraph 3, the Purchaser shall procure that the UK Company shall, whilst the UK Company remains a participating employer pursuant to paragraph 2, pay to Unilever UK Central Resources Limited 7% of Senior Managers' Pensionable Pay (as defined in the governing documentation of 1999 SERA) plus the amount of any VAT due thereon, as if that amount represented contributions in respect of such Senior Managers,

         (B) the letter issued to Senior Managers providing supplementary retirement and death benefits shall be regarded as part of the UPF for the purpose of paragraphs 4,5,6,7 and 8 (and therefore, for the avoidance of doubt, for the purpose of paragraph 12) which shall therefore be read as if reference to the UPF in those paragraphs were also references to 1999 SERA and the references to Net Relevant Contributions in paragraph 8(A)(ii) shall include any contributions referred to in (A) above paid in respect of a Transferring Member,

         (C) the Purchaser shall enter into an agreement with each Relevant Employee who is a Senior Manager in a form satisfactory to the Vendor to achieve the purposes of this paragraph 14, and

         (D) the Purchaser must procure that the Purchaser's Pension Scheme which provides benefits in respect of a transfer of benefits from 1999 SERA and in respect of service after the Completion Date which are equivalent to benefits under 1999 SERA is, to the extent such benefits are capable of tax approval, funded.

15.      NO ASSISTANCE TO BE GIVEN BY THE PURCHASER

         (A) The Purchaser undertakes to take no action and to give no assistance whether directly or indirectly to any person in any manner which would or might result in

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                                      158


                  the UPF having to pay a larger amount than the amount payable under paragraph 11 to the Purchaser's Pension Scheme (for this purpose, the words "105 per cent." in paragraph 11 being substituted by the words "100 per cent."). The Purchaser agrees that this undertaking extends to the Purchaser and any other company directly or indirectly controlled or connected with the Purchaser and applies both during and after the Holding Period.

         (B)      The Purchaser undertakes to the Vendor that:

                  (i) before and on and after the Payment Date the trust deed and rules of the Purchaser's Pension Scheme will include a condition that the Purchaser's approval is required to the acceptance of any transfer payment to be made by the UPF to the Purchaser's Pension Scheme, and

                  (ii) it will not give such approval if the total payment proposed to be made to the Purchaser's Pension Scheme by the UPF exceeds the amount payable under paragraph 11.

16.      VENDOR'S UNDERTAKINGS

         (A) The Vendor agrees to indemnify and keep indemnified each of the Purchaser, the Purchaser's Pension Scheme and the UK Company against any losses, liabilities, costs, damages or expenses to make any payments to the UPF beyond the rate of 16.7% pursuant to paragraph 3(A)(i), including and pursuant to section 75 of the Pensions Act 1995. This indemnity shall not extend to any liability of the Purchaser to make contributions to the UPF as a result of its breach of paragraph 7(A).

         (B) The Vendor will indemnify the Purchaser against any liability to provide retirement benefits on the grounds that a UK Employee or former employee of the UK Company was denied access to the UPF or the Unilever Superannuation Fund in breach of Article 141 prior to the Completion Date to the extent such claim relates to the period prior to the Completion Date.

17.      AGREEMENT TO ACT PROMPTLY

         The Purchaser and the Vendor will use their respective reasonable endeavours to ensure that they comply with all their obligations under this Schedule promptly.

18.      PENSION WARRANTIES

         (A)      Save in respect of:

                  o        the UPF;

                  o the letters issued to Senior Managers referred to in paragraph 14;
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                                      159


                  o        the UK state scheme;

                  o any arrangement the sole purpose of which is to provide benefits on injury or death; and

                  o any arrangement which only provides death benefits secured by an insurance policy,

         no member of the Vendor's Group nor the UK Company (in this paragraph 18, the "EMPLOYER"):

                  (i) has any obligation (whether legally binding or not) to:-

                           (a)      pay any pension; or

                           (b)      make any other payment on or after
                                    retirement or death; or

                           (c) otherwise to provide "relevant benefits" (within the meaning of Section 612 of The Income and Corporation Taxes Act 1988)

                           to, or in respect of, any UK Employee (or spouse or dependant of any of them) such UK Employee; and

                  (ii) is a party to or obligated to contribute to any scheme or arrangement having as its purpose, or one of its purposes, the making of any such payments or the provision of any such benefits to, or in respect of, any UK Employee (or spouse or dependant of any of them).

         (B) Full details of the UPF insofar as it relates to the Relevant Employees are comprised in the Data Room and up-to-date and complete copies of the following documents are comprised in the Data Room:

                  o the deeds, documents and announcements (to extent not already reflected in the trust deed) currently governing the UPF which contain particulars of benefits and entitlements and a copy of the latest trustee report and accounts and actuarial valuation; and

                  o a full list of Relevant Employees as at the 1st July, 2001.

         (C) The UPF is an "exempt approved scheme" (within the meaning of Chapter I of Part XIV of The Income and Corporation Taxes Act
                  1988) and has at all times complied with and been administered in all material respects in accordance with all applicable laws, regulations and requirements, including the requirements of the Inland Revenue for continued approval as an exempt approved scheme or of the National Insurance Contributions Office on behalf of the Inland Revenue for continued eligibility for contracting-out of the UK state scheme and of trust law. So far as the Vendor is aware, there is no reason why approval of the UPF by the Board of Inland Revenue should be withdrawn.
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                                      160


         (D) The UK Company holds or is named in an appropriate contracting-out certificate as defined in the Pension Schemes Act 1993.

         (E) Contributions to the UPF payable by the UK Company are not paid in arrears and all contributions to, and expenses of, the UPF which have fallen due for payment by the UK Company have been paid.

         (F) There is no established practice in relation to the exercise of discretion under the UPF to provide benefits to or in respect of the Relevant Employees other than in accordance with the Relevant Employees' or their dependants' entitlements under the UPF. For the avoidance of doubt, the Purchaser is required, subject to the terms of paragraph 4(B) and 5(B), to maintain established practices as to the exercise of discretions in relation to benefits notwithstanding any breach of this warranty (F) and that obligation shall be taken into account for the purpose of assessing damages for any breach of this warranty (F).

         (G) There is no dispute with regard to the benefits payable under the UPF to or in respect of any UK Employee which is material in the context of the total liabilities in respect of the pre-Completion pensionable service of the UK Employees and no legal proceedings by or against the trustees of the UPF in their capacity as such in respect of such benefits are pending, threatened or expected and so far as the Vendor is aware there is no fact or circumstance likely to give rise to such proceedings.

                                [Annexes Omitted]

                             PART B NON-UK PENSIONS

1.       DEFINITIONS

         (A) In this PART B of this Schedule the following expressions shall have the meanings respectively assigned to them:

                  "BENEFITS"        means any pension, lump sum, gratuity,
                                    payment after termination of employment of costs (including, without limitation, medical, dental or other healthcare costs), or other like benefit provided or to be provided:

                                    o        on or after retirement;

                                    o        on death;

                                    o        on or after termination of
                                             employment, except to the extent
                                             the benefits referred to above are
                                             enhanced where such termination is
                                             on account of redundancy or at the
                                             request of the employer;

                                    o        on or in connection with
                                             disability,

                                    but excluding:

                                    o        any risk benefit the payment of
                                             which is insured with an external
                                             insurance company; and

                                    o        any benefit provided under an
                                             arrangement the sole purpose of
                                             which is to provide benefits on
                                             death.

                  "NON-UK COMPANY"  means Unipath Diagnostics GmbH, Unipath
                                    Scandinavia A. B and Unipath B.V;

                  "PURCHASER'S      means any Plan of any member of the
                  GROUP PLAN"       Purchaser's Group under which Benefits are
                                    provided or, if the context so requires, the trustees or managers of any such Plan.

                  "PURCHASER'S      means such actuaries or firms of actuaries
                  NON-UK ACTUARY"   as the Purchaser may determine for the
                                    purpose

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                                      163


                                    of this PART B of this Schedule.

                  "RELEVANT         means a Non-UK Employee and, if he becomes
                  NON-UK            employed within 6 months of Completion by a
                  EMPLOYEE"         member of the Purchaser's Group, each member
                                    of the Dutch Sales Staff, with Benefits
                                    under any Vendor's Non-UK Pension Plan.

                  "RETAINED         means those Benefits under Vendor's Non-UK
                  BENEFITS"         Pension Plans which are listed as "Retained"
                                    in ANNEX A to this PART B.

                  "VENDOR'S         means such actuaries or firms of actuaries
                  NON-UK            as the Vendor may determine for the purpose
                  ACTUARY"          of this PART B of this Schedule.

                  "VENDOR'S         means those plans set out in ANNEX A to this
                  NON-UK PENSION    PART B.
                  PLANS"

         (B) References in this PART B of this Schedule to paragraphs are to paragraphs of this PART B of this Schedule.

2.       BENEFITS TO BE PROVIDED BY THE PURCHASER

         (A)      (i)      In relation to each Relevant Non-UK Employee, the
                           Purchaser will continue to provide or procure to be provided equivalent Benefits in respect of service:

                           (a)      prior to the Completion Date, and

                           (b) for the period of 3 years on and after the Completion Date to the Benefits of that Relevant Non-UK Employee immediately before the Completion Date and payable, subject in the case of the exercise of discretions to PARAGRAPH 2(A)(iv), as of right. The obligation under
                           (a) shall not apply to Benefits of a Relevant Non-UK Employee which remain to be provided by a funded Vendor's Non-UK Pension Plan or to Retained Benefits.

                  (ii) The Purchaser agrees that, where a Relevant Non-UK Employee has Benefits in respect of service prior to the Completion Date in a funded Vendor's Non-UK Pension Plan (other than Retained Benefits), it will establish or nominate an appropriate plan which, subject to applicable law, is capable of accepting a transfer of such Benefits, or in the case of the Unicare Savings Plan in the United States, to which an individual can elect to rollover benefits from the relevant Vendor's Non-UK Pension Plan and the Purchaser will, or will procure that, each Relevant Non-UK Employee is offered the opportunity to transfer or rollover such Benefits.
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                                      164


                  (iii) Any transfer payment from a funded Vendor's Non-UK Pension Plan to any such plan established or nominated by the Purchaser shall be calculated by Vendor's Non-UK Actuary in accordance with applicable law and local practice in relation to the Plan in question.

                  (iv) Where there is an established practice as to the exercise of discretions in relation to Benefits, the Purchaser shall continue that practice in relation to the Benefits at (A)(i)(a) and (b) above. In relation to each of the practices as to the exercise of discretions referred to in ANNEX C to this PART B, the Purchaser shall make an announcement to the Relevant Non-UK Employees which is in form and substance to the reasonable satisfaction of the Vendor that it will continue that practice in relation to the Benefits at (A)(i)(a) and (b) above. However the Purchaser shall have the same rights of variation and discontinuance of that practice as the relevant member of the Vendor's Group has at the date of this Agreement.

                  (v) The obligations under (i) to (iv) above shall continue in force even if the Purchaser disposes of a member of the Purchaser's Group or all or any part of the business thereof and accordingly the Purchaser shall procure that the buyer concerned honours such obligations in respect of each Relevant Non-UK Employee concerned in such a disposal.

         (B) The Purchaser shall procure that, in the satisfaction of its obligation under PARAGRAPH 2(A), compulsory contributions shall not be payable by a Relevant Non-UK Employee, except to the extent otherwise expressly agreed in writing by that Relevant Non-UK Employee, at a rate greater than the rate (if any) at which:

                  (i) he pays compulsory contributions at the Completion Date, for a period of 1 year from the Completion Date or, if shorter, the period expiring on the date on which he is required to contribute to the Vendor's Non-UK Pension Plan of which he was a member immediately prior to the Completion Date under the provisions of that plan, if he is then an active member of that plan, or on which he would have been required to contribute to the relevant Vendor's Non-UK Pension Plan under the provisions of that plan, had he then been an active member of that plan; and

                  (ii) he could have been required to contribute to the Vendor's Non-UK Pension Plan in question under the provisions of that Plan in force immediately prior to the Completion Date but for any surplus or deficit in that Plan, for the remainder of the period referred to in PARAGRAPH 2(A)(i)(b) after the expiry of the period in (I) above.

         (C)      For the purpose of (A) above:

                  (i) "EQUIVALENT" means with an equivalent or greater value and will be determined, in the case of defined benefit Benefits, using the following actuarial valuation method and assumptions:
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                                      165


                           (a) the same as those used in the most recent actuarial valuation of the plan published on or before the date of this Agreement to which the Benefits relate and, in the case of a funded plan, also used for actually funding those benefits, modified to such extent as may be agreed in writing by the Vendor's Non-UK Actuary and the Purchaser's Non-UK Actuary and the procedure referred to in PARAGRAPH 3 shall apply if any such modification is not so agreed, and

                           (b) if there is no such actuarial valuation, such reasonable actuarial method and assumptions as may be agreed between the Vendor and the Purchaser or, in default of agreement, as determined under PARAGRAPH 3 provided that:

                  o in the case of any Relevant Non-UK Employee with Benefits under the UVO in Germany, equivalent Benefits under the relevant Purchaser's Group Plan will be identical to those under the UVO;

                  o in the case of any Relevant Non-UK Employee with Benefits under the Vendor's Non-UK Pension Plan in France which provides a lump sum benefit (the "FRENCH LUMP-SUM PLAN"), equivalent Benefits under the relevant Purchaser's Group Plan will be identical to those under the French Lump Sum Plan;

                  o this PARAGRAPH 2(C)(i) does not apply in relation to the Netherlands (see PARAGRAPH 2(D));

                  o this PARAGRAPH 2(C)(i) does not apply in relation to the US (see PARAGRAPH 2(F)).

         (ii) equivalent Benefits in respect of service prior to Completion Date must, in addition to satisfying (C)(i) above, also be of a type or form approved by the Vendor.

         (iii) It is agreed that defined contribution or money purchase benefits ("DC BENEFITS") in place of Benefits which are of a defined benefit type will not normally be considered "equivalent" except where the equivalent Benefits are in respect of Employees in the Netherlands, France or the US.

         (iv) For the purpose of this paragraph 2, where the Purchaser is permitted to provide Benefits on a DC Benefit basis, "equivalent" shall relate to Benefits exclusive of administration costs and the Vendor and the Purchaser agree to operate the provisions of this paragraph 2 in accordance with that principle.

(D)      (i)      This paragraph 2(D) applies in respect of any Relevant Non-UK
                  Employee with Benefits under the Progress Pension Fund in the Netherlands.

         (ii) In relation to each month of service on and after the Completion Date, the employer contribution paid in respect of each such Employee concerned for equivalent DC Benefits must not be less than the aggregate of:

                  o the Unilever Dutch Accounting Cost for the Employee in question in relation to the Progress Pension Fund; and

                  o in relation to the period referred to in paragraph 2(B)(i), (A-B), where:

                           A        represents the amount of monthly
                                    contribution he could have been required to contribute to the Progress Pension Fund in question under the provisions of that Plan in force immediately prior to the Completion Date but for any surplus or deficit in that Plan; and

                           B represents the amount (if any) of monthly compulsory contribution he pays to the Progress Pension Fund at the Completion Date;

                  For this purpose, "UNILEVER DUTCH ACCOUNTING COST" means the employer cost, expressed as a percentage of pensionable pay (over the period referred to below), less any allowance included for administration costs, calculated in accordance with the latest actuarial method and assumptions in relation to the Progress Pension Fund used for Vendor's Group accounting purposes prior to the Completion Date, in respect of the period of 12 months immediately prior to the Completion Date divided by 12 on the assumption that the Progress Pension Fund is neither in surplus nor in deficit or calculated on such other basis as the Vendor and the Purchaser shall agree, provided that the provisions of paragraph 3 shall apply in the event that there is no such agreement.

         (iii) In relation to service prior to the Completion Date, the Vendor and the Purchaser shall use their respective reasonable endeavors to agree a treatment of the Benefits in respect of each such Employee that provides compensation for the loss of continuous service under the Progress Pension Fund which shall be delivered through a combination of:

                  o the deferred benefits of the Employee under the Progress Pension Fund (where these remain to be provided under the Progress Pension Fund) together with any improvement made to them or, at the option of the Employee concerned, the transfer of his benefits under the Progress Pension Fund to the relevant Purchaser's Group Plan; and

                  o a lump sum addition to the opening balance credited to the Employee's DC Benefit account in the relevant Purchaser's Group Plan and/or extra employer contributions spread over a future period;

                  with the objective that the aggregate value as at the Completion Date of all such elements, to the extent applicable, in respect of each such Employee, calculated on the basis of the actuarial method and assumptions in relation to the Progress Pension Fund used for Vendor's Group accounting purposes prior to the Completion Date, should be equivalent to the value as at Closing of that Employee's benefits under the Progress Pension Fund on the basis of that actuarial method and assumptions.

         (iv)     (a)      To the extent so agreed, the Vendor's Non-UK Actuary
                           shall determine the value in local currency as at the Completion Date of:

                           o the part of such aggregate value referred to at (iii) above as at the Completion Date provided under the Purchaser's Group Plan, using the actuarial method and assumptions used in the latest actuarial valuation of the Progress Pension Fund used for Vendor's Group accounting purposes before the date of this Agreement; less

                           o the assets transferred from the Progress Pension Fund to the Purchaser's Group Plan, adjusted in respect of the period from the date of transfer to the Completion Date using a basis consistent with that adopted by the Progress Pension Fund for adjusting the value of assets transferred from the Completion Date to the date of transfer, and shall provide such calculation and the amount of any resulting shortfall to the Purchaser's Non-UK Actuary.

                  (b) Paragraph 9 of Part A of this Schedule shall apply mutatis mutandis.

                  (c)     Within 10 Business Days after the value referred to in
                          (a) has been agreed or determined, the Vendor shall pay to the Purchaser, so far as possible by way of repayment of the Cash Consideration payable in respect of the Shares of Unipath B.V., an amount in pounds sterling (converted from Euros at the closing mid-point exchange rates appearing in The Financial Times on the last Business Day prior to the date of payment) equal to:

                           o any shortfall referred to at (a) above multiplied by (1.0 less X), where X represents the standard maximum corporate tax rate for the Netherlands as at the Completion Date (expressed as a percentage rate divided by 100);

                           o adjusted by the discount rate used in the actuarial assumptions referred to in (a) above in respect of the period from the Completion Date to the day before the date of payment.

         (E)      (a)      This paragraph 2(E) shall apply in place of paragraph
                           2(C)(i) in respect of Vendor's Non-UK Pension Plan in
                           France which provides a pension benefit (the "FRENCH
                           PENSION PLAN") in France.

                  (b) The French Pension Plan will be replaced with effect from 1st January, 2002 in relation to employees of the Vendor's Group in France by a plan providing DC Benefits, summary details of which are set out in the Data Room at France Part A Legal 1.10 and 1.11 (the "REPLACEMENT FRENCH DC PLAN"). "EQUIVALENT" Benefits in respect of each Relevant Non-UK Employee with Benefits under such Plan shall mean that the employer contribution rate applicable in respect of him under the Purchaser's Group Plan shall be equal to or greater than the employer contribution rate that would have applied to him under the Replacement French DC Plan for the period referred to in
                           (A)(i)(b) above had he remained an employee of the Vendor's Group.

         (F)      (a)      This paragraph 2(F) shall apply in place of paragraph
                           2(C)(i) in respect of the US.

                  (b) In respect of the period referred to at 2(A)(i)(a) above:

                           (1) no transfer of benefits shall be made from the Unicare Retirement Plan or the Unicare Retirement Preservation Plan;

                           (2) In relation to the Unicare Retirement Plan and the Unicare Retirement Preservation Plan, the Vendor and the Purchaser agree that each US Employee who is a member of either such Plan (or in a waiting period to become such a member) and who becomes employed by a member of the Purchaser's Group with effect from the Completion Date ("UNICARE PENSION PLAN MEMBERS") shall be compensated, by the provision of Benefits under a Purchaser's Group Plan, in respect of the loss of salary linkage to the benefits accrued in respect of the service prior to the Completion Date and retained by the Unicare Retirement Plan and the Unicare Retirement Preservation Plan. The Vendor and the Purchaser agree that such compensation shall be provided:

                                    (aa)     through a Buyer Group Plan which is
                                             tax qualified in the US; and/or

                                    (bb)     to the extent all or part of such
                                             compensation cannot in compliance
                                             with applicable law be provided
                                             under (aa) above, through a
                                             Purchaser's Group Plan which is a
                                             preservation plan; and/or

                                    (cc)     to the extent such compensation
                                             cannot be provided under (aa)
                                             and/or (bb) above in compliance
                                             with applicable law, in cash.

                  (c) In relation to (b) above, the Vendor shall cause the Vendor's Non-UK Actuary and the Purchaser shall cause the Purchaser's Non-UK Actuary, using the actuarial method and assumptions used in the latest actuarial valuation of the applicable Plan used for Vendor's Group accounting purposes before the date of this Agreement, to calculate in respect of each Unicare Pension Plan Member the value in local currency as at the Completion Date of the compensation provided under
                           (aa), (bb) and/or (cc) above.

                  (d) In relation to the Unicare Retiree Medical Plan, the Vendor and the Purchaser agree that with respect to each U.S. Employee who becomes employed by a member of the Purchaser's Group with effect from the Completion Date and is in a class of employees eligible for coverage under the Unicare Retiree Medical Plan immediately prior to the Completion Date ("UNICARE MEDICAL EMPLOYEE"), the Vendor shall cause the Vendor's Non-UK Actuary and the Purchaser shall cause the Purchaser's Non-UK Actuary, using the actuarial method and assumptions used in the latest actuarial valuation of the Unicare Retiree Medical Plan used for Vendor's Group accounting purposes before the date of this Agreement, to calculate in respect of each Unicare Medical Employee the accumulated postretirement benefit obligation within the meaning of FAS 106 ("APBO") in local currency as at the Completion Date under the Unicare Retiree Medical Plan and convert such amount into equivalent service for retirement eligibility purposes for retiree medical benefits under a retiree medical plan to be established or maintained by the Purchaser or a member of the Purchaser's Group. The Purchaser shall also permit the Unicare Medical Employees to participate in such retiree medical plan in respect of service after the Completion Date.

                  (e) To the extent the value as at the Completion Date of the credit in respect of past service referred to in
                           (d) above in respect of any U.S. Medical Employee, calculated on the basis of the actuarial method and assumptions referred to in (c) above, is less than the APBO in respect of that Unicare Medical Employee, the Purchaser shall provide compensation of an amount equal to that loss of value to that Unicare Medical Employee in the same manner as set out in (F)(b)(2) above.

                  (f) Paragraph 9 of Part A of this Schedule shall apply mutatis mutandis.

                  (g) Within 10 Business Days after the value referred to in (c) above has been agreed or determined, the Vendor shall pay to the Purchaser, so far as possible by way of repayment of the Cash Consideration payable in respect of the U.S. Business, an amount in pounds sterling (converted from US dollars at the closing mid-point exchange rates appearing in The Financial Times on the last Business Day prior to the date of payment)equal to:

                           o that value multiplied by (1.0 less X), where X represents the standard maximum corporate tax rate for the U.S. as at the Completion Date (expressed as a percentage rate divided by 100); and

                           o adjusted by the discount rate used in the actuarial assumptions referred to in (c) above in respect of the period from the Completion Date to the day before the date of payment.

                  (h) In relation to each month of service on and after the Completion Date, or, for those Unicare Pension Plan Members who are at Completion in a waiting period before they become eligible to become a member, on and after the day immediately following the expiry of such waiting period, the employer contribution paid in respect of each Unicare Pension Plan Member concerned for equivalent DC Benefits must not be less than the Unilever US Pension Accounting Cost for the Unicare Pension Plan Member in question in relation to the relevant Vendor's Non-UK Pension Plan.

                           For this purpose, "UNILEVER US PENSION ACCOUNTING COST" means the FAS 87 service cost, expressed as a percentage of pensionable pay (over the period referred to below),less any allowance included for administration costs, calculated in accordance with the latest actuarial method and assumptions used in relation to the relevant Vendor's Non-UK Plan for Vendor's Group accounting purposes prior to the Completion Date, in respect of the period of 12 months immediately following the Completion Date divided by 12 on the assumption that the Plan concerned is neither in surplus nor in deficit or calculated on such other basis as the Vendor and the Purchaser shall agree, provided that the provisions of paragraph 3 shall apply in the event that there is no such agreement. For the purpose of this calculation, the one year waiting period for eligibility for membership of the relevant Vendor's Non-UK Plan shall be disregarded.

                  (i) In relation to each month of service on and after the Completion Date, the employer cost under the relevant Purchaser's Group Plan (calculated on a basis consistent with the Unilever US Medical Accounting
                           Cost) in respect of each Unicare Medical Employee concerned for equivalent retiree medical benefits must not be less than the Unilever US Medical Accounting Cost for the Unicare Medical Employee in question in relation to the Unicare Retiree Medical Plan.

                           For this purpose, "UNILEVER US MEDICAL ACCOUNTING COST" means the FAS 106 cost, expressed as a percentage of pensionable pay (over the period referred to below),less any allowance included for administration costs, calculated in accordance with the latest actuarial method and assumptions used in relation to the Unicare Retiree Medical Plan for Vendor's Group accounting purposes prior to the Completion Date, in respect of the period of 12 months immediately following the Completion Date divided by 12 or calculated on such other basis as the Vendor and the Purchaser shall agree, provided that the provisions of paragraph 3 shall apply in the event that there is no such agreement.

                  (j) Payments under (h) and (i) above shall be made by the Purchaser in accordance with the provisions of paragraph 2(F)(b)(2), mutatis mutandis.

                  (k) the Purchaser must recognise or cause to be recognised each U.S. Employee's service with a member of the Vendor's Group prior to Completion for all purposes under the Purchaser's Group Plan which provides Benefits in respect of such U.S. Employees in replacement of those provided under the Unicare Health and Welfare Plan (post-retirement).

         (G) whether or not a transfer is made to a member of the Purchaser's Group or a Purchaser's Group Plan in respect of past service benefits, the Purchaser must recognise or cause to be recognised each Relevant Non-UK Employee's service with a member of the Vendor's Group prior to Completion for eligibility, vesting, retirement eligibility and (where related to length of service) benefit scales purposes and, in particular, equivalent Benefits in respect of the service of each Relevant Non-UK Employee for the period referred to in PARAGRAPH 2(A)(i) must vest:

                  o        on the same or shorter timescale; and

                  o        at least in the same circumstances,

                  as if the Relevant Non-UK Employee concerned had continued to be an active member of the Vendor's Non-UK Pension Plan in question for so long as he remains employed by a member of the Purchaser's Group or any buyer referred to in PARAGRAPH 2(A)(v) (whether or not continuing to accrue benefits under the Purchaser's Group Plan in question).

         (H) The mechanics of achieving (A) above will be determined by the applicable laws of the jurisdiction in question and the legal provisions conferring and governing the Benefits.

         (I) Where any transfer of Benefits or assets in respect of those Benefits requires the approval or consent of any regulatory body or any third party (including the Relevant Non-UK Employees), the Vendor and the Purchaser shall use their respective reasonable endeavours to obtain such approvals and consents.

         (J) The Purchaser shall procure that admission of a Relevant Non-UK Employee to the applicable Purchaser's Group Plan is not conditional on his consenting to the transfer of his Benefits in any Vendor's Non-UK Pension Plan in respect of his past service.

         (K) Where Benefits are provided under a Vendor's Non-UK Pension Plan on the death or disability of a Relevant Non-UK Employee or his spouse, child or dependant, equivalent Benefits must be provided on such events which are payable in circumstances and under conditions which are not materially less favourable to the beneficiary concerned as those which would have applied had the death or disability occurred whilst the beneficiary was a beneficiary of the Vendor's Non-UK Pension Plan in question under the provisions of that Plan in force immediately prior to the Completion Date. For the purpose of this PARAGRAPH 2(K), the benefit payable under the applicable Purchaser's Group Plan in the US may be reduced by the amount of any benefit payable on the same event in respect of the individual concerned by the relevant Vendor's Non-UK Pension Plan in the US.

         (L) Any announcement to be issued by the Vendor or a member of the Purchaser's Group in relation to Benefits the subject of this PARAGRAPH 2 must be consistent with the terms of this PARAGRAPH 2 and, prior to the issue of any such announcement, the Vendor or, as the case may be, the Purchaser, shall provide to the other a copy of the intended announcement and shall not issue it without prior consultation with the other.

         (M) The Purchaser's agreement to the provisions of this PARAGRAPH 2 is given by the Purchaser on the express understanding that, if the Purchaser is in breach of any of such provisions, the Vendor may, at its absolute discretion, and without limitation, seek to procure compliance with such provisions by the Purchaser by applying to the court for damages and/or specific performance.

         (N) The Vendor shall use all reasonable endeavours to permit Unipath Diagnostics GmbH to participate in the Berolina Pensionskasse, in relation to those Relevant Non-UK Employees who participate in the Berolina Pensionskasse immediately prior to the Completion Date, for a temporary period after the Completion Date not to exceed one year, subject to the obtaining of appropriate consents and approvals and on the basis that no employer or employee contributions are payable in respect of that period.

         (O)      (i)      In this paragraph 2(O), references to the "CHICOGO
                           INACTIVES" are references to those former employees of Unipath Diagnostics GmbH who have Benefits under the UVO immediately prior to the Completion Date
                           ("UVO BENEFITS").

                  (ii) The Vendor shall use all reasonable endeavours to procure that the consent of the Chicogo Inactives is obtained, prior to the expiry of the period of one year after the Completion Date, to the transfer of the obligation to provide UVO Benefits in respect of them to a member of the Vendor's Group.

                  (iii) The following provisions of this paragraph 2(N) apply in respect of those Chicogo Inactives (if any) whose consent referred to in (ii) above is not obtained within the period referred to at (ii) above ("NON-CONSENTING CHICOGO INACTIVES").

                  (iv) As soon as reasonably practical after the expiry of the period of one year after the Completion Date, the Vendor's Non-UK Actuary shall determine the value in Euros as at the Completion Date of the UVO Benefits applicable in respect of the Non-Consenting Chicogo Inactives in accordance with the actuarial method and assumptions set out in Annex B to this Part B, together with an appropriate adjustment to reflect the value as at the Completion Date of any payments made under (vii) below, and shall provide such calculation to the Purchaser's Non-UK Actuary.

                  (v) Paragraph 9 of Part A of this Schedule shall apply mutatis mutandis.

                  (vi) Within 10 Business Days after the value referred to in (iv) has been agreed or determined, the Vendor shall pay to the Purchaser, so far as possible by way of repayment of the Cash Consideration payable in respect of the Shares of Unipath Diagnostics GmbH, an amount in pounds sterling (converted from Euros at the closing mid-point exchange rates appearing in The Financial Times on the last Business Day prior to the date of payment)equal to (A + B) adjusted by C, where:

                           A represents the part of that value which has been recognised for tax purposes;

                           B represents the part of that value which has not been recognised for tax purposes, multiplied by (1.0 less X), where X represents the standard maximum corporate tax rate for Germany as at the Completion Date (expressed as a percentage rate divided by 100); and

                           C represents the discount rate referred to in Annex B to this Part B in respect of the period from the Completion Date to the day before the date of payment.

                  (vii) The Vendor shall, at its cost, administer and procure the payment of any payment falling due to any Chicogo Inactive during the period from the Completion Date to the expiry of the period of one year after the Completion Date. The Purchaser shall provide all reasonable assistance to the Vendor in connection with such payments, including the provision of any relevant data or information in the possession or control of the Purchaser.

3.       DISPUTES

         (A) Any dispute between the Vendor and the Purchaser or between the Vendor's Non-UK Actuary and the Purchaser's Non-UK Actuary concerning the determination or valuation or agreement of any matter to be specifically determined, valued or agreed under this PART B of this Schedule shall, in the absence of agreement between them, be referred to an independent actuary agreed by the Vendor and the Purchaser or, failing such agreement, appointed by the President for the time being of the Institute of Actuaries in England at the request of the party first applying.

         (B) Such independent actuary shall act as an expert and not as an arbitrator. His decision shall be final and binding on the parties and his expenses shall be borne between the Vendor of the one part and the Purchaser of the other part as the independent actuary may direct.

4.       EXPATRIATE EMPLOYEES

         The general principles to be applied in relation to those Employees who are employed in the Transferring Business as at the Completion Date in a country which is not their home country ("EXPATRIATES") are that:

         (A) the Purchaser shall provide or procure the provision of Benefits to Expatriates in accordance with the terms promised to those Expatriates by the relevant member of the Vendor's Group or any Company; and

         (B) the Vendor and the Purchaser shall, in relation to each such Expatriate, agree the most appropriate and cost effective way for those Benefits to be provided having regard to applicable laws and tax regimes.

5.       PENSION WARRANTIES

         (A)      Save in respect of:

                  o        the Vendor's Non-UK Pension Plans;

                  o the relevant state scheme or any industry-wide scheme;

                  o any arrangement the sole purpose of which is to provide benefits on injury or death; and

                  o any arrangement which only provides death benefits secured by an insurance policy,

                  no member of the Vendor's Group, nor any Non-UK Company (the "EMPLOYER")

                  (i)      has any obligation to:

                           o        pay any pension;

                           o        make any other payment on or after
                                    retirement or death; or

                           o        otherwise to provide Benefits

                           to, or in respect of, any Relevant Non-UK Employee or spouse or dependant of such Relevant Non-UK Employee; and

                  (ii) is a party to or obligated to contribute to any scheme or arrangement having as its purpose, or one of its purposes, the making of any such payments or the provision of any such benefits to, or in respect of, any Relevant Non-UK Employee or spouse or dependant of such Relevant Non-UK Employee.

         (B) Up-to-date and complete copies of the governing documentation (including explanatory booklets and announcements to members to the extent applicable) of each Vendor's Non-UK Pension Plan (other then the ITP in Sweden) are comprised in the Data Room.

         (C) Each Vendor's Non-UK Pension Plan has at all times complied with applicable law and its governing documentation in all material respects.

         (D) There is no dispute with regard to the Benefits of the Relevant Non-UK Employees in any country which is material in the context of the total liabilities in respect of the pre-Completion pensionable service of such Relevant Non-UK Employees and no legal proceedings by or against the Employer in respect of such Benefits is pending, threatened or expected, and so far as the Vendor are aware there is no fact or circumstance likely to give rise to such proceedings.

                                [Annexes Omitted]

                                   SCHEDULE 9
                                  (PROPERTIES)

                             [Intentionally Omitted]

                                   SCHEDULE 10
          (COMPLETION ACCOUNTS AND VARIABLE INTRA-GROUP DEBT STATEMENT)

                             [Intentionally Omitted]

                                   SCHEDULE 11
                                   (EMPLOYEES)

                             [Intentionally Omitted]

                                   SCHEDULE 12
                       (ALLOCATION OF CASH CONSIDERATION)

                             [Intentionally Omitted]

                                   SCHEDULE 13
                        (FIXED INTRA-GROUP DEBT AMOUNTS)

                             [Intentionally Omitted]

                                   SCHEDULE 14
                                 (DOMAIN NAMES)

                             [Intentionally Omitted]

                                   SCHEDULE 15
                                 (PATENT CASES)

                             [Intentionally Omitted]

                                   SCHEDULE 16
                        (INTELLECTUAL PROPERTY LICENCES)

 1.      SHARED RIGHTS

         (A) Subject to the provisions of sub-clauses (D) and (E) below, the Purchaser shall, with effect from Completion, procure the grant to the Vendor of a non-exclusive, perpetual, worldwide, assignable, irrevocable, royalty-free licence (with the right to sub-license) in respect of any Company IPR (excluding all trade marks) and know-how owned by any of the Companies which has been used (but not exclusively used) in the twelve months prior to Completion by a member of the Vendor's Group or the Companies other than in connection with the Transferring Business to use, manufacture, research, develop and/or sell products outside the Defined Field and the field of human and animal IN VITRO diagnostics, save that the Vendor shall have no right to grant sub-licences in respect of any patents or patent applications included within Company IPR except to members of the Vendor's Group or for the purpose of having products manufactured, researched and/or developed for it by third parties.

         (B) Subject to the provisions of sub-clauses (F) and (G) below, the Vendor shall, with effect from Completion, grant or procure the grant to the Purchaser of a non-exclusive, perpetual, worldwide, assignable, irrevocable, royalty-free licence (with the right to sub-license) in respect of the Shared IPR to use, manufacture, research, develop and/or sell products in the Defined Field and in the fields of human and animal IN VITRO and IN VIVO diagnostics only (save to the extent that the Shared IPR is licensed pursuant to the Antibody Patent Licence, in which case the terms of the Antibody Patent Licence shall apply), save that the Purchaser shall have no right to grant sub-licences in respect of any patents or patent applications included within Shared IPR except to members of the Purchaser's Group or for the purpose of having products manufactured, researched and/or developed for it by third parties.

         (C) Neither party shall disclose (other than to permitted sub-licensees under obligations of confidentiality no less onerous than this SUB-CLAUSE (C)) any know-how licensed to such party pursuant to SUB-CLAUSE (A) or, as the case may be,
                  (B) to any third party except under an obligation of confidence, provided that this obligation shall not apply to know-how:

                  (i) which was already available to the public before the date of this Agreement;

                  (ii) which subsequently becomes available to the public through no fault of the receiving party;

                  (iii) which is lawfully disclosed to the receiving party by a third party without obligation of confidence; or

                  (iv) which the receiving party can prove was developed by that party wholly independently of the information received from the donor.

         (D) The Vendor shall identify and provide the Purchaser with a list of all patents and patent applications ("PATENTS"), within eighteen months from the date of this

                  Agreement in respect of patent applications filed within (i) six months prior to the date of this Agreement, or (ii) three months after the date of this Agreement, and within twelve months from the date of this Agreement in respect of all other Patents (the "IDENTIFICATION PERIOD"), which are Company IPR and which the Vendor claims are included within the licence granted pursuant to SUB-CLAUSE (A), together with a brief description of the use of such Patents by the member of the Vendor's Group other than in connection with the Transferring Business. At the Vendor's reasonable request, the Purchaser shall provide reasonable assistance to the Vendor in connection with such identification of Patents. If the Purchaser disputes whether any Patent is included within that licence, the Parties agree to submit such dispute to a mutually acceptable, independent third party arbitrator for final binding arbitration and the Party whose assertion is not upheld in relation to any Patent shall pay all the arbitration costs (including the other Party's costs) in relation to the dispute in respect of that Patent.

         (E) After the Identification Period, the licence granted to the Vendor pursuant to SUB-CLAUSE (A) shall terminate insofar only as it relates to Patents except for any Patent which has been identified by the Vendor pursuant to Clause (D) and which the Vendor has agreed is included within that licence or which an arbitrator pursuant to SUB-CLAUSE (D) has determined is included within that licence or which has been submitted for resolution in accordance with SUB-CLAUSE (H).

         (F) The Purchaser shall, within the Identification Period, identify and provide the Vendor with a list of all Patents owned by a member of the Vendor Group which the Purchaser claims are included within the definition of Shared IPR together with a brief description of the use of such Patents by the Company or in the US Business. At the Purchaser's reasonable request, the Vendor shall provide reasonable assistance to the Purchaser in connection with such identification of Patents. If the Vendor disputes whether any Patent is included within the definition of Shared IPR the Parties agree to submit such dispute to a mutually acceptable, independent third party arbitrator for final binding arbitration and the Party whose assertion is not upheld in relation to any Patent shall pay all the arbitration costs (including the other Party's costs) in relation to the dispute in respect of that Patent.

         (G) After the Identification Period, the licence granted to the Purchaser to use Shared IPR pursuant to SUB-CLAUSE (B) shall terminate insofar only as it relates to Patents except for any Patent which has been identified by the Purchaser pursuant to SUB-CLAUSE (F) and which the Vendor has agreed is included within Shared IPR or which an arbitrator pursuant to SUB-CLAUSE (F) has determined is included within Shared IPR or which has been submitted for resolution in accordance with SUB-CLAUSE (H).

         (H) If a dispute or difference arises in connection with this Schedule, the parties shall attempt to resolve such dispute or difference through the following procedure:

                  (i) at the written request of either party, the resolution of a dispute or difference shall be escalated for good faith consideration, and where possible, resolution by a senior patent attorney of the Licensors' Group and the Chief Scientific Officer of the Licensee; and

                  (ii) failing agreement by the persons in SUB-CLAUSE (H)(i) above within 30 days of such written request such dispute or difference may be referred at the written request of either party to the Head of Patents of the Licensors' Group and the

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                           Chief Executive Officer of the Licensee's Group. If
                           the dispute or difference is not resolved within 30 days of such request, either party may initiate proceedings in accordance with SUB-CLAUSE 1(D) or 1(F) as appropriate,

         provided that nothing in this sub-clause (H) shall prevent or restrict either party's right to seek injunctive relief for any actual or suspected unauthorised use or other unlawful act in respect of its rights (and/or the rights of any member of its Group) in Intellectual Property or know-how.

 2.      VITAMIN LICENCE AND ASSISTANCE

         (A) The Vendor hereby grants the Purchaser and the Purchaser's Group a non-exclusive, royalty-free, perpetual, irrevocable, worldwide, assignable licence (including rights to grant sub-licences) to use in the Defined Field and in the field of human and animal IN VITRO and IN VIVO diagnostics (i) any Intellectual Property or know-how owned by a member of the Vendor's Group at the date of this Agreement arising from the research on electrochemical detectors for the assessment of vitamins in food products and in blood carried out (a) at the Vendor's Colworth laboratory by Robert Porter and/or (b) which is the subject of the IP assignment dated 18th December, 2001 between Unipath Limited and Unilever UK Central Resources Limited as disclosed to the Purchaser (the "Research Project"), and (ii) any patent or patent application whether existing now or after the date of this Agreement, to the extent covering (a) any such know-how owned by a member of the Vendor's Group as at the date of this Agreement and/or (b) any know-how received by the Unilever Group from Robert Porter pursuant to this paragraph (A), save that the Purchaser shall have no right to grant sub-licences in respect of any patents or patent applications included within such licence except to members of the Purchaser's Group or for the purpose of having products manufactured, researched and/or developed for it by third parties. The Purchaser shall at the Vendor's cost and request use reasonable endeavours to procure that, during the three months from Completion, Robert Porter, an employee of the Company, provides the Vendor or a member of the Vendor's Group with reasonable assistance in order for the Vendor or a member of the Vendor's Group to prepare the documentation reasonably necessary for the filing of patent applications on the results of the Research Project. The reasonable assistance to be provided by Robert Porter pursuant to this paragraph (A) shall extend only to matters within his actual knowledge and shall not include advising on the drafting of the relevant patent applications, but shall include the provision of relevant scientific or research information within his actual knowledge for the relevant patent applications. The Vendor acknowledges and agrees that no member of the Purchaser's Group or Robert Porter shall be liable to any member of the Vendor's Group in respect of any assistance given by Robert Porter in accordance with this paragraph (A).

         (B) The Vendor acknowledges and agrees on behalf of itself and every member of the Vendor's Group that the Intellectual Property assigned to Unilever UK Central Resources Limited ("Central Resources") by Unipath Limited pursuant to (i) the assignment of affiniti solutions IPRs between Unipath Limited, Central Resources, Steven Howell and Simon Alaluf dated on or around the date of this Agreement; and (ii) the assignment of electrochemical detectors IPRs between Central Resources and Unipath Limited dated 18th December, 2001, (in each case as disclosed to the Purchaser) shall be limited to such Intellectual Property and know-how as is owned by Unipath Limited at the date of this Agreement.
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Signed by     RICHARD HAZELL         )
for and on behalf of                 ) R.C. HAZELL
UNILEVER U.K. HOLDINGS LIMITED       ) ____________________________







Signed by     PAUL HEMPEL            )
for and on behalf of                 ) PAUL HEMPEL
INVERNESS MEDICAL INNOVATIONS, INC.  ) ____________________________